As filed with the Securities and Exchange Commission on May 10, 2005
                                                   Registration No. 333-116566
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________

                                AMENDMENT NO. 2
                                      ON
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ______________

                        MACRO SECURITIES DEPOSITOR, LLC
                                  (Depositor)
            (Exact name of registrant as specified in its charter)
                    Brent Crude Oil Up-MACRO Holding Trust

                   Brent Crude Oil Up-MACRO Tradeable Trust
                (Issuer with respect to the Offered Securities)


        DELAWARE                                            20-1072523
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


                              9 Cobblestone Lane
                         Morristown, New Jersey 07960
                                (800) 767-4696
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ______________


                            Mr. Samuel Masucci, III
                                   President
                        MACRO Securities Depositor, LLC
                              9 Cobblestone Lane
                         Morristown, New Jersey 07960
                                (800) 767-4796
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ______________


                                  Copies to:
                           Richard F. Kadlick, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                           New York, New York 10036
                                (212) 735-3000
                          (212) 735-2000 (facsimile)
                                ______________


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                                ______________

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                       CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                              Proposed Maximum           Proposed Maximum         Amount of
      Title of Each Class of           Amount To Be       Aggregate Offering Price       Aggregate Offering     Registration
   Securities to Be Registered          Registered                Per Unit                    Price(1)             Fee (2)
--------------------------------------------------------------------------------------------------------------------------------
    Up-MACRO Tradeable Shares          $1,000,000 (3)           $1,000,000                  $1,000,000            $126.70
--------------------------------------------------------------------------------------------------------------------------------
     Up-MACRO Holding Shares           $1,000,000 (3)                -                            -                   -
================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)  $126.70 of which has previously been paid in connection with the initial filing of this Registration Statement.

(3)  At any time, the sum of the aggregate par amounts of Up-MACRO tradeable shares and Up-MACRO holding shares to be registered will not exceed $1,000,000.

                                ______________

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

===============================================================================

[FLAG]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



            PRELIMINARY, SUBJECT TO COMPLETION, DATED MAY 10, 2005
                                  Prospectus


                 [ ] Brent Crude Oil Up-MACRO Tradeable Shares

                                   Issued by

                   Brent Crude Oil Up-MACRO Tradeable Trust


                       MACRO Securities Depositor, LLC,

                                 as Depositor
        ______________________________________________________________


         The Brent Crude Oil Up-MACRO Tradeable Trust will issue [  ] Brent
Crude Oil Up-MACRO Tradeable Shares on [    ], 2005 and intends to issue shares
on a continuous basis through authorized participants at market prices after that date.

         The assets of the Up-MACRO tradeable trust will consist of Up-MACRO holding shares issued on [ ], 2005 by the Brent Crude Oil Up-MACRO Holding Trust. The Up-MACRO tradeable trust will pass through quarterly distributions made on the Up-MACRO holding shares on each distribution date and the final distribution, if any, made on the Up-MACRO holding shares on the earlier of the final scheduled termination date and any early termination date. Each quarterly distribution will be based on the average underlying value of the Up-MACRO holding trust during the preceding calculation period. The final distribution will be based on the underlying value of the Up-MACRO holding trust on the date on which the trust makes that final distribution.

         The underlying value of the Up-MACRO holding trust will depend upon movements in the level of the Brent Crude Spot Price, as published in the Wall Street Journal on each price determination day. The starting level of the Brent Crude Spot Price is [ ], which was the price published in the [ ], 2005 edition of the Wall Street Journal. If the Brent Crude Spot Price rises above its starting level, the underlying value of the Up-MACRO holding trust will increase by a proportionate amount and if the Brent Crude Spot Price falls below its starting level, the underlying value of the Up-MACRO holding trust will decrease by a proportionate amount.

         On each distribution date, the Up-MACRO tradeable trust will pass through the quarterly distributions and any final distribution that it receives on the Up-MACRO holding shares that it holds on deposit. The Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares. Only authorized participants may exchange the Up-MACRO tradeable shares for the underlying Up-MACRO holding shares in minimum lots of [ ] shares.

         The Up-MACRO tradeable shares trade on the [American Stock Exchange] under the symbol "[ ]."

         The Up-MACRO tradeable shares and the Up-MACRO holding shares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

         AN INVESTMENT IN THE UP-MACRO TRADEABLE SHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF SUBSTANTIALLY ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE 17 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE UP-MACRO TRADEABLE SHARES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is May 10, 2005.

              COPYRIGHT (C) 2005 MACRO Securities Depositor, LLC

         We are providing information to you about the Brent Crude Oil Up-MACRO(1) Tradeable Shares, which we refer to as the Up-MACRO tradeable shares. You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Up-MACRO tradeable shares only in states where offers and sales are permitted.


                                                    Table of Contents


WHERE YOU CAN FIND MORE INFORMATION..............................................................................iv

REPORTS TO SHAREHOLDERS..........................................................................................iv

FORWARD-LOOKING STATEMENTS.......................................................................................iv

TRANSACTION DIAGRAM..............................................................................................vi

PROSPECTUS SUMMARY................................................................................................1

RISK FACTORS.....................................................................................................17

         You may lose your entire investment in the Up-MACRO tradeable shares; there is no guarantee as to the amount of each quarterly distribution or the amount of the final distribution.................17

         There is currently no market for the Up-MACRO shares, and no market may develop.........................18

         Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO tradeable shares...........................................18

         An investment in the Up-MACRO shares may not resemble a direct investment in Brent crude oil............19

         The Up-MACRO holding trust will make distributions on the Up-MACRO holding shares solely from the assets deposited in the paired holding trusts...........................................20

         The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable shares solely from funds that it receives from the Up-MACRO holding trust...............................21

         Earnings on the treasuries may be insufficient to make quarterly distributions..........................21

         The return on your shares is uncertain..................................................................21

         There are risks associated with investing in Brent crude oil............................................24

         Redemption orders are subject to postponement, suspension or rejection by the trustee in certain circumstances................................................................................24

         If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.................................................25

         You should be aware of the tax consequence of your investment in the Up-MACRO shares.
         For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions..............................................................25

         The Up-MACRO tradeable shares do not grant to their holders many of the rights normally associated with shares issued by a corporation..........................................................25

         We may have conflicts of interests......................................................................26

USE OF PROCEEDS..................................................................................................26


-----------
(1)      MACRO(R) is a federally-registered servicemark of Macro Securities
         Research, LLC, or MSR. MSR considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its servicemark and reserves all rights to that servicemark.




THE DEPOSITOR....................................................................................................26

MACRO SECURITIES RESEARCH, LLC...................................................................................26

FORMATION OF THE UP-MACRO TRADEABLE TRUST AND THE PAIRED HOLDING TRUSTS..........................................28

DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES.....................................................................30

         General.................................................................................................30

         Calculation of Underlying Value.........................................................................31

         Quarterly Distributions.................................................................................33

         Final Distribution......................................................................................36

         Subsequent Issuances....................................................................................39

         Book-Entry Registration.................................................................................41

         Hypothetical Scenarios..................................................................................43

         Hypothetical Table 1:  Price Increases and Interest Rates Rise..........................................46

         Hypothetical Table 2:  Price Increases and Interest Rates Fall..........................................47

         Hypothetical Table 3:  Price Increases and Interest Rates Remain Constant...............................48

         Hypothetical Table 4:  Price Decreases and Interest Rates Rise..........................................49

         Hypothetical Table 5:  Price Decreases and Interest Rates Fall..........................................50

         Hypothetical Table 6:  Price Decreases and Interest Rates Remain Constant...............................51

         Hypothetical Table 7:  Price is Volatile with No Net Change and Interest Rates Rise.....................52

         Hypothetical Table 8:  Price is Volatile with No Net Change and Interest Rates Fall.....................53

         Hypothetical Table 9:  Price is Volatile with No Net Change and Interest Rates Remain Constant..........54

         Termination Triggers....................................................................................55

         Listing.................................................................................................55

DESCRIPTION OF THE BRENT CRUDE SPOT PRICE........................................................................55

         Overview of Brent Crude Oil.............................................................................56

         The Spot Price of Brent Crude Oil.......................................................................56

         Brent Crude Futures Contracts...........................................................................56

         Historical Monthly Closing Spot Prices for Brent Crude Oil..............................................57

         Failure to Publish the Brent Crude Spot Price...........................................................57

DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS...............................................................57

DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS.................................................................58

         General.................................................................................................58

         United States Treasury Obligations......................................................................58

         The Futures Contracts...................................................................................59

         The MACRO Licensing Agreement...........................................................................60

DESCRIPTION OF THE TRUST AGREEMENTS..............................................................................61

         General.................................................................................................61


         The Trustee.............................................................................................61

         Fees and Expenses of the Paired Holding Trusts..........................................................61

         Collections and Other Administrative Procedures.........................................................62

         Calculations............................................................................................62

         Certain Matters Regarding Us and the Trustee............................................................62

         Trustee Termination Events..............................................................................63

         Termination of the Trusts...............................................................................64

         Modification and Waiver.................................................................................65

         Voting..................................................................................................66

         Reports to Shareholders; Notices........................................................................66

         Evidence As To Compliance...............................................................................67

         Duties of the Trustee...................................................................................67

         Resignation of Trustee..................................................................................68

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...........................................................68

         Classification of the Up-MACRO Tradeable Trust..........................................................70

         Classification of the Up-MACRO Holding Trust............................................................70

         Classification of Up-MACRO Tradeable Shares.............................................................70

         Classification of Up-MACRO Holding Shares...............................................................70

         Income and Deductions...................................................................................70

         Allocation of Up-MACRO Holding Trust Income, Gains and Losses...........................................71

         Limitation on Deductibility of Partnership Losses.........................................................

         Sale, Exchange, or Redemption of Up-MACRO Tradeable Shares..............................................72

         Adjusted Tax Basis for Up-MACRO Tradeable Shares........................................................73

         Section 754 Election....................................................................................73

         Up-MACRO Holding Trust-Level Audits.....................................................................74

         Investment Interest Limitation..........................................................................74

         Syndication and Organizational Expenditures.............................................................74

         Tax Shelter Regulations.................................................................................74

         Non-U.S. Holders........................................................................................75

STATE TAX CONSEQUENCES...........................................................................................75

CERTAIN ERISA CONSIDERATIONS.....................................................................................75

PLAN OF DISTRIBUTION.............................................................................................76

LEGAL OPINIONS...................................................................................................77

INDEX OF DEFINED TERMS...........................................................................................78


         Unless otherwise indicated, all references in this prospectus to the "depositor," "we," "us," "our," or similar terms refer to MACRO Securities Depositor, LLC.

         We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provide the pages on which these sections begin.

         You can find listings of the pages where important terms used in this prospectus are defined under the section "INDEX OF DEFINED TERMS" on page 78 in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, or the SEC, a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

         We are only offering the Up-MACRO tradeable shares in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

                            REPORTS TO SHAREHOLDERS

         Except as otherwise specified in this prospectus or unless and until physical shares are issued, on each distribution date, the trustee will prepare and send unaudited periodic reports containing information concerning the Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO tradeable trust and the Down-MACRO holding trust to Cede & Co., as nominee of The Depository Trust Company, or DTC, and any other registered holder of the Up-MACRO tradeable shares. DTC generally forwards these reports to its participants. You should contact your broker to obtain copies of these reports. For more information on reports to shareholders, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Book-Entry Registration" and "DESCRIPTION OF THE TRUST AGREEMENTS -- Reports to Shareholders; Notices." These reports will not constitute financial statements prepared in accordance with accounting principles generally accepted in the United States of America.

         We will file with the SEC on behalf of the Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO tradeable trust and the Down-MACRO holding trust periodic reports required under the Securities Exchange Act of 1934, as amended. We do not qualify for the modified reporting obligations that are available to asset-backed issuers. We will file a no-action request with the SEC asking for a clarification of the applicability of the provisions of the Securities Exchange Act of 1934, as amended, to the trusts.

                          FORWARD-LOOKING STATEMENTS

         The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The "RISK FACTORS" section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements in this prospectus, whether in light of the acquisition of new information, the occurrence of future events not anticipated in any forward-looking statement or otherwise.

                              TRANSACTION DIAGRAM

         The following diagram shows the relationship between the Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO tradeable trust and the Down-MACRO holding trust. Like the Up-MACRO holding shares, a portion of the Down-MACRO holding shares will be deposited into a Down-MACRO tradeable trust. However, there is no contractual relationship between the Up-MACRO tradeable trust and the Down-MACRO holding trust.


                               [GRAPHIC OMITTED]



(1) Under the earnings distribution agreement, the Up-MACRO holding trust will either (a) be required to pay all, none or a portion of its available earnings to the Down-MACRO holding trust or (b) be entitled to receive a portion of the Down-MACRO holding trust's available earnings from the Down-MACRO holding trust, based on fluctuations in the Brent Crude Spot Price.

(2)      Under each futures contract, the Up-MACRO holding trust will either
(a) be required to make a settlement payment out of the maturity proceeds of its treasuries or, in the case of a redemption date, to deliver a portion of its treasuries to the Down-MACRO holding trust or (b) be entitled to receive a settlement payment from the Down-MACRO holding trust out of the maturity proceeds of the Down-MACRO holding trust's treasuries or, in the case of a redemption date, delivery of a portion of the Down-MACRO holding trust's treasuries, based on the ending level of the Brent Crude Spot Price.

                              PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the "RISK FACTORS" and "FORWARD-LOOKING STATEMENTS" sections, before making an investment decision.

         In this prospectus, we discuss matters relating to the Up-MACRO tradeable trust as well as to the Up-MACRO and Down-MACRO holding trusts, because these matters are relevant to you, as a holder of Up-MACRO tradeable shares. However, disclosure about the Down-MACRO tradeable trust is very limited, because there is no contractual relationship between the Down-MACRO tradeable trust and either the Up-MACRO tradeable trust or the Up-MACRO holding trust and the terms of, and distributions made by, the Down-MACRO tradeable trust have no impact on the Up-MACRO tradeable shares. We discuss the Down-MACRO tradeable trust in this prospectus only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Up-MACRO tradeable shares.

         Please note that when we refer in this summary to the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by your Up-MACRO tradeable shares as of any date, we mean that portion of the proceeds of the assets of the Up-MACRO holding trust that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the futures contracts and the Up-MACRO holding trust were to make a final distribution on the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust, which would be passed through to you on your Up-MACRO tradeable shares.

The Issuer and the Securities Offered

         On or about [ ], 2005, or the "closing date," the Brent Crude Oil Up-MACRO Tradeable Trust, which is referred to in this prospectus as the "Up-MACRO tradeable trust," will issue [ ] Brent Crude Oil Up-MACRO Tradeable Shares, or the "Up-MACRO tradeable shares" in the form of certificates representing undivided beneficial interests in the Up-MACRO tradeable trust. The Up-MACRO tradeable trust is a [ ] trust that was created by us on [ ], 2005. We are MACRO Securities Depositor, LLC and we are acting as "depositor" for the Up-MACRO tradeable trust, as well as for the Brent Crude Oil Up-MACRO Holding Trust, or the "Up-MACRO holding trust," the Brent Crude Oil Down-MACRO Holding Trust, or the "Down-MACRO holding trust," and the Brent Crude Oil Down-MACRO Tradeable Trust, or the "Down-MACRO tradeable trust," each of which is described in this prospectus.

         Only the Up-MACRO tradeable shares are being offered by this prospectus.

         The Up-MACRO tradeable trust is not an investment company required to be registered under the Investment Company Act of 1940, as amended. It is also not a commodity pool for purposes of the Commodity Exchange Act, as amended, and we are not regulated by the Commodity Futures Trading Commission as a commodity pool operator or a commodity tracking advisor.

         For more information on the Up-MACRO tradeable trust, see "FORMATION OF THE UP-MACRO TRADEABLE TRUST AND THE PAIRED HOLDING TRUSTS." For more information about the depositor, see "THE DEPOSITOR."

         The Up-MACRO tradeable trust will use the net proceeds of the sale of its Up-MACRO tradeable shares to acquire the Brent Crude Oil Up-MACRO Holding Shares, or the "Up-MACRO holding shares," issued on the closing date by the Up-MACRO holding trust.

The Up-MACRO Holding Trust and the Down-MACRO Holding Trust

         Concurrently with the formation of the Up-MACRO tradeable trust, we have also formed the Up-MACRO holding trust and the Down-MACRO holding trust. We refer to the Up-MACRO holding trust and the Down-MACRO holding trust as the "paired holding trusts." The paired holding trusts will enter into an earnings distribution agreement and multiple futures contracts with each other.

         The Down-MACRO holding trust will issue the Brent Crude Oil Down-MACRO Holding Shares, or the "Down-MACRO holding shares," which will be acquired by the Down-MACRO tradeable trust and one or more additional investors on the closing date. We refer to the Up-MACRO holding shares and the Down-MACRO holding shares as the "paired holding shares." The Up-MACRO holding shares will be issued in the form of certificates, each representing a beneficial interest in the Up-MACRO holding trust, and the Down-MACRO holding shares will be issued in the form of certificates, each representing a beneficial interest in the Down-MACRO holding trust.

         On the closing date, the trustee will apply the net proceeds of the sale of the Up-MACRO holding shares to purchase and deposit into the Up-MACRO holding trust United States Treasury obligations, or "treasuries," that are scheduled to mature immediately prior to the first quarterly distribution date. The trustee will also purchase treasuries for the Down-MACRO holding trust using the net proceeds of the sale of the Down-MACRO holding shares. On each quarterly distribution date, the paired holding trusts will use earnings realized on their treasuries to make payments under the earnings distribution agreement. On the final scheduled termination date or any early termination date, the paired holding trusts will make a settlement payment under each futures contract using the maturity proceeds of the treasuries held by each trust. On any redemption date, the paired holding trusts will settle one or more of the futures contracts by delivering a portion of the treasuries they hold on deposit to the other trust.

The Earnings Distribution Agreement and the Futures Contracts

         The Up-MACRO holding trust will enter into an earnings distribution agreement with the Down-MACRO holding trust under which the Up-MACRO holding trust will either (1) be required to pay all or a portion of its available earnings to the Down-MACRO holding trust or (2) be entitled to receive all or a portion of the Down-MACRO holding trust's available earnings on each distribution date, based on fluctuations in the daily spot price of one barrel of Brent crude oil, as published by the Wall Street Journal on each New York business day, which we refer to as the "Brent Crude Spot Price." On each distribution date, the quarterly distribution on the Up-MACRO holding shares will depend upon the payment that the Up-MACRO holding trust was required to make or entitled to receive under the earnings distribution agreement. Payments under the earnings distribution agreement will be made on each distribution date only after each of the paired holding trusts has paid its fees and expenses on that date.

         For more information about the earnings distribution agreement, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Quarterly Distributions" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement."

         The Up-MACRO holding trust will also enter into multiple futures contracts with the Down-MACRO holding trust. In order to facilitate subsequent issuances and paired optional redemptions, the paired holding trusts will settle one futures contract in connection with the redemption of each paired MACRO unit and enter into a new futures contract in connection with the creation of each new MACRO unit. A "MACRO unit" consists of [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. Under each futures contract, the Up-MACRO holding trust will either (1) be required to make a settlement payment out of the maturity proceeds of its treasuries or, in the case of a redemption date, to deliver a portion of its treasuries, to the Down-MACRO holding trust or (2) be entitled to receive a settlement payment from the Down-MACRO holding trust out of the maturity proceeds of the Down-MACRO holding trust's treasuries or, in the case of a redemption date, delivery of a portion of the Down-MACRO holding trust's treasuries. These settlement obligations will be based on the change in the level of the Brent Crude Spot Price from its starting level on the closing date to its ending level on the relevant final scheduled termination date, early termination date or redemption date on which the futures contracts are settled or, if this relevant date is not a price determination day, then the ending level on the immediately preceding price determination day. The final distribution on the Up-MACRO holding shares will depend upon the settlement payments that the Up-MACRO holding trust was required to make or entitled to receive under the futures contracts.

         For more information about the futures contracts, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Final Distribution" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Futures Contracts."

The Trustee

         [ ], a [ ], will act as trustee for the Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to four separate trust agreements. The trustee will perform a number of duties on behalf of the four trusts, of which the following are important to you, as a holder of Up-MACRO tradeable shares:

     o purchasing new treasuries on each distribution date for the paired holding trusts;

     o preparing and distributing reports to the holders of Up-MACRO tradeable shares;

     o preparing and distributing reports to holders of Up-MACRO and Down-MACRO holding shares and making such reports available to holders of Up-MACRO tradeable shares;

     o calculating and posting on its website the underlying value of the Up-MACRO holding trust and the portion of that underlying value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share on each price determination day;

     o calculating and posting on its website the average underlying value of the Up-MACRO holding trust for each calculation period; and

     o making distributions to holders of the Up-MACRO tradeable shares and holders of the Up-MACRO holding shares, including the Up-MACRO tradeable trust.

         You may inspect any of the trust agreements and the records maintained by the trustee on behalf of any of the trusts at the office of the trustee during regular business hours upon two New York business days' prior notice at [ ].

         For more information about the trustee and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

Brent Crude Spot Price

         The amount of each payment required to be made by the paired holding trusts under the earnings distribution agreement and the futures contracts will be based on the level of the Brent Crude Spot Price at the time those payments are made. Brent crude oil is a light, sweet North Sea crude oil that serves as a benchmark grade of oil in the world markets and is used as an alternative to the bellwether West Texas light, sweet crude oil.

         When we refer to the level of the Brent Crude Spot Price, we are referring to the spot price of Brent crude oil, as calculated on a per barrel basis and published in the Wall Street Journal on each price determination day. For more information about the Brent Crude Spot Price, including how it is calculated and its historical fluctuations, see "DESCRIPTION OF THE BRENT CRUDE SPOT PRICE."

         When we refer to a "price determination day," we are referring to each New York business day on which the level of the Brent Crude Spot Price, as determined at the close of the last preceding London business day, is published by the Wall Street Journal. A New York business day is any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close. A London business day is any day other than a Saturday, a Sunday or a day on which banking institutions in London, England are authorized or required by law, regulation or executive order to close. On each New York business day, the trustee will use the Brent Crude Spot Price published in the Wall Street Journal on that day to determine the underlying value of the Up-MACRO holding trust. This published price reflects the closing level of the Brent Crude Spot Price on the London business day immediately preceding that price determination day.

         The underlying value of the Up-MACRO holding trust will be calculated on the basis of the change in the level of the Brent Crude Spot Price on each price determination day relative to its starting level on the closing date. The change in the price level will always be determined by reference to its starting level on the closing date on which the original issuance of shares by the paired holding trusts was made, even if the trusts make one or more subsequent issuances of shares after that original closing date. Distributions on the Up-MACRO holding shares, and therefore the pass-through distributions on the Up-MACRO tradeable shares, will be based on this underlying value. If the level of the Brent Crude Spot Price increases, the underlying value of the Up-MACRO holding trust will also increase by a proportionate amount. Conversely, if the level of the Brent Crude Spot Price decreases, the underlying value of the Up-MACRO holding trust will also decrease by a proportionate amount. If the level of the Brent Crude Spot Price is equal to its starting level, the underlying value of the Up-MACRO holding trust will equal the trust's underlying value on the closing date, unless the trust's fees and expenses exceeded its earnings on one or more preceding distribution dates, in which case the trust's underlying value will be reduced by the resulting deficiency.

The Assets of the Up-MACRO Tradeable Trust

         The assets of the Up-MACRO tradeable trust will consist of:

     o Up-MACRO holding shares issued by the Up-MACRO holding trust. The number of Up-MACRO holding shares held by the Up-MACRO tradeable trust will increase with each subsequent issuance and decrease with each exchange by an authorized participant of Up-MACRO tradeable shares for the underlying Up-MACRO holding shares;

     o a securities account created under the Up-MACRO tradeable trust agreement into which all of the Up-MACRO holding shares acquired on the closing date and on any subsequent issuance date by the Up-MACRO tradeable trust will be deposited; and

     o a distribution account created under the Up-MACRO tradeable trust agreement into which all distributions received on the Up-MACRO holding shares will be deposited prior to being distributed on each distribution date to the holders of the Up-MACRO tradeable shares.

         For more information about the assets of the Up-MACRO tradeable trust, see "DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS."

The Assets of the Up-MACRO Holding Trust

         The assets of the Up-MACRO holding trust will consist of:

     o treasuries and what we refer to as "earnings" on those treasuries, consisting of accrued interest on treasury notes and bonds and the discount realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up-MACRO holding trust acquired that treasury;

     o    the trust's rights under the earnings distribution agreement;

     o    the trust's rights under the futures contracts;

     o the trust's rights under the licensing agreement with MACRO Securities Research, LLC to use the patented MACROs structure;

     o a securities account created under the Up-MACRO holding trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up-MACRO holding shares; and

     o a distribution account created under the Up-MACRO holding trust agreement into which all earnings on the treasuries and all amounts received under the earnings distribution agreement and the futures contracts will be deposited prior to (1) being used to pay the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust and (2) being distributed to the holders of the Up-MACRO holding shares.

         The treasuries purchased on behalf of the Up-MACRO holding trust on the closing date or on any distribution date may consist of bills, notes and bonds of varying terms, but each such treasury must have a maturity date that occurs prior to the next scheduled distribution date. On each distribution date, except for the final scheduled termination date or any early termination date, the trustee will reinvest the proceeds of the maturity of its treasuries in new treasuries. The trustee will also invest the proceeds from maturing treasuries in the Down-MACRO holding trust in treasuries on each distribution date. On the final scheduled termination date or any early termination date, all of the proceeds of the treasuries in the paired holding trusts will be used to make settlement payments under the futures contracts and a final distribution on each paired holding share. On any redemption date for all or any portion of the outstanding paired holding shares, all or the allocable portion of the treasuries held by the paired holding trusts will be used to make settlement payments under the futures contracts and these treasuries will then be delivered to the authorized participants who are redeeming paired holding shares as a final distribution on those shares. The obligations of the paired holding trusts to each other under the earnings distribution agreement and the futures contracts will be secured by the treasuries on deposit in each of those trusts.

         For more information about the assets of the Up-MACRO holding trust, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS."

Calculation of Underlying Value

         Any quarterly distributions made on the Up-MACRO holding shares and passed through on the Up-MACRO tradeable shares on each distribution date will be based upon the average underlying value of the Up-MACRO holding trust during the preceding calculation period. Any final distribution made on the Up-MACRO holding shares and passed through on the Up-MACRO tradeable shares will be based upon the underlying value of the Up-MACRO holding trust on the date on which that final distribution is made. The underlying value of the Up-MACRO holding trust on each price determination day is calculated by reference to the level of the Brent Crude Spot Price on that day and represents both (1) the aggregate amount of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the futures contracts were settled on that day and (2) the aggregate final distribution that the trust would make on its shares if those shares were being redeemed on that day.

         If the ending level of the Brent Crude Spot Price on a price determination day is above its starting level, the underlying value of the Up-MACRO holding trust on that day will equal:

     o    the Up-MACRO asset amount on that price determination day

          plus

     o the Down-MACRO asset amount on that price determination day multiplied by the "price level percentage change," which is, on any price determination day, the absolute value of (i) the ending level of the Brent Crude Spot Price on that price determination day minus the starting level of the Brent Crude Spot Price, divided by (ii) that starting level.

         If the ending level of the Brent Crude Spot Price on a price determination day is below its starting level, the underlying value of the Up-MACRO holding trust on that day will equal:

     o    the Up-MACRO asset amount on that price determination day

          minus

     o that Up-MACRO asset amount multiplied by the price level percentage change.

         If the ending level of the Brent Crude Spot Price on a price determination day is equal to its starting level, the underlying value of the Up-MACRO holding trust on that price determination day will be equal to the Up-MACRO asset amount.

         The underlying value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its underlying value on the immediately preceding price determination day.

         Each period between distribution dates, beginning on the preceding distribution date and ending on the day prior to the current distribution date, is called a "calculation period."

         The "ending level" on each price determination day is the level of the Brent Crude Spot Price that is published by the Wall Street Journal on that day.

         The "starting level" is equal to [ ] dollars, which was the level of the Brent Crude Spot Price on [ ], 2005, the last price determination day preceding the closing date.

         The "Up-MACRO asset amount" means, on each New York business day, an amount equal to (i) the lesser of (a) the Up-MACRO par amount and (b) all funds remaining on deposit in the Up-MACRO holding trust after all fees and expenses of the Up-MACRO holding trust have been paid in full on that distribution date, minus (ii) in case one or more paired optional redemptions is effected during the current calculation period, an amount equal to the purchase price of the treasuries that was delivered by each of the paired holding trust to settle the related futures contracts and then make a final distribution on the shares that were redeemed.

         The "Down-MACRO asset amount" means, on each New York business day, an amount equal to the lesser of (a) the Down-MACRO par amount and (b) all funds remaining on deposit in the Down-MACRO holding trust after all fees and expenses of the Down-MACRO holding trust have been paid in full on that distribution date minus (ii) in case one or more paired optional redemptions is effected during the current calculation period, an amount equal to the purchase price of the treasuries that was delivered by each of the paired holding trust to settle the related futures contracts and then make a final distribution on the shares that were redeemed.

         We refer to the product of the aggregate number of outstanding shares issued by the Up-MACRO holding trust and a stated par amount of $[1] per share as the "Up-MACRO par amount" and to the product of the aggregate number of outstanding shares issued by the Down-MACRO holding trust and a stated par amount of $[1] per share as the "Down-MACRO par amount."

         On each distribution date, the Up-MACRO asset amount or the Down-MACRO asset amount, as applicable, represents the aggregate purchase price of the treasuries that the trustee actually acquired on behalf of the Up-MACRO holding trust or Down-MACRO holding trust, as applicable, on that distribution date minus any portion of that purchase price that reflects accrued but unpaid interest on those treasuries. Unless the fees and expenses of a holding trust exceeded that trust's earnings during one or more preceding calculation periods, the Up-MACRO asset amount will equal the Up-MACRO par amount and the Down-MACRO asset amount will equal the Down-MACRO par amount on each distribution date and during the ensuing calculation period.

         The trustee will calculate the underlying value of the Up-MACRO holding trust and post that amount and the share of that underlying value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share on its website by [ ] a.m., New York City time on each price determination day.
The trustee's website is located at [          ].

         For a more detailed description of the calculation of underlying value, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Calculation of Underlying Value."

Quarterly Distributions

         On the [ ]th day of [ ], [ ], [ ] and [ ] of each year, or, if any of those days is not a New York business day, on the following New York business day, commencing on [ ], 2005, the Up-MACRO holding trust will make a quarterly distribution on the Up-MACRO holding shares using the earnings realized on the treasuries in the paired holding trusts that remain available after both trusts have paid their fees and expenses. The Up-MACRO holding trust will make a quarterly distribution out of the available earnings in the paired holding trusts to its shareholders only to the extent of its entitlement to those earnings under the earnings distribution agreement.

         The Up-MACRO tradeable trust will pass through to you, as a holder of Up-MACRO tradeable shares, your proportionate share of the quarterly distribution that the Up-MACRO tradeable trust receives from the Up-MACRO holding trust.

         The paired holding trusts will first use their available earnings to make the required payments under the earnings distribution agreement. The paired holding trusts will then make quarterly distributions on their holding shares out of the available earnings that each trust holds on deposit after it has made or received a payment under the earnings distribution agreement. On each distribution date, the Up-MACRO holding trust's entitlement under the earnings distribution agreement to its available earnings and the available earnings in the Down-MACRO holding trust will be based on its average underlying value. The underlying value of the Up-MACRO holding trust will be calculated on each price determination day by reference to the level of the Brent Crude Spot Price that is published on that day in the Wall Street Journal. The average underlying value during each calculation period will then be used on the immediately following distribution date to calculate payments under the earnings distribution agreement. On each distribution date, the trustee will calculate the trust's average underlying value by dividing the underlying value of the Up-MACRO holding trust on each day during the related calculation period by the Up-MACRO asset amount on that day, then summing all of the resulting numbers obtained for each day, dividing that sum by the number of days in that calculation period and multiplying the result by the Up-MACRO asset amount on the current distribution day. The underlying value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its underlying value on the last preceding price determination day.

     o If the average underlying value of the Up-MACRO holding trust on a distribution date is greater than its underlying value on the closing date, the Up-MACRO holding trust will be entitled to retain all of its available earnings and to receive all or a portion of the Down-MACRO holding trust's available earnings, and it will distribute all of these available earnings as its quarterly distribution on that distribution date;

     o if the average underlying value of the Up-MACRO holding trust on a distribution date is less than its underlying value on the closing date, the Up-MACRO holding trust will be required to pay all or a portion of its available earnings to the Down-MACRO holding trust, and it will distribute only its remaining available earnings as its quarterly distribution; and

     o if the average underlying value of the Up-MACRO holding trust on a distribution date is equal to its underlying value on the closing date, the Up-MACRO holding trust will not be required to pay or entitled to receive any payment under the earnings distribution agreement and it will distribute all of its available earnings as its quarterly distribution.

         On each distribution date, including the final scheduled termination date, any early termination date or any redemption date that occurs on a distribution date, the Up-MACRO holding trust will distribute to the Up-MACRO tradeable trust a "quarterly distribution" equal to:

     o    the sum of:

          - an amount equal to the portion of the available earnings accrued on the treasuries in the Up-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to retain under the earnings distribution agreement plus

          - an amount equal to the portion, if any, of the available earnings accrued on the treasuries in the Down-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to receive under the earnings distribution agreement multiplied by

     o a fraction the numerator of which equals the number of Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust and the denominator of which equals the aggregate number of outstanding Up-MACRO holding shares on that distribution date.

         On each distribution date, after the Up-MACRO holding trust has made a quarterly distribution on the Up-MACRO holding shares, the Up-MACRO tradeable trust will pass through on each outstanding Up-MACRO tradeable share an amount equal to:

     o the quarterly distribution received by the Up-MACRO tradeable trust from the Up-MACRO holding trust on that distribution date divided by

     o the aggregate number of outstanding Up-MACRO tradeable shares on that distribution date.

         For a more detailed description of how the underlying value of the Up-MACRO holding trust and payments under the earnings distribution agreement are calculated, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement."

         On each distribution date, the "available earnings" of the Up-MACRO holding trust will be an amount equal to the greater of (a) zero and (b) an amount equal to:

     o the proceeds of the treasuries that were on deposit in the Up-MACRO holding trust during the preceding calculation period (which proceeds include all interest, discount, principal and any other amounts received by the trust upon the maturity of those treasuries), minus

     o the fees and expenses incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust during the preceding calculation period, which are expected to equal approximately 1/4 of an annual rate of [ ]%, multiplied by the average Up-MACRO asset amount for that calculation period, minus

     o    funds in an amount equal to the Up-MACRO par amount.

         An amount equal to the Up-MACRO par amount must be reinvested by the trustee in new treasuries on each distribution date, or if that distribution date is a final scheduled termination date or early termination date, used to make the required payments under the futures contracts being settled on that distribution date. If, after paying its fees and expenses, the funds remaining on deposit in the Up-MACRO holding trust on any distribution date are equal to or less than the Up-MACRO par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available earnings on that date. If less than the Up-MACRO par amount is invested in treasuries on any distribution date, because the fees and expenses of the Up-MACRO holding trust exceeded the earnings on its treasuries, the deficiency in the amount that is invested must be made up out of earnings received on subsequent distribution dates until the amount invested does equal the Up-MACRO par amount. The Up-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yields drop to and remain below [ ]%. See "RISK FACTORS -- Earnings on the treasuries may be insufficient to make quarterly distributions."

         The available earnings of the Down-MACRO holding trust will be calculated in the same way as those of the Up-MACRO holding trust. An amount equal to the Down-MACRO par amount should always be invested in treasuries, but the amount actually invested may from time to time be less if the fees and expenses of the Down-MACRO holding trust exceeded its earnings on the treasuries on one or more distribution dates.

         If the Up-MACRO holding trust has no available earnings on any distribution date, then it will not make any payment under the earnings distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust. Similarly, if on any distribution date the net proceeds of the treasuries in the Down-MACRO holding trust minus its fees and expenses are equal to or less than its Down-MACRO par amount, then the Down-MACRO holding trust will not have any available earnings and it will not make any payment under the earnings distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust on that distribution date. If either of the paired holding trusts fails to make a payment under the earnings distribution agreement on any distribution date, because it does not have any available earnings, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

         Furthermore, if on any distribution date the Up-MACRO holding trust does not have any available earnings and does not receive any available earnings from the Down-MACRO holding trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Up-MACRO holding trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO tradeable shares; there is no guarantee as to the amount of each quarterly distribution or the amount of the final distribution."

Final Distribution

         General

         The Up-MACRO holding trust will make a final distribution on the Up-MACRO holding shares on the earliest to occur of:

     o [ ], 200[ ], which we refer to as the "final scheduled termination date;"

     o an early termination date, which is the next distribution date following the occurrence of a termination trigger; and

     o a "redemption date," which is any New York business day on which a paired optional redemption of all or a portion of the paired holding shares occurs. On a redemption date, including any redemption date that occurs on a distribution date, the paired holding trusts will make a final distribution on the paired holding shares that are being redeemed by delivering treasuries instead of cash to the authorized participants directing the redemption.

         The final distribution made by the Up-MACRO holding trust on the final scheduled termination date, any early termination date or any redemption date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down-MACRO holding trust under the futures contracts being settled on that date. The settlement payments under the futures contracts will be based on the underlying value of the Up-MACRO holding trust on the final scheduled termination date, early termination date or relevant redemption date, which will, in turn, be calculated by reference to the ending level of the Brent Crude Spot Price published on that final scheduled termination date, early termination date or redemption date or, if any of these dates is not a price determination day, on the last price determination day preceding these dates. If the level of the Brent Crude Spot Price on the relevant price determination day is above its starting level, the Up-MACRO holding trust will be entitled to receive a settlement payment from the Down-MACRO holding trust in an amount proportional to the increase in the level of the Brent Crude Spot Price. If the level of the Brent Crude Spot Price on the relevant price determination day is below its starting level, the Up-MACRO holding trust will be required to make a settlement payment to the Down-MACRO holding trust in an amount proportional to the decrease in the level of the Brent Crude Spot Price.

         The purpose of the settlement payments under the futures contracts is to transfer funds between the paired holding trusts such that each trust has funds in an amount equal to its underlying value at the time of settlement. The settlement payments will be made out of the proceeds of the treasuries in the paired holding trusts, which will include all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries, other than the portion of those proceeds in each trust, if any, that qualifies as "available earnings." For a more detailed description of how the Underlying Value of the Up-MACRO holding trust and payments under the futures contracts are calculated, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Futures Contracts."

         On the final scheduled termination date or any early termination date, all of the paired holding shares will be redeemed and the Up-MACRO tradeable trust will pass through the final distribution made on the Up-MACRO holding shares to the holders of its Up-MACRO tradeable shares. All of the Up-MACRO tradeable shares will be considered to be redeemed upon receipt of this final distribution.

         On any redemption date, all or only a portion of the paired holding shares will be redeemed in a paired optional redemption. Although the Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, authorized participants may acquire Up-MACRO tradeable shares and exchange them for the underlying Up-MACRO holding shares. However, as discussed in greater detail later in this section, unless you are an authorized participant, you will not have a right to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Consequently, you will be able to liquidate your investment in the Up-MACRO tradeable shares prior to the final scheduled termination date or an early termination date only by selling them to an investor who wishes to purchase them from you, including any authorized participant who may wish to acquire those shares in order to exchange them for Up-MACRO holding shares and then direct a paired optional redemption. The market price that you are able to obtain for your Up-MACRO tradeable shares may be less than the price you paid for those shares and less than the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by those shares for the reasons discussed in "RISK FACTORS -- Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO tradeable shares."

         Final Distributions on the Final Scheduled Termination Date or any Early Termination Date

         On the final scheduled termination date or any early termination date, the trustee will cause the paired holding trusts to settle all of the futures contracts. After the futures contracts have been settled, the Up-MACRO holding trust will distribute on each outstanding Up-MACRO holding share, in addition to the quarterly distribution, if any, that is made out of available earnings on that date, a "final distribution" in redemption of each outstanding share equal to:

     o the underlying value of the Up-MACRO holding trust on that final scheduled termination date or early termination date divided by

     o the aggregate number of Up-MACRO holding shares that remain outstanding on that date.

         If the final scheduled termination date or any early termination date is not a price determination day, the underlying value of the Up-MACRO holding trust on that final scheduled termination date or early termination date will be equal to its underlying value on the last preceding price determination day.

         The Up-MACRO tradeable trust will receive a final distribution on the Up-MACRO holding shares that it holds on deposit on the final scheduled termination date or any early termination date and it will pass through that final distribution to the holders of its Up-MACRO tradeable shares. On the final scheduled termination date or an early termination date, the trustee will distribute on each outstanding Up-MACRO tradeable share an amount equal to:

     o the final distribution received from the Up-MACRO holding trust on that final scheduled termination date or early termination date divided by

     o the aggregate number of Up-MACRO tradeable shares that remain outstanding on that date.

         If the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust exceeded the available earnings of the Up-MACRO holding trust on the current distribution date or on one or more preceding distribution dates during the time that the holding and tradeable shares were outstanding and the resulting deficiency in the Up-MACRO asset amount was not made up with available earnings on subsequent distribution dates, the final distribution made by the Up-MACRO holding trust will reflect that resulting deficiency. Upon receipt of a final distribution on the final scheduled termination date or any early termination date, your Up-MACRO tradeable shares will be considered to be redeemed and the Up-MACRO tradeable trust will have no further obligations with respect to those shares even if the amount of the final distribution is equal to less than the purchase price you paid for those shares. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO tradeable shares; there is no guarantee as to the amount of each quarterly distribution or the amount of the final distribution."

         Final Distributions on the Paired Holding Shares on a Redemption Date

         At any time prior to the occurrence of the final scheduled termination date or any early termination date, the paired holding shares may be redeemed on any New York business day in what we refer to as a "paired optional redemption." The discussion which follows describing paired optional redemptions and the final distribution that is made on a redemption date for all or a portion of the Up-MACRO holding shares does not apply to your Up-MACRO tradeable shares, because they cannot be redeemed. However, this discussion is relevant to you, as a holder of Up-MACRO tradeable shares, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

         At any time during which any paired holding shares are outstanding, any "authorized participant" that participates in DTC and has entered into an authorized participation agreement with us and the trustee may redeem paired holding shares in a paired optional redemption. In order to effect a paired optional redemption, an authorized participant must present paired holding shares in a minimum aggregate number that constitutes a MACRO unit. A "MACRO unit" consists of [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. Authorized participants may acquire one or more MACRO units by purchasing a sufficient number of holding shares or tradeable shares. Authorized participants may exchange Up-MACRO and Down-MACRO tradeable shares for the underlying Up-MACRO or Down-MACRO holding shares in minimum lots of [ ].

         On any redemption date on which an authorized participant presents one or more MACRO units to the trustee for redemption, the trustee will effect a paired optional redemption by redeeming those MACRO units. A tender of paired holding shares for redemption will be irrevocable. On the redemption date, the authorized participant directing the paired optional redemption will receive the quarterly distribution, if any, that is made on the paired holding shares being redeemed, plus a final distribution on those shares equal to:

     o the underlying value of the Up-MACRO holding trust on that redemption date multiplied by a fraction the numerator of which is the aggregate number of Up-MACRO holding shares being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that is outstanding prior to the redemption to be made on that redemption date, plus

     o the underlying value of the Down-MACRO holding trust on that redemption date multiplied by a fraction the numerator of which is the aggregate number of Down-MACRO holding shares being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that is outstanding prior to the redemption to be made on that redemption date, minus

     o the applicable redemption transaction fee, which is expected to equal approximately [ ]% of the aggregate par amount of the shares being redeemed.

         If the redemption date is not a price determination day, the underlying value of the Up-MACRO holding trust on that redemption date will be equal to its underlying value on the last preceding price determination day.

         Upon receipt of this final distribution, the paired holding shares presented for redemption will be considered to be redeemed in full and the paired holding trusts will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

         The number of futures contracts that will be settled in connection with any paired optional redemption will be equal to the number of MACRO units that are being redeemed. The paired holding trusts will settle those futures contracts by delivering all or a portion of their treasuries to the other trust such that each trust holds treasuries with an aggregate purchase price (excluding accrued but unpaid interest) equal to that trust's underlying value or the portion of that underlying value that is allocable to the shares being redeemed. The treasuries relating to the futures contracts that were settled will then be delivered by the paired holding trusts to authorized participants as the final distribution on the Up-MACRO and Down-MACRO holding shares being redeemed in the paired optional redemption. Following the redemption, each of the paired holding trusts will still hold treasuries with an aggregate purchase price (excluding accrued but unpaid interest) equal to the par amount of the paired holding shares that remain outstanding unless the Up-MACRO par amount exceeded the Up-MACRO asset amount prior to that redemption, in which case that relative deficiency will continue to be reflected in the Up-MACRO asset amount.

         The holders of Up-MACRO holding shares or Down-MACRO holding shares who are not participating in the paired optional redemption will receive only their quarterly distribution on the redemption date.

         Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding.

         For more information about paired optional redemptions, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Final Distribution."

Subsequent Issuances

         At any time prior to the final scheduled termination date or an early termination date, on any day that is a New York business day, an authorized participant may direct the paired holding trusts to issue additional shares in a minimum number of Up-MACRO and Down-MACRO holding shares constituting at least one MACRO unit. If so directed, the Up-MACRO holding trust and the Down-MACRO holding trust will issue additional paired holding shares to the authorized participant who may then sell those holding shares directly to investors or deposit all or a portion of them into the Up-MACRO and Down-MACRO tradeable trusts and direct the tradeable trusts to issue additional Up-MACRO and Down-MACRO tradeable shares to it in exchange for the holding shares.

         For each additional Up-MACRO holding share that is deposited into the Up-MACRO tradeable trust, the trust will issue [ ] additional Up-MACRO tradeable shares. Although the number of Up-MACRO tradeable shares will increase with each subsequent issuance and decrease with each exchange of Up-MACRO tradeable shares by an authorized participant for Up-MACRO holding shares, the Up-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Up-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up-MACRO tradeable shares that are outstanding on any specified date.

         To create a new MACRO unit, an authorized participant must place a purchase order prior to the close of the business (generally, 5 p.m. New York City time) with the trustee at least two (2) New York business days prior to the requested issuance date. We will file, within two New York business days following that subsequent issuance, on behalf of each holding trust and each tradeable trust that is issuing additional shares, updated prospectuses detailing the offering price and number of the shares being created in accordance with Rule 424 of the Securities Act of 1933, as amended.

         On the date on which the subsequent issuance is made, the authorized participant must deposit:

     o cash or treasuries with an aggregate purchase price (after deducting from the price of each treasury any accrued but unpaid interest on that treasury) equal to the aggregate par amount of the Up-MACRO holding shares being created plus the applicable earnings make-whole amount; and

     o cash or treasuries with an aggregate purchase price (after deducting from the price of each treasury any accrued but unpaid interest on that treasury) equal to the aggregate par amount of the Down-MACRO holding shares being created plus the applicable earnings make-whole amount.

         The aggregate par amount of Up-MACRO holding shares and Down-MACRO holding shares that are being created on any subsequent issuance date will be equal to the number of those shares multiplied by $[1] per share. One MACRO unit will have an aggregate par amount of $[ ]. No fractional MACRO units may be created.

         On each subsequent issuance date, an "earnings make-whole amount" will be calculated for each of the paired holding trusts for the current calculation period by multiplying (i) the par amount of the treasuries being deposited into the applicable trust by (ii) an interest or yield rate equal to the 91-day treasury rate as of the preceding distribution date minus any discount and any accrued but unpaid interest earned or to be earned during that calculation period on the treasuries being deposited. The authorized participants creating additional MACRO units will be required to deposit into each of the paired holding trusts an amount equal to the applicable earnings make-whole amount for that trust in order to ensure that existing holders of the paired holding shares do not get a proportionately smaller quarterly distribution as a result of a subsequent issuance that is made between distribution dates.

         Purchase orders for new MACRO units will be processed either through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation or "NSCC." Authorized participants that do not use the NSCC's enhanced clearing process will be charged a higher transaction fee. Upon the deposit of the amounts described above, the trustee will give notice to the NSCC to credit the account of the applicable authorized participant.

         The trustee will cause the paired holding trusts to enter into one new futures contract for each new MACRO unit that is being created.

         For more information about subsequent issuances, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Subsequent Issuances."

Termination Triggers

         The occurrence of specified events, which we refer to as "termination triggers," will cause an automatic termination of the earnings distribution agreement and the futures contracts and an early redemption of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares. Upon obtaining knowledge or receiving notice of the occurrence of any of the following termination triggers, the trustee will give prompt notice of that event to each holder of paired holding shares:

     o the Brent Crude Spot Price is not published by the Wall Street Journal for [ ] consecutive New York business days;

     o    the Brent Crude Spot Price rises above [ ] dollars or falls below
          [ ] dollars and remains above or below that level for [ ] consecutive price determination days;

     o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes an "investment company" required to register under the Investment Company Act of 1940, as amended; or

     o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust are adjudged to be bankrupt or insolvent or become involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within [90] days.

         On the next distribution date following the occurrence of a termination trigger, which we refer to as an "early termination date," the trustee will cause the paired holding trusts to settle all futures contracts and then make a final distribution on all of their shares. This final distribution will be determined as described in this summary under "Final Distribution" and in greater detail under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Final Distribution." The Up-MACRO tradeable trust will pass through to the holders of its Up-MACRO tradeable shares the final distribution that it receives from the Up-MACRO holding trust on the relevant early termination date. Following this final distribution, your Up-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

         Any payments under the earnings distribution agreement and the futures contracts and any quarterly or final distribution to be made by either of the paired holding trusts, or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired holding trusts or of the Up-MACRO tradeable trust.

         For more information about termination triggers, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Termination Triggers."

Fees and Expenses

         On each distribution date, the Up-MACRO holding trust will pay a fee to the trustee for administering the Up-MACRO holding trust and the Up-MACRO tradeable trust and a licensing fee to MACRO Securities Research, LLC for the use of its intellectual property related to the patented MACROs structure. These fees will accrue during each calculation period and will be payable in arrears on each distribution date.

         The Up-MACRO holding trust will pay on each distribution date:

     o to the trustee, a fee equal to 1/4 of [ ]% per annum, multiplied by the average Up-MACRO asset amount on deposit in the Up-MACRO holding trust during the preceding calculation period and will reimburse the trustee for reasonable expenses associated with administering the Up-MACRO holding trust and the Up-MACRO tradeable trust; and

     o to MACRO Securities Research, LLC, a licensing fee equal to 1/4 of [ ]% per annum, multiplied by the average Up-MACRO asset amount on deposit in the Up-MACRO holding trust during the preceding calculation period.

         The average Up-MACRO asset amount during any calculation period will be equal to the sum of the Up-MACRO asset amounts on each day during that calculation period divided by the number of days in that period.

         The Down-MACRO holding trust will incur comparable fees and expenses on behalf of itself and the Down-MACRO tradeable trust during each calculation period. The fees payable by the Down-MACRO holding trust to the trustee and MACRO Securities Research, LLC will be based on the Down-MACRO asset amount during each calculation period.

         For more information about the fees and expenses of the paired holding trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

Form of the Shares

         Each Up-MACRO tradeable share will be issued in the form of a certificate representing an undivided beneficial interest in the Up-MACRO tradeable trust. Beneficial interests in the Up-MACRO tradeable shares may be purchased in minimum lots of [ ] shares and multiples of [ ] shares in excess of that amount. Authorized participants may exchange Up-MACRO tradeable shares for the underlying Up-MACRO holding shares in minimum lots of [ ]. The authorized participant will receive [ ] Up-MACRO holding shares for each Up-MACRO tradeable share that it presents for exchange to the trustee.

         The Up-MACRO tradeable shares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company or "DTC" and deposited with DTC in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Up-MACRO tradeable shares only by opening an account with a participant or with some banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Up-MACRO tradeable shares.

         For more information about the form of your shares, see "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Book-Entry Registration."

Listing

         The Up-MACRO tradeable shares will trade on the [American Stock Exchange] under the symbol "[ ]." See "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Listing."

Federal Income Tax Considerations

         For a description of the federal income tax consequences of holding the Up-MACRO tradeable shares and the Up-MACRO holding shares, see "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES."

ERISA Considerations

         We anticipate that the Up-MACRO tradeable shares will meet the criteria for "publicly-offered securities" under the Plan Assets Regulation issued by the Department of Labor.

         Although no assurances can be given, we expect that:

     o there will be no restrictions imposed on the transfer of the Up-MACRO tradeable shares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA";

     o the Up-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

     o the Up-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

         If the Up-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Up-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO tradeable trust. In that event, transactions involving the Up-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exception to the Plan Assets Regulation or a statutory or administrative exemption applies.

         For a detailed discussion of the ERISA-related considerations which relate to an investment in the Up-MACRO tradeable shares, see "CERTAIN ERISA CONSIDERATIONS."

CUSIP, Common Code and ISIN

         The CUSIP number, Common Code and International Securities Identification Number, or ISIN, assigned to the Up-MACRO tradeable shares, the Up-MACRO holding shares and the Down-MACRO holding shares are as follows:


Up-MACRO tradeable shares      Up-MACRO holding shares      Down-MACRO holding shares
-------------------------      -----------------------      -------------------------

CUSIP No.:  [   ]              CUSIP No.:  [   ]            CUSIP No.:  [   ]
Common Code:  [   ]            Common Code:  [   ]          Common Code:  [   ]
ISIN:  [   ]                   ISIN:  [   ]                 ISIN:  [   ]


                                 RISK FACTORS

         An investment in the Up-MACRO tradeable shares involves significant risks. You should carefully review the information contained in this section before making an investment decision. Please note that whenever we refer to the "Up-MACRO shares" in the risk factors that follow, we are discussing a risk that applies to both the Up-MACRO holding shares and the Up-MACRO tradeable shares. Any risk affecting the Up-MACRO holding shares will also directly affect your Up-MACRO tradeable shares, because the Up-MACRO tradeable shares are entitled to receive only pass-through distributions of amounts received by the Up-MACRO tradeable trust on the Up-MACRO holding shares it holds on deposit.

         Please note that when we refer in this section to the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by your Up-MACRO tradeable shares as of any date, we mean that portion of the proceeds of the assets of the Up-MACRO holding trust that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the futures contracts and the Up-MACRO holding trust were to make a final distribution on the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust, which would be passed through to you on your Up-MACRO tradeable shares.

You may lose your entire investment in the Up-MACRO tradeable shares; there is no guarantee as to the amount of each quarterly distribution or the amount of the final distribution.

         The Up-MACRO holding trust will make the following distributions out of the funds to which it is entitled under the earnings distribution agreement and the futures contracts: (i) quarterly distributions of the available earnings on deposit in the Up-MACRO holding trust on each distribution date after it has made or received the required payment under the earnings distribution agreement and (ii) a final distribution of the assets on deposit in the Up-MACRO holding trust after it has made or received the required settlement payment under the futures contracts on the final scheduled termination date, an early termination date or any redemption date. The Up-MACRO holding trust will make quarterly distributions and a final distribution to each holder of its Up-MACRO holding shares, including the Up-MACRO tradeable trust. The Up-MACRO tradeable trust will pass through these distributions to you and the other holders of its Up-MACRO tradeable shares. The Up-MACRO tradeable shares cannot be redeemed, so unless they are acquired by authorized participants and exchanged for the underlying Up-MACRO holding shares, a final distribution will be made on the Up-MACRO tradeable shares only on the final scheduled termination date or any early termination date.

         The amount of the quarterly distribution that the Up-MACRO holding trust will make on each distribution date will depend upon the amount of earnings realized by the paired holding trusts on their treasuries and on the average underlying value of the Up-MACRO holding trust during the calculation period preceding each distribution date, which will determine the trust's entitlements to those earnings. The amount of your quarterly distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

     o if the average underlying value of the Up-MACRO holding trust during the calculation period preceding any distribution date is below its original underlying value as of the closing date, it will be required to pay a portion or all of its available earnings to the Down-MACRO holding trust under the earnings distribution agreement, instead of being able to distribute those earnings to its shareholders;

     o only earnings that are in excess of the fees and expenses of each of the paired Up-MACRO and Down-MACRO holding trusts will be available for making payments under the earnings distribution agreement and for making quarterly distributions to shareholders. If the fees and expenses of the paired holding trust exceed the earnings on their treasuries on any distribution date, they will not make any payments to each other under the earnings distribution agreement and they will not have any available earnings for distribution to their shareholders. In addition, if the Up-MACRO holding trusts is not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date, it will use earnings realized on subsequent distribution dates to make up any deficiency in the amount invested; and

     o if the fees and expenses of the Down-MACRO holding trust exceed its earnings on the treasuries on any distribution date, the Down-MACRO holding trust will not be required to make any payment to the Up-MACRO holding trust under the earnings distribution agreement that it may otherwise have been required to make on that distribution date and it will not be required to make up that payment on subsequent distribution dates.

         The final distribution on your Up-MACRO tradeable shares will depend upon the underlying value of the Up-MACRO holding trust on the final scheduled termination date or any early termination date. If the level of the Brent Crude Spot Price declines, the underlying value of the Up-MACRO holding trust will also decline proportionately, while the underlying value of the paired Down-MACRO holding trust will increase. Conversely, if the level of the Brent Crude Spot Price increases, the underlying value of the Up-MACRO holding trust will also increase proportionately, while the underlying value of the paired Down-MACRO holding trust will decrease. When the futures contracts are settled on the final scheduled termination date or early termination date, one of the paired holding trusts will make a payment to the other holding trust such that the amount of funds on deposit in each trust is equal to that trust's underlying value as of that date. The Up-MACRO holding trust will make a final distribution on its Up-MACRO holding shares after making or receiving the required settlement payments under the futures contracts.

         The initial underlying value of the Up-MACRO holding trust on the closing date will be equal to the aggregate purchase price of the treasuries that have been deposited into the trust on that date, excluding the portion of that price that reflects any accrued but unpaid interest on the treasuries. However, if oil prices decline, as reflected by a decline in the level of the Brent Crude Spot Price, then the underlying value of the Up-MACRO holding trust will also decline proportionately. If the final scheduled termination date or an early termination date occurs during this period of declining oil prices, the Up-MACRO holding trust will make a final distribution that will be equal to less than the funds it held on deposit before the futures contracts were settled on that date. In this case, the final distribution passed through to you by the Up-MACRO tradeable trust may be significantly below the par amount of your Up-MACRO tradeable shares and it may also be below the purchase price that you paid for them. As a result, you may lose substantially all of your investment in those shares. If the Brent Crude Spot Price declines to or below [ ] dollars, the underlying value of the Up-MACRO holding trust will equal zero. If the Brent Crude Spot Price remains at or below this level for [ ] consecutive New York business days, an early termination date will occur on the next scheduled distribution date and the paired holding trusts will automatically redeem all of their outstanding shares. The final distribution that would be made by the Up-MACRO holding trust on this early termination date and passed through on your Up-MACRO tradeable shares would be equal to zero.

There is currently no market for the Up-MACRO shares, and no market may develop.

         No market will exist for the Up-MACRO holding shares or the Up-MACRO tradeable shares prior to their initial issuance. We cannot guarantee that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of your shares. The underwriters may, but will not be obligated to, make a market in the Up-MACRO and Down-MACRO holding shares or the Up-MACRO and Down-MACRO tradeable shares. The Up-MACRO holding shares and the Up-MACRO tradeable shares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Up-MACRO or Down-MACRO holding shares may adversely affect the development of a market for your Up-MACRO tradeable shares. Due to the foregoing considerations, you must be prepared to hold your Up-MACRO tradeable shares until their final scheduled termination date. The underlying value of the Up-MACRO holding trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal final distribution on that date and lose substantially all of your investment in the shares.

Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO tradeable shares.

         The market price of your Up-MACRO tradeable shares will be determined by a number of different factors. These include, but are not limited to, their proportionate share of the current underlying value of the Up-MACRO holding trust plus the amount of earnings on the treasuries which are expected to be distributed on the shares on the next scheduled distribution date, as well as factors associated with the price of Brent crude oil, such as the prevailing interest rate environment, investor expectations about oil prices and the energy industry in general and the supply and demand for your shares. The market price of your shares on any date may differ from their share of the underlying value of the Up-MACRO holding trust as of that date for many reasons, including, but not limited to, the following:

     o investors may expect that the Brent Crude Spot Price will increase in the future and this expectation may cause an increase in the market price of your shares above their share of the underlying value of the Up-MACRO holding trust;

     o investors may expect that the Brent Crude Spot Price will decrease in the future and this expectation may cause a decrease in the market price of your shares below their share of the underlying value of the Up-MACRO holding trust;

     o a lack of availability of the Down-MACRO holding shares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; as a result, the market price of the Up-MACRO holding and tradeable shares may be adversely affected; and

     o a low rate of earnings on the treasuries in the paired holding trusts relative to the fees and expenses of the paired holding trusts may result in minimal or no quarterly distributions on the Up-MACRO shares.

         The Up-MACRO tradeable shares cannot be redeemed at the option of the holders of those shares. Further, unless you are an authorized participant, you will not be able to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of those holding shares. Consequently, you may be required, in order to liquidate your investment in the Up-MACRO tradeable shares, to sell your shares at their prevailing market price, which may be below their proportionate share of the underlying value of the Up-MACRO holding trust for the reasons discussed above.

An investment in the Up-MACRO shares may not resemble a direct investment in Brent crude oil.

         The yield on your Up-MACRO tradeable shares will depend primarily upon how long the Up-MACRO holding shares are outstanding and receiving quarterly distributions which are passed through to you by the Up-MACRO tradeable trust, the underlying value of the Up-MACRO holding trust on the date you receive the final distribution on your shares or the price at which you sell those shares and the relationship between the underlying value of the Up-MACRO holding trust and movements in the Brent Crude Spot Price. However, the yield on your shares may be affected by a number of other factors, including the following:

     o one or both of the paired holding trusts may realize a low rate of earnings on their treasuries and such earnings may be insufficient to pay their respective fees and expenses and the fees and expenses of the Up-MACRO or Down-MACRO tradeable trust, as applicable. In this case, the trustee will be required, on one or more distribution dates, to cover those fees and expenses using funds on deposit in the paired holding trusts that would otherwise have been reinvested in treasuries;

     o the Down-MACRO holding shares may be trading at a premium and an authorized participant wishing to effect a paired optional redemption will have to pay this premium in order to acquire those shares, which may adversely affect the price that authorized participants and other investors are willing to pay for the Up-MACRO tradeable shares;

     o once the underlying value of the Up-MACRO holding trust is equal to 100% of its assets plus 100% of the assets in the Down-MACRO holding trust, the value of an investment in the Up-MACRO holding shares or the Up-MACRO tradeable shares cannot increase beyond this point, even if the Brent Crude Spot Price continues to rise. If the price rises above [ ] dollars and stays at that level for [ ] consecutive New York business days, an early redemption of all paired holding shares and tradeable shares will occur on the next distribution date. If this occurs, the Up-MACRO tradeable trust will pass through a final distribution to you that will be equal to the proportionate share of the underlying value of the Up-MACRO holding trust that is represented by your Up-MACRO tradeable shares. However, following this early redemption, there is no guarantee that you will be able to invest the proceeds from your Up-MACRO tradeable shares in an investment with a comparable yield or an investment that will continue to allow you to realize comparable gains from the rising value of Brent crude oil; and

     o if the Brent Crude Spot Price rises to and stays at a level at which the underlying value of the Up-MACRO holding trust is almost equal to the maximum underlying value that it can attain, but nevertheless slightly below a level that would result in the occurrence of a termination trigger, then, unless you are able to sell your Up-MACRO tradeable shares, you must hold those shares until their final scheduled termination date even though only minimal additional yield can be realized on them, other than yield in the form of quarterly distributions.

         As a result of the foregoing factors, the yield on your Up-MACRO tradeable shares may not resemble the yield that you may have achieved if you invested directly in Brent crude oil.

The Up-MACRO holding trust will make distributions on the Up-MACRO holding shares solely from the assets deposited in the paired holding trusts.

         The Up-MACRO holding trust will not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Up-MACRO holding shares and its rights to receive payments from the Down-MACRO holding trust under the earnings distribution agreement and the futures contracts. The Up-MACRO holding trust will be the only entity obligated to make distributions on the Up-MACRO holding shares. The Up-MACRO holding shares will not be insured or guaranteed by us, MACRO Securities Research, LLC, the underwriters, the trustee or any of their respective affiliates. Your Up-MACRO tradeable trust will have no contractual recourse to any of these persons or to any other person or entity if the Up-MACRO holding trust has insufficient assets to make any quarterly distributions or a final distribution.

         Under the earnings distribution agreement and the futures contracts, the Up-MACRO holding trust will be entitled to all of the treasuries it holds on deposit and to all of the earnings on those treasuries at any time when the Brent Crude Spot Price is above its starting level, and to only a portion or none of those treasuries and earnings at any time when the price is below its starting level. At any time when the level of the Brent Crude Spot Price is above its starting level, the Up-MACRO holding trust will also be entitled to a portion or all of the treasuries in the Down-MACRO holding trust and all or a portion of the Down-MACRO holding trust's earnings. The Down-MACRO holding trust will satisfy its obligations under the futures contracts only out of the assets it holds on deposit, which will consist of the treasuries that the trustee purchased on its behalf with the net proceeds of the sale of the Down-MACRO holding shares. The Down-MACRO holding trust will satisfy its obligations under the earnings distribution agreement only out of the earnings that it receives on its treasuries during the relevant calculation period, after it has used a portion of those earnings to pay its fees and expenses.

         The entitlement of the Up-MACRO holding trust to its assets and a portion, if any, of the assets in the Down-MACRO holding trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the Brent Crude Spot Price, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired holding trusts, no assets other than available earnings will be transferred between the trusts until one or more futures contracts are settled on a redemption date or all futures contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Up-MACRO holding shares on any of these dates will be:

     o the portion of the proceeds of the treasuries in the Up-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to retain under the futures contracts, and

     o the portion or all of the proceeds of the treasuries in the Down-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to receive under the futures contracts.

On any distribution date on which the Brent Crude Spot Price is below its starting level, the Up-MACRO holding trust will be entitled to none of the assets or earnings in the Down-MACRO holding trust and only a portion of its own assets and earnings. If the Brent Crude Spot Price falls below [ ] dollars, the underlying value of the Up-MACRO holding trust will equal zero and it will be entitled to none of its own assets or earnings and none of the assets or earnings in the Down-MACRO holding trust. For so long as the Brent Crude Spot Price is at or below this level, you will not receive any quarterly distributions. If the final scheduled termination date or an early termination date occurs while the Brent Crude Spot Price is at or below this level, the final distribution made in redemption of your shares will be equal to zero.

The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable shares solely from funds that it receives from the Up-MACRO holding trust.

         The Up-MACRO tradeable trust will not have any assets or sources of funds other the Up-MACRO holding shares. If the Up-MACRO holding trust does not make any distributions on the Up-MACRO holding shares, then the Up-MACRO tradeable trust will not be able to pass through any distributions to you on your Up-MACRO tradeable shares. The Up-MACRO tradeable trust will be the only entity obligated to make distributions on the Up-MACRO tradeable shares. The Up-MACRO tradeable shares will not be insured or guaranteed by us, MACRO Securities Research, LLC, the underwriters, the trustee or any of their respective affiliates. You will have no contractual recourse to any of these persons or to any other person or entity if the Up-MACRO tradeable trust has insufficient assets to make any quarterly distributions or a final distribution.

Earnings on the treasuries may be insufficient to make quarterly distributions.

         The assets on deposit in the paired holding trusts will consist entirely of treasuries that mature prior to each distribution date. Distribution dates will occur quarterly and, on these dates, each of the paired holding trusts must reinvest the proceeds of the matured treasuries in new treasuries that are trading at a discount or will earn interest, in each case based on the interest rates prevailing at the time of reinvestment. If interest rates decline, the interest income and discount realized by the paired holding trusts will decline and the aggregate amount of quarterly distributions made by the paired holding trusts will decline as well. In addition, the paired holding trusts will be required to hold their treasuries to maturity, so if interest rates increase or the treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Up-MACRO tradeable shares, to interest rate risk on the treasuries.

         Each of the paired holding trusts must pay all of its fees and expenses on each distribution date, even if the amount remaining in either trust is reduced below the aggregate par amount of its outstanding holding shares. The aggregate par amount of each paired holding trust is equal to the product of the number of shares issued by that trust and a stated par amount of $[1] per share. The trustee must reinvest on behalf of each holding trust an amount equal to the aggregate par amount of that trust's shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust's proceeds on that date. If the amount that the trustee is able to invest in treasuries on any distribution date is less than the aggregate par amount of the Up-MACRO holding trust, this shortfall must be made up on subsequent distribution dates out of any earnings available on those dates, if any, which will result in less earnings being distributed to you as quarterly distributions on those dates. If prevailing interest rates remain low for an extended period of time, less earnings will be available to pay fees and expenses and as a result, little or no quarterly distributions may be made by the Up-MACRO holding trust.

The return on your shares is uncertain.

         Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Up-MACRO tradeable shares will depend upon:

     o    the purchase price you paid for your shares;

     o the amount and timing of earnings realized by the paired holding trusts on their treasuries;

     o the amount of quarterly distributions made by the Up-MACRO holding trust on the Up-MACRO holding shares and passed through on your Up-MACRO tradeable shares by the Up-MACRO tradeable trust;

     o    the length of time that your shares are outstanding; and

     o the underlying value of the Up-MACRO holding trust on the final scheduled termination date or the early termination date on which you receive the final distribution on your shares or the price that you are able to obtain for your shares.

         The underlying value of the Up-MACRO holding trust on any given date is uncertain. The underlying value of the Up-MACRO holding trust will be calculated on each price determination day by reference to the published level of the Brent Crude Spot Price on that day. The underlying value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its underlying value on the last preceding price determination day. The formula for calculating the underlying value of the Up-MACRO holding trust is described in detail in this prospectus. That underlying value on any day will generally equal:

     o if the Brent Crude Spot Price level is equal to its starting level of [ ] dollars, the aggregate purchase price (excluding any accrued but unpaid interest) of the treasuries in the Up-MACRO holding trust;

     o if the Brent Crude Spot Price level is above its starting level, the aggregate purchase price (excluding any accrued but unpaid interest) of the treasuries in the Up-MACRO holding trust plus a portion of the aggregate purchase price (excluding any accrued but unpaid interest) of the treasuries in the Down-MACRO holding trust; and

     o if the Brent Crude Spot Price is below its starting level, none of the treasuries in the Down-MACRO holding trust and only that portion of the aggregate purchase price (excluding any accrued but unpaid interest) of the treasuries in the Up-MACRO holding trust to which the Down-MACRO holding trust is not entitled.

         We refer to the aggregate purchase price of the treasuries rather than to their principal or par amount, because most of the treasuries will be purchased at a discount and the difference between their purchase price and the par amount that the paired holding trusts will receive upon the maturity of those treasuries will constitute earnings that will be distributed as quarterly distributions. Any portion of the aggregate purchase price of the treasuries that reflects accrued but unpaid interest on the treasuries will not be included as part of the underlying value of the Up-MACRO holding trust.

         On any date of determination, the underlying value of the Up-MACRO holding trust will represent the portion of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the futures contracts were settled on that date. Your share of the underlying value of the Up-MACRO holding trust on any date of determination will represent the amount that you would be entitled to receive as the final distribution on your shares if that date of determination were the final scheduled termination date or an early termination date. If the Up-MACRO holding trust's underlying value has declined significantly or is equal to zero when the final distribution is made on your Up-MACRO tradeable shares on the final scheduled termination date or an early termination date, you will lose all or substantially all of your investment in those shares. Although you can never lose more than the amount you invested in the Up-MACRO tradeable shares, your losses may be relatively greater if you purchased your shares at a premium over their proportionate share of the underlying value of the Up-MACRO holding trust.

         Fluctuations in the relative value of your investment in the Up-MACRO tradeable shares as a result of changes in the underlying value of the Up-MACRO holding trust will not be proportionate to fluctuations in the Brent Crude Spot Price. The price you paid for your Up-MACRO tradeable shares relative to the aggregate quarterly distributions and the final distribution you receive on those shares will determine your yield. However, unless you purchase your shares at a time when both (i) the level of the Brent Crude Spot Price is equal to its starting level and (ii) the market price or offering price of your shares is equal to their proportionate share of the underlying value of the Up-MACRO holding trust, (x) the magnitude of a change in the underlying value of the Up-MACRO holding trust relative to (y) the resulting change in the value of your investment may not be in the same proportion as
(x) that same change in underlying value relative to (y) the magnitude of the movement in the Brent Crude Spot Price which caused that change. Any description in this prospectus of how a given fluctuation in the level of the Brent Crude Spot Price will result in a proportionate change in the underlying value of the Up-MACRO holding trust refers to changes in the underlying value of the trust relative to its original underlying value on the closing date. However, you and each other shareholder, depending on the underlying value of the Up-MACRO holding trust when you or such shareholder purchased your shares, will experience a different proportionate change in the value of your investment and a different rate of return for any given fluctuation in the level of the Brent Crude Spot Price.

         Quarterly distributions are based on the underlying value of the Up-MACRO holding trust. The paired holding trusts will realize earnings on their treasuries in the form of accrued interest received on those treasuries and discount realized upon their maturity. After each of the paired holding trusts has paid its fees and expenses and reinvested an amount equal to the Up-MACRO or Down-MACRO par amount, as applicable, in new treasuries on each distribution date, one of the paired holding trusts will be required to pay all or a portion of its remaining available earnings, if any, to the other paired holding trust under the earnings distribution agreement, based on the average underlying values of the two trusts during the preceding calculation period. The average underlying value is calculated on the basis of the level of the Brent Crude Spot Price on each day during the calculation period preceding each distribution date. A decrease in the average underlying value of the Up-MACRO holding trust, resulting from a decline in the level of the Brent Crude Spot Price, will result in a reduction in the amount of quarterly distributions made by the trust to its shareholders on the next distribution date. If the average underlying value of the Up-MACRO holding trust remains below its original underlying value on successive distribution dates, because the Brent Crude Spot Price has been, on average, below its starting level during the related calculation periods, the Up-MACRO shares will continue to receive only a portion of the available earnings in the Up-MACRO holding trust, while the remaining portion will be transferred to the Down-MACRO holding trust under the earnings distribution agreement.

         The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited. The Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares. Authorized participants may exchange the Up-MACRO tradeable shares for an equal number of Up-MACRO holding shares in minimum lots of [ ] shares. Unless you are an authorized participant and hold the requisite number of Up-MACRO tradeable shares, you will not be able to exchange your shares for the requisite number of Up-MACRO holding shares needed for redemption. Holders of Up-MACRO tradeable shares also have no right to direct the redemption of the underlying Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. The holding shares may only be redeemed in pairs of Up-MACRO and Down-MACRO holding shares that constitute at least one MACRO unit. A MACRO unit consists of [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. A redemption of one or more MACRO units is called a paired optional redemption. Only authorized participants that participate in DTC and have signed an authorized participation agreement with us and the trustee will be entitled to present a MACRO unit to the trustee for redemption. If you are not an authorized participant and you wish to liquidate your shares, you must be prepared to hold your shares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their share of the underlying value of the Up-MACRO holding trust and below the price that you paid for those shares. There may be no authorized participants who are willing to purchase your Up-MACRO tradeable shares when you choose to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Down-MACRO holding shares are trading at a premium over their share of the underlying value of the Down-MACRO holding trust, the market price of the Up-MACRO holding shares may be adversely affected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Up-MACRO holding trust's underlying value. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the level of the Brent Crude Spot Price continues to decline and the underlying value of the Up-MACRO holding trust continues to decrease.

         The paired holding trusts will deliver treasuries instead of cash in a paired optional redemption. On any redemption date, the paired holding trusts will make a final distribution on the holding shares that are being redeemed in the form of all or a portion of the treasuries they hold on deposit rather than making a cash payment. Each of the paired holding trusts is required to deliver treasuries with an aggregate purchase price as of the preceding distribution date on which the trusts purchased these treasuries equal to the underlying value of the applicable trust on the redemption date, or the portion of that underlying value that is allocable to the shares that are being redeemed. The portion of that purchase price that reflected any accrued but unpaid interest on the treasuries will be deducted for purposes of delivering a sufficient amount of treasuries. The market price of the treasuries delivered in a paired optional redemption may have decreased since the time that they were acquired by the paired holding trusts. As a result, the authorized participant who is directing the redemption may receive less upon liquidating the treasuries it received as a final distribution than it may have realized had it received cash. The market risk to which authorized participants may be exposed when they effect paired optional redemptions may adversely affect the price they are willing to pay for your Up-MACRO tradeable shares.

         The paired holding trusts and the tradeable trusts may terminate early. The Up-MACRO tradeable trust may terminate prior to the final scheduled termination date for the Up-MACRO tradeable shares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, the paired holding trusts will settle all of the futures contracts and make a final distribution on the paired holding shares. The Up-MACRO and Down-MACRO tradeable trusts will pass through this final distribution to their shareholders in redemption of the Up-MACRO and Down-MACRO tradeable shares. This early redemption may occur before you have had an opportunity to realize the maximum yield on your shares or to reduce your existing losses resulting from declines in the level of the Brent Crude Spot Price. Furthermore, if the price moves in a direction that would have increased the underlying value of the Up-MACRO holding trust after the Up-MACRO shares have been redeemed, you will not be able to benefit from that price movement.

         The return on the Up-MACRO shares is capped. The return on the Up-MACRO tradeable shares is limited by the amount of assets in the Down-MACRO holding trust. Regardless of how high the Brent Crude Spot Price rises, the Up-MACRO holding trust will never be entitled to receive an amount greater than 100% of the assets in the Down-MACRO holding trust. If the price remains above [ ] dollars for [ ] consecutive New York business days, a termination trigger will occur and the paired holding shares and your Up-MACRO tradeable shares will automatically be redeemed. Even if the price has risen above [ ] dollars at the time you receive your final distribution on the early termination date that follows the occurrence of the termination trigger, the final distribution made by the Up-MACRO holding trust will be equal to its underlying value when the price was [ ] dollars, which reflects the maximum underlying value that it can attain. After receiving this final distribution, you may not be able to reinvest it in an instrument that allows you to achieve the same return as the return you realized on your Up-MACRO tradeable shares or to benefit from any additional increases in oil prices.

There are risks associated with investing in Brent crude oil.

         The price and the volatility of Brent Crude Spot Price are affected by a variety of factors, including weather, government programs and policies, national and international political and economic events, changes in the interest and exchange rates associated with the U.S. dollar and trading activities in other types of crude oil and crude oil- based futures contracts. Further, the Brent Crude Spot Price is primarily based on the price of the Brent crude futures contract and futures markets are also subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the participation of speculators and government regulation and intervention. All of these factors may adversely affect the price per barrel associated with the Brent Crude Spot Price and therefore adversely affect the distributions on the Up-MACRO holding shares.

Redemption orders are subject to postponement, suspension or rejection by the trustee in certain circumstances.

         The trustee may, in its discretion, and will when directed by us, suspend the right to effect a paired optional redemption or postpone any redemption date, (i) for any period during which the [American Stock Exchange] is closed (other than customary weekend or holiday closings) or trading on the [American Stock Exchange] is suspended or restricted, (ii) for any period during which an emergency exists in the State of New York or any other jurisdiction as a result of which the delivery of treasuries is not reasonably practicable, or (iii) for such other period as the trustee determines to be necessary for the protection of the shareholders. In addition, the trustee will reject any redemption order that is not in the proper form required by the authorized participation agreement or if the fulfillment of the order, in the opinion of counsel to the trustee, may be unlawful. Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired optional redemptions and the demand for and market price of your Up-MACRO tradeable shares. Neither we nor the trustee will have any liability for any loss or damage that may result from any suspension or postponement.

If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

         There is no authority directly on point dealing with securities such as the Up-MACRO holding shares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

         If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Up-MACRO holding trust's taxable income would be subject to income tax at regular corporate rates and such income would not flow through to the Up-MACRO tradeable trust and then to you for reporting on your own return. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to you as a holder of Up-MACRO tradeable shares.

You should be aware of the tax consequence of your investment in the Up-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

         It is possible that as a holder of Up-MACRO shares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to your Up-MACRO shares. In addition, capital losses and deductions in respect of payments under the earnings distribution agreement, trustee fees, licensing fees and other expenses associated with the Up-MACRO holding trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

The historical performance of the Brent Crude Spot Price is not an indication of its future performance.

         It is impossible to predict whether the market price of Brent crude oil will rise or fall from its starting level following the closing date. The Brent Crude Spot Price is affected by a large number of complex and interrelated factors. Past levels of the Brent Crude Spot Price are not indicative of the levels to which the price may rise or fall in the future.

The Up-MACRO tradeable shares do not grant to their holders many of the rights normally associated with shares issued by a corporation.

         The holders of the Up-MACRO tradeable shares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Up-MACRO tradeable shares, you are not acquiring the right to elect directors, to vote on certain matters relating to the Up-MACRO tradeable trust or to take other actions generally associated with the ownership of shares in a corporation. You will only have the limited rights described under "DESCRIPTION OF THE TRUST AGREEMENTS -- Trustee Termination Events" and "-- Modification and Waiver."

We may have conflicts of interests.

         We may from time to time act as depositor for various trusts that issue MACRO securities and sell those securities in public and private offerings. In addition, we are an affiliate of Macro Securities Research, LLC. The paired holding trusts will pay MACRO Securities Research, LLC a licensing fee for the right to use the patented MACROs structure in structuring, issuing and offering MACRO securities. Our interests and the interests of our affiliate may in some cases be different from the interests of the holders of Up-MACRO holding shares and Up-MACRO tradeable shares.

                                USE OF PROCEEDS

         On [ ], 200[ ], or the "closing date," the trustee will apply the net proceeds of the sale of the Up-MACRO tradeable shares to purchase and deposit into the Up-MACRO tradeable trust the Up-MACRO holding shares being issued by the Up-MACRO holding trust on the closing date. A portion of the Up-MACRO holding shares issued on the closing date will be acquired by one or more other investors, in addition to the Up-MACRO tradeable trust.

         The trustee will apply the funds received from the Up-MACRO tradeable trust and the other investors who acquire the Up-MACRO holding shares to purchase United States Treasury obligations, or "treasuries," maturing on or before the first quarterly distribution date. The trustee will deposit these treasuries into the Up-MACRO holding trust. The trustee will also use the funds received from the Down-MACRO tradeable trust and the other investors who acquire the Down-MACRO holding shares to purchase treasuries maturing on or prior to the first distribution date and will deposit these treasuries into the Down-MACRO holding trust. On each distribution date, except for the final scheduled termination date, any early termination date or any redemption date, the trustee will reinvest the proceeds from the maturing treasuries in the paired holding trusts in new treasuries that will mature on or before the next scheduled distribution date.

         If the paired holding trusts make a subsequent issuance of paired holding shares in the manner described under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Subsequent Issuances," the authorized participant who directed the new issuance may also direct the Up-MACRO tradeable trust to issue additional Up-MACRO tradeable shares. In that case, the trustee will apply the proceeds from the new issuance of Up-MACRO tradeable shares to purchase an equal number of the newly-issued Up-MACRO holding shares for deposit into the Up-MACRO tradeable trust.

                                 THE DEPOSITOR

         We were established as a limited liability company in the State of Delaware on April 28, 2004 and are a wholly-owned, limited-purpose subsidiary of MACRO Securities Research, LLC. Our registered office is located, care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (800) 767-4796.

         Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

                        MACRO SECURITIES RESEARCH, LLC

         MACRO Securities Research, LLC, or "MSR," is a financial services company that has developed its patented MACRO(R) Securities, or "MACROs," as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MACROs are securities the value of which is linked to the performance of a reference index, price or other economic variable.

         The following are brief profiles of the principal managers and officers of MSR:

         Allan Weiss is a founding member of MSR, and has been its Chief Executive Officer and a manager since MSR's formation in 1999. From October 1991 through May 2004, Mr. Weiss was the Chief Executive Officer and President of Case Shiller Weiss, Inc. ("CSW," now called Fiserv CSW, Inc.), an economics research company, which he founded with Professor Robert J. Shiller. Mr. Weiss served as a consultant to Fiserv CSW, Inc. from May 2004 through December 2004. Mr. Weiss led CSW to become the world's first provider of single-family home price indices that were expressly designed for settlement of risk-management contracts. Under Mr. Weiss's leadership, CSW was the pioneer of automated valuation models for single-family homes that are based on the updating of past sales prices using repeat-sales price indexes as well as the analysis of home characteristics, implemented by the CASA(R) (Characteristics and Sales Analysis) valuation service. CSW has listed among its customers some of the world's largest investment banks, mortgage originators, home equity lenders, mortgage securitizers, and securities rating agencies. Mr. Weiss conceived of the essential idea for MACRO securities, which he originally called "proxy assets," and was co-developer of the patentable invention that underlies MACROs. Mr. Weiss has co-authored a number of articles in academic journals concerning the establishment of liquid markets and hedging instruments for single-family home prices. Mr. Weiss holds a Bachelor of Arts in Computer Science and Physics from Brandeis University and a Masters of Business Administration in Public and Private Management from Yale University.

         Robert J. Shiller is a founding member of MSR and also one of its managers. Professor Shiller was a founder and director of Case Shiller Weiss, Inc. prior to joining MSR, and worked with Allan Weiss in developing CSW's products and services. He also worked with Mr. Weiss to develop the MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of MACROs: Macro Markets: Creating Institutions for Managing Society's Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order: Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and of Irrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982, he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is member of the American Philosophical Society and fellow of the American Academy of Arts and Sciences.

         Samuel R. Masucci, III is a founding member of MSR and since 1999 has been MSR's Chief Operating Officer. Mr. Masucci has more than 15 years of experience in structuring derivative products on both mortgage and asset-backed securities, as well as extensive experience structuring hedge funds and investment companies. Mr. Masucci has held senior management positions at Bear Stearns, UBS and Merrill Lynch where he has applied innovative products and concepts to the financial markets. Mr. Masucci also pioneered the creation of Shared Appreciation Mortgages (SAMs) in the United States and the United Kingdom, which allow lenders to participate in the appreciation of home prices in exchange for offering lower interest rates to borrowers. Mr. Masucci holds a Bachelors Degree from Pennsylvania State University.

         Rebecca Raibley is a founding member of MSR and since 1999 has served on MSR's board of managers. Ms. Raibley is the founder of Simply Extraordinary, Inc., a company that specializes in the marketing and sale of handmade crafts, and since December 2003, she has served as Simply Extraordinary's President. From June 1994 through January 2004, Ms. Raibley served as President of Articles, Inc., a company that marketed and sold artwork from around the world. Ms. Raibley has a post masters concentration in business from Harvard University and holds a Masters in Educational Administration from the University of Vermont and Bachelors of Arts in Sociology and Psychology from Marian College.

         MSR has licensed the use of its patent on the MACROs structure to us. Each of the paired holding trusts will be required to pay a licensing fee to MSR for the use of its patent. For a detailed description of how this licensing fee is calculated, see "PROSPECTUS SUMMARY -- Fees and Expenses." For more information about the MACRO licensing agreement, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement." MACRO(R) is a federally registered servicemark of MSR. MSR considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its servicemark and reserves all rights to that servicemark.

                   FORMATION OF THE UP-MACRO TRADEABLE TRUST
                         AND THE PAIRED HOLDING TRUSTS

         We have created the Brent Crude Spot Oil Up-MACRO Tradeable Trust, which we refer to as the "Up-MACRO tradeable trust," pursuant to a trust agreement, dated as of [ ], 2005, between us, as depositor, and [ ], as trustee for the Up-MACRO tradeable trust. The Up-MACRO tradeable trust will issue [ ] Brent Crude Oil Up-MACRO Tradeable Shares, which we refer to as the "Up-MACRO tradeable shares." Only the Up-MACRO tradeable shares are being offered by this prospectus.

         We have also created:

     o the Brent Crude Oil Up-MACRO Holding Trust, which we refer to as the "Up-MACRO holding trust," pursuant to a trust agreement, dated as of [ ], 2005, between us, as depositor, and [ ], as trustee for the Up-MACRO holding trust. The Up-MACRO holding trust will issue [ ] Brent Crude Oil Up-MACRO Holding Shares, which we refer to as the "Up-MACRO holding shares;"

     o the Brent Crude Oil Down-MACRO Holding Trust, which we refer to as the "Down-MACRO holding trust," pursuant to a trust agreement, dated as of [ ], 2005, between us, as depositor, and [ ], as trustee for the Down-MACRO holding trust. The Down-MACRO holding trust will issue [ ] Brent Crude Oil Down-MACRO Holding Shares, which we refer to as the "Down-MACRO holding shares;" and

     o the Brent Crude Oil Down-MACRO Tradeable Trust, which we refer to as the "Down-MACRO tradeable trust," pursuant to a trust agreement, dated as of [ ], 2005, between us, as depositor, and [ ], as trustee for the Down-MACRO tradeable trust. The Down-MACRO tradeable trust will issue [ ] Brent Crude Oil Down-MACRO Tradeable Shares, which we refer to as the "Down-MACRO tradeable shares."

         The Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust are all [ ] trusts created under the laws of the State of [ ]. [We have prepared a certificate of trust for each of these trusts in accordance with [ ] and filed these certificates with the Delaware Secretary of State on [ ], 2005.]

         We refer to the Up-MACRO holding trust and the Down-MACRO holding trust as the "paired holding trusts." We refer to the Up-MACRO holding shares and the Down-MACRO holding shares as the "paired holding shares."

         The paired holding trusts will enter into an earnings distribution agreement and multiple futures contracts with each other, which are described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement" and "-- The Futures Contracts." Payments under the earnings distribution agreement and the futures contracts will be calculated on the basis of fluctuations in the Brent Crude Spot Price, which is described under "DESCRIPTION OF THE BRENT CRUDE SPOT PRICE." The payments that are made or received by the Up-MACRO holding trust under the earnings distribution agreement will determine Quarterly Distributions on the Up-MACRO holding shares, which are described under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Quarterly Distributions." The settlement payments made or received by the Up-MACRO holding trust under the futures contracts will determine the Final Distribution on the Up-MACRO holding shares, which is described under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Final Distribution." The Up-MACRO tradeable trust will pass through to the holders of its Up-MACRO tradeable shares all quarterly and final distributions that it receives on the Up-MACRO holding shares it holds on deposit.

         The assets of the Up-MACRO tradeable trust will consist of:

     o Up-MACRO holding shares issued by the Up-MACRO holding trust. The number of Up-MACRO holding shares held by the Up-MACRO tradeable trust will increase with each subsequent issuance and decrease with each exchange by an authorized participant of Up-MACRO tradeable shares for the underlying Up-MACRO holding shares;

     o a securities account created under the Up-MACRO tradeable trust agreement into which all of the Up-MACRO holding shares acquired on the closing date and on any subsequent issuance date by the Up-MACRO tradeable trust will be deposited; and

     o a distribution account created under the Up-MACRO tradeable trust agreement into which all distributions received on the Up-MACRO holding shares will be deposited prior to being distributed on each distribution date to the holders of the Up-MACRO tradeable shares.

         For more information about the assets of the Up-MACRO tradeable trust, see "DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS."

         The assets of the Up-MACRO holding trust will consist of:

     o treasuries of the type described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- United States Treasury Obligations" and what we refer to as "earnings" on those treasuries, consisting of accrued interest on treasury notes and bonds and the discount realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up-MACRO holding trust acquired that treasury;

     o the trust's rights under the earnings distribution agreement, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement;"

     o the trust's rights under the futures contracts, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Futures Contracts;"

     o the trust's rights under the licensing agreement with MACRO Securities Research, LLC to use the patented MACROs structure, as described under "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement;"

     o a securities account created under the Up-MACRO holding trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up-MACRO holding shares; and

     o a distribution account created under the Up-MACRO holding trust agreement into which all earnings on the treasuries and all amounts received under the earnings distribution agreement and the futures contracts will be deposited prior to (1) being used to pay the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust and (2) being distributed to the holders of the Up-MACRO holding shares.

         The assets of the Down-MACRO holding trust will be identical to those described above for the Up-MACRO holding trust.

         For more information about the assets of the paired holding trusts, see "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS."

         The Down-MACRO tradeable trust will acquire Down-MACRO holding shares issued by the Down-MACRO holding trust on the closing date. A portion of the Down-MACRO holding shares issued on the closing date will also be held by other investors who are not affiliated with the Down-MACRO tradeable trust. The Down-MACRO tradeable trust is our affiliate and, therefore, an indirect affiliate of the Up-MACRO tradeable trust and both of the paired holding trusts. However, there is no contractual relationship between the Down-MACRO tradeable trust and either the Up-MACRO tradeable trust or the Up-MACRO holding trust. In addition, although the relationship between the Down-MACRO holding trust and the Down-MACRO tradeable trust is similar to the relationship between the Up-MACRO holding trust and the Up-MACRO tradeable trust, distributions, redemptions or any subsequent issuances made by the Down-MACRO tradeable trust will have no effect on the Up-MACRO tradeable trust. Accordingly, this prospectus contains disclosure relating to the Down-MACRO tradeable trust only to the extent it is directly relevant to the Up-MACRO tradeable trust.

                 DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES

General

         You should note that when we refer to the "par amount" of an Up-MACRO holding share, we mean a stated amount equal to $[1] per share. The aggregate "Up-MACRO Par Amount" is determined on any date by multiplying the number of outstanding Up-MACRO holding shares issued by the Up-MACRO holding trust, whether on the closing date or in subsequent issuances, less any shares that were redeemed prior to that date, by that stated par amount of $[1] per share.

         The initial Underlying Value of the Up-MACRO holding trust on the closing date will be equal to the Up-MACRO Par Amount. It will also be equal to the initial Up-MACRO Asset Amount, which is the aggregate purchase price of the treasuries (excluding any accrued but unpaid interest reflected in that price) that the trustee deposits into the Up-MACRO holding trust on the closing date. After the closing date, the Underlying Value of the Up-MACRO holding trust will generally fluctuate with the level of the Brent Crude Spot Price. However, periodic increases and reductions in the Underlying Value of the Up-MACRO holding trust will have no effect on the Up-MACRO Asset Amount or on the Up-MACRO Par Amount. The Up-MACRO Par Amount will be reduced only by redemptions of Up-MACRO holding shares and increased only by subsequent issuances of additional Up-MACRO holding shares. Similarly, the Up-MACRO Asset Amount will only be reduced when one or more futures contracts are settled in connection with a redemption of Up-MACRO holding shares and increased when additional assets are deposited into the Up-MACRO holding trust in connection with a subsequent issuance. The Up-MACRO Asset Amount may also be reduced if the fees and expenses of the Up-MACRO holding trust exceed its earnings on any distribution date and, as a result, a portion of the proceeds of the treasuries which would otherwise be reinvested are instead used to cover such fees and expenses, as described under "-- Quarterly Distributions."

         Each Up-MACRO tradeable share will also have a stated par amount of $[ ] per share. The entitlement of the Up-MACRO tradeable trust to the Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust will be based on the number of Up-MACRO holding shares held on deposit by the Up-MACRO tradeable trust and the proportion that this number bears to the aggregate number of the Up-MACRO holding shares issued by the Up-MACRO holding trust and outstanding on the relevant distribution date. Your entitlement to any Quarterly Distributions and the Final Distribution passed through by the Up-MACRO tradeable trust will be based on the number of Up-MACRO tradeable shares you hold and the proportion that this number bears to the aggregate number of Up-MACRO tradeable shares issued by the Up-MACRO tradeable trust and outstanding on the relevant distribution date.

         The Up-MACRO tradeable shares are being issued by the Up-MACRO tradeable trust pursuant to the terms of the Up-MACRO tradeable trust agreement. Each Up-MACRO tradeable share represents an interest in the Up-MACRO holding shares deposited in the Up-MACRO tradeable trust. The Up-MACRO tradeable shares do not represent interests in or obligations of us, the trustee, MSR, the underwriters or any of our or their affiliates.

         The Up-MACRO tradeable shares are denominated in, and all distributions with respect to the shares will be payable in, United States dollars. The Up-MACRO tradeable shares are being issued in minimum lots of [ ] shares and multiples of [ ] shares in excess of that amount.

         The underwriters expect to deliver the Up-MACRO tradeable shares in book-entry form only through The Depository Trust Company, or "DTC," on or about [ ], 200[ ], or the "closing date."

Calculation of Underlying Value

         Quarterly Distributions on the Up-MACRO holding shares on each distribution date - and, therefore, distributions on the Up-MACRO tradeable shares - will be based upon the Average Underlying Value of the Up-MACRO holding trust during the calculation period that precedes that distribution date. Any Final Distribution on the Up-MACRO holding shares - and, therefore, distributions on the Up-MACRO tradeable shares - will be based upon the Underlying Value of the Up-MACRO holding trust on the date on which that Final Distribution is made. The Underlying Value of the Up-MACRO holding trust on any price determination day will equal all, a portion or none of the value of the assets in the Up-MACRO holding trust and all, a portion or none of the value of the assets in the Down-MACRO holding trust. The Underlying Value of the Up-MACRO holding trust on any price determination day represents both (1) the aggregate amount of the assets in the paired holding trusts to which the Up-MACRO holding trust would be entitled if the futures contracts were settled on that day and (2) the aggregate Final Distribution that would be made on the Up-MACRO holding shares if all of these shares were redeemed on that day.

         The Underlying Value of the Up-MACRO holding trust will be calculated on each price determination day and will be based on the level of the Brent Crude Spot Price on that day relative to the starting level of the Brent Crude Spot Price on the closing date. A "price determination day" will occur on each New York business day on which the level of the Brent Crude Spot Price, as determined at the close of the preceding London business day, is published by the Wall Street Journal. A "New York business day" is a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close. A "London business day" is a day other than a Saturday, a Sunday or a day on which banking institutions in London, England are authorized or required by law, regulation or executive order to close. On each price determination date, the trustee will use the Brent Crude Spot Price published in the Wall Street Journal on that day to determine the Underlying Value of the Up-MACRO holding trust. This published price reflects the closing level of the Brent Crude Spot Price on the London business day immediately preceding that price determination day.

         If the level of the Brent Crude Spot Price on any price determination day has increased relative to its starting level, the Underlying Value of the Up-MACRO holding trust will also increase. If the level of the Brent Crude Spot Price on any price determination day has decreased relative to its starting level, the Underlying Value of the Up-MACRO holding trust will also decrease. If the level of the Brent Crude Spot Price on any price determination day is the same as its starting level, the Underlying Value of the Up-MACRO holding trust will equal the Up-MACRO Asset Amount deposited in the Up-MACRO holding trust.

         The "Underlying Value" of the Up-MACRO holding trust will equal, on any price determination day:

     o if the ending level of the Brent Crude Spot Price on a price determination day is above its starting level,

          -    the Up-MACRO Asset Amount on that price determination day

               plus

          - the Down-MACRO Asset Amount on that price determination day multiplied by the Price Level Percentage Change,

               OR

     o if the ending level of the Brent Crude Spot Price on a price determination day is below its starting level,

          -    the Up-MACRO Asset Amount on that price determination day

               minus

          - that Up-MACRO Asset Amount multiplied by the Price Level Percentage Change,

               OR

     o if the ending level of the Brent Crude Spot Price on a price determination day is equal to its starting level, the Underlying Value of the Up-MACRO holding trust on that day will be equal to the Up-MACRO Asset Amount on that price determination day.

         The Underlying Value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its Underlying Value on the immediately preceding price determination day.

         On any price determination day, the "Price Level Percentage Change" is the absolute value of (i) the ending level of the Brent Crude Spot Price on that price determination day, minus the starting level of the Brent Crude Spot Price divided by (ii) that starting level.

         Each period between distribution dates, beginning on the preceding distribution date and ending on the day prior to the current distribution date, is called a "calculation period."

         The "ending level" is the level of the Brent Crude Spot Price that is published by the Wall Street Journal on each price determination day.

         The "starting level" is equal to [ ] dollars, which was the level of the Brent Crude Spot Price on [ ], 2005, the last price determination day preceding the closing date.

         The "Up-MACRO Asset Amount" means, on each New York business day, an amount equal to (i) the lesser of (a) the Up-MACRO Par Amount, and (b) all funds remaining on deposit in the Up-MACRO holding trust after all fees and expenses of the Up-MACRO holding trust have been paid in full on that distribution date minus (ii) in case one or more paired optional redemptions is effected during any calculation period, an amount equal to the value of the treasuries that was delivered by each of the paired holding trusts to settle the related futures contracts and then make a Final Distribution on the shares that were redeemed.

         The "Down-MACRO Asset Amount" means, on each New York business day, an amount equal to (i) the lesser of (a) the Down-MACRO Par Amount, and (b) all funds remaining on deposit in the Down-MACRO holding trust after all fees and expenses of the Down-MACRO holding trust have been paid in full on that distribution date minus (ii) in case one or more paired optional redemptions is effected during any calculation period, an amount equal to the value of the treasuries that was delivered by each of the paired holding trusts to settle the related futures contracts and then make a Final Distribution on the shares that were redeemed.

         We refer to the product of the aggregate number of outstanding shares issued by the Up-MACRO holding trust (whether on the closing date or in subsequent issuances) and a stated par amount of $[1] per share as the "Up-MACRO Par Amount" and to the product of the aggregate number of outstanding shares issued by the Down-MACRO holding trust (whether on the closing date or in subsequent issuances) and a stated par amount of $[1] per share as the "Down-MACRO Par Amount."

         On each distribution date, the Up-MACRO Asset Amount and the Down-MACRO Asset Amount represents the aggregate purchase price of the treasuries that the trustee actually acquired on behalf of the Up-MACRO holding trust or the Down-MACRO holding trust, as applicable, on that distribution day minus any portion of that purchase price that reflects accrued but unpaid interest on those treasuries. Unless the fees and expenses of a holding trust exceeded that trust's earnings during one or more preceding calculation periods, the Up-MACRO Asset Amount will equal the Up-MACRO Par Amount and the Down-MACRO Asset Amount will equal the Down-MACRO Par Amount on each distribution date and during the ensuing calculation period. The fees and expenses of each holding trust are described under "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses."

         The trustee will calculate the Underlying Value of the Up-MACRO holding trust and post the share of that Underlying Value that is allocable to one Up-MACRO holding share and one Up-MACRO tradeable share on its website by [ ] a.m., New York City time on each price determination day. The trustee's website is located at [ ].

Quarterly Distributions

         The Up-MACRO holding trust will periodically distribute earnings realized on the treasuries in the paired holding trusts that remain available after both trusts have paid their fees and expenses. The Up-MACRO holding trust will make these distributions, which we refer to as "Quarterly Distributions," only to the extent of the Up-MACRO holding trust's entitlement to these earnings under the earnings distribution agreement. Quarterly Distributions are scheduled to occur on the [ ]th day of [ ], [ ], [ ] and [ ] of each year, commencing on [ ], 2005, or, if any of those days is not a New York business day, on the following New York business day. We refer to each of these days as a "distribution date."

         The Up-MACRO tradeable trust will pass through to you, as a holder of Up-MACRO tradeable shares, your proportionate share of the Quarterly Distributions that the Up-MACRO tradeable trust receives from the Up-MACRO holding trust.

         The paired holding trusts will first use their Available Earnings to make the required payments under the earnings distribution agreement. The paired holding trusts will then make Quarterly Distributions on their holding shares out of the Available Earnings that each trust holds on deposit after it has made or received a payment under the earnings distribution agreement. On each distribution date, the Up-MACRO holding trust's entitlement under the earnings distribution agreement to its own Available Earnings and the Available Earnings in the Down-MACRO holding trust will be based on its Average Underlying Value. The Underlying Value of the Up-MACRO holding trust will be calculated on each price determination day by reference to the level of the Brent Crude Spot Price that is published in the Wall Street Journal on that day. The Average Underlying Value during each calculation period will then be used on the immediately following distribution date to calculate the payments under the earnings distribution agreement. On each distribution date, the trustee will calculate the trust's "Average Underlying Value" by dividing the Underlying Value of the Up-MACRO holding trust on each day during the related calculation period by the Up-MACRO Asset Amount on that day, then summing all of the resulting numbers obtained for each day, dividing that sum by the number of days in that calculation period and multiplying the result by the Up-MACRO Asset Amount on the current distribution date. The Underlying Value of the Up-MACRO holding trust on any day that is not a price determination day will be the same as its Underlying Value on the last price determination day preceding that day.

     o If the Average Underlying Value of the Up-MACRO holding trust on a distribution date is greater than its Underlying Value on the closing date, the Up-MACRO holding trust will be entitled to retain all of its Available Earnings and to receive all or a portion of the Down-MACRO holding trust's Available Earnings, and it will distribute all of these Available Earnings as its Quarterly Distribution on that distribution date;

     o if the Average Underlying Value of the Up-MACRO holding trust on a distribution date is less than its Underlying Value on the closing date, the Up-MACRO holding trust will be required to pay all or a portion of its Available Earnings to the Down-MACRO holding trust, and it will distribute only its remaining Available Earnings as its Quarterly Distribution; and

     o if the Average Underlying Value of the Up-MACRO holding trust on a distribution date is equal to its Underlying Value on the closing date, the Up-MACRO holding trust will not be required to pay or entitled to receive any payment under the earnings distribution agreement and it will distribute all of its Available Earnings as its Quarterly Distribution.

         On each distribution date, including the final scheduled termination date, any early termination date or any redemption date that occurs on a distribution date, the Up-MACRO holding trust will distribute to the Up-MACRO tradeable trust a "Quarterly Distribution" equal to:

     o    the sum of:

          - an amount equal to the portion of the Available Earnings accrued on the treasuries in the Up-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to retain under the earnings distribution agreement, plus

          - an amount equal to the portion, if any, of the Available Earnings accrued on the treasuries in the Down-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to receive under the earnings distribution agreement multiplied by

     o a fraction the numerator of which equals the number of Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust and the denominator of which equals the aggregate number of outstanding Up-MACRO holding shares on that distribution date.

         On each distribution date, after the Up-MACRO holding trust has made a Quarterly Distribution on the Up-MACRO holding shares, the Up-MACRO tradeable trust will pass through on each outstanding Up-MACRO tradeable share an amount equal to:

     o the Quarterly Distribution received by the Up-MACRO tradeable trust from the Up-MACRO holding trust on that distribution date divided by

     o the aggregate number of outstanding Up-MACRO tradeable shares on that distribution date.

         For a more detailed description of how the Underlying Value of the Up-MACRO holding trust and payments under the earnings distribution agreement are calculated, see "-- Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Earnings Distribution Agreement."

         On each distribution date, the "Available Earnings" of the Up-MACRO holding trust will be an amount equal to the greater of (i) zero and (ii) an amount equal to:

     o the proceeds of the treasuries that were on deposit in the Up-MACRO holding trust during the preceding calculation period (which proceeds include all interest, discount, principal and any other amounts received by the trust upon the maturity of those treasuries), minus

     o the fees and expenses incurred by the Up-MACRO holding trust and the Up-MACRO tradeable trust during the preceding calculation period, which are expected to equal approximately 1/4 of an annual rate of [ ]%, multiplied by the average Up-MACRO Asset Amount during that calculation period, minus

     o    funds in an amount equal to the Up-MACRO Par Amount.

         An amount equal to the Up-MACRO Par Amount should always be reinvested in new treasuries or, if that distribution date is a final scheduled termination date or early termination date, used to make the required payments under the futures contracts being settled on that distribution date. However, the amount actually invested may from time to time be less than the Up-MACRO Par Amount, if the fees and expenses of the Up-MACRO holding trust have exceeded on a net basis its earnings on the treasuries on one or more distribution dates.

         Similarly, the "Available Earnings" of the Down-MACRO holding trust will be an amount equal to the greater of (i) zero and (ii) an amount equal to:

     o the proceeds of the treasuries that were on deposit in the Down-MACRO holding trust during the preceding calculation period (which proceeds include all interest, discount, principal and any other amounts received by the trust upon the maturity of those treasuries), minus

     o the fees and expenses incurred by the Down-MACRO holding trust and the Down-MACRO tradeable trust during the preceding calculation period, which are expected to equal approximately 1/4 of an annual rate of [ ]%, multiplied by the average Down-MACRO Asset Amount during that calculation period, minus

     o    funds in an amount equal to the Down-MACRO Par Amount.

         An amount equal to the Down-MACRO Par Amount should always be reinvested in new treasuries or, if that distribution date is a final scheduled termination date or early termination date, used to make the required payments under the futures contracts being settled on that distribution date. However, the amount actually invested may from time to time be less than the Down-MACRO Par Amount, if the fees and expenses of the Down-MACRO holding trust have exceeded on a net basis its earnings on the treasuries on one or more distribution dates.

         If the aggregate purchase price (excluding accrued but unpaid interest) of the treasuries on deposit in the Up-MACRO holding trust or the Down-MACRO holding trust is less than the Up-MACRO Par Amount or the Down-MACRO Par Amount, as applicable, because fees and expenses exceeded the earnings on its treasuries on one or more previous distribution dates, earnings on the current distribution date will first be used to make up this shortfall before any payments under the earnings distribution agreement or any Quarterly Distributions are made. The Up-MACRO holding trust may make minimal or no Quarterly Distributions to its shareholders on one or more distribution dates if treasury yields drop to and remain below [ ]%. See "RISK FACTORS -- Earnings on the treasuries may be insufficient to make quarterly distributions."

         Under the trust agreements, the trustee will be required to use commercially reasonable efforts to reinvest funds on deposit in the paired holding trusts on each distribution date in such a manner that the paired holding trusts will always hold substantially identical pools of treasuries. However, due to market conditions and fluctuating supplies of treasuries that mature within the required period, the trustee may not always be able to acquire identical pools of treasuries for each of the paired holding trusts.

         If on any distribution date the proceeds of the treasuries in the Up-MACRO holding trust minus its fees and expenses are equal to or less than its Up-MACRO Par Amount, then the Up-MACRO holding trust will not make any payment under the earnings distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust. Similarly, if on any distribution date the net proceeds of the treasuries in the Down-MACRO holding trust minus its fees and expenses are equal to or less than its Down-MACRO Par Amount, then the Down-MACRO holding trust will not have any available earnings and it will not make any payment under the earnings distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust on that distribution date. If either of the paired holding trusts fails to make a payment under the earnings distribution agreement on any distribution date because it does not have any Available Earnings, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

         Furthermore, if on any distribution date the Up-MACRO holding trust does not have any Available Earnings and does not receive any Available Earnings from the Down-MACRO holding trust, it will not make any Quarterly Distribution to its shareholders on that distribution date. The Up-MACRO holding trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO tradeable shares; there is no guarantee as to the amount of each quarterly distribution or the amount of the final distribution."

Final Distribution

         General

         The Up-MACRO holding trust will make a Final Distribution on the Up-MACRO holding shares on the earliest to occur of:

     o [ ] , 200[ ], which we refer to as the "final scheduled termination date;"

     o an "early termination date," which is the next distribution date following the occurrence of a Termination Trigger; and

     o a "redemption date," which is any New York business day on which a paired optional redemption of all or a portion of the paired holding shares occurs. On a redemption date, including any redemption date that occurs on a distribution date, the paired holding trusts will make a Final Distribution on the paired holding shares that are being redeemed by delivering treasuries instead of cash to the Authorized Participants directing the redemption.

         The Final Distribution made by the Up-MACRO holding trust on the final scheduled termination date, any early termination date or any redemption date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down-MACRO holding trust under the futures contracts being settled on that date. The settlement payments under the futures contracts will be based on the Underlying Value of the Up-MACRO holding trust on the final scheduled termination date, early termination date or relevant redemption date, which will, in turn, be calculated by reference to the ending level of the Brent Crude Spot Price published on that final scheduled termination date, early termination date or redemption date or, if any of these dates is not a price determination day, on the last price determination day preceding these dates. If the level of the Brent Crude Spot Price on the relevant price determination day is above its starting level, the Up-MACRO holding trust will be entitled to receive a settlement payment from the Down-MACRO holding trust in an amount proportional to the increase in the level of the Brent Crude Spot Price. If the level of the Brent Crude Spot Price on the relevant price determination day is below its starting level, the Up-MACRO holding trust will be required to make a settlement payment to the Down-MACRO holding trust in an amount proportional to the decrease in the level of the Brent Crude Spot Price.

         The purpose of the settlement payments under the futures contracts is to transfer funds between the paired holding trusts such that each trust has funds in an amount equal to its Underlying Value at the time of settlement. The settlement payments will be made out of the proceeds of the treasuries in the paired holding trusts, which will include all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries, other than the portion of those proceeds in each trust, if any, that qualifies as Available Earnings. For a more detailed description of how the Underlying Value of the Up-MACRO holding trust and payments under the futures contracts are calculated, see "-- Calculation of Underlying Value" and "DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS -- The Futures Contracts."

         On the final scheduled termination date or any early termination date, all of the paired holding shares will be redeemed and the Up-MACRO tradeable trust will pass through the Final Distribution made on the Up-MACRO holding shares to the holders of its Up-MACRO tradeable shares. All of the Up-MACRO tradeable shares will be considered to be redeemed upon receipt of this Final Distribution.

         On any redemption date, all or only a portion of the paired holding shares will be redeemed in a paired optional redemption. Although the Up-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, Authorized Participants may acquire Up-MACRO tradeable shares and exchange them for the underlying Up-MACRO holding shares. However, as discussed in greater detail later in this section, unless you are an Authorized Participant, you will not have a right to exchange your Up-MACRO tradeable shares for the underlying Up-MACRO holding shares or to direct a redemption of the Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust. Consequently, you will be able to liquidate your investment in the Up-MACRO tradeable shares prior to the final scheduled termination date or an early termination date only by selling them to an investor who wishes to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to exchange them for Up-MACRO holding shares and then direct a paired optional redemption. The market price that you are able to obtain for your Up-MACRO tradeable shares may be less than the price you paid for those shares and less than the proportionate share of the Underlying Value of the Up-MACRO holding trust that is represented by those shares for the reasons discussed in "RISK FACTORS -- Fluctuations in the underlying value of the Up-MACRO holding trust and other factors may affect the market price of your Up-MACRO tradeable shares."

         Final Distributions on the Final Scheduled Termination Date or any Early Termination Date

         On the final scheduled termination date or any early termination date, the trustee will cause the paired holding trusts to settle all of the futures contracts. After the futures contracts have been settled, the Up-MACRO holding trust will distribute on its outstanding Up-MACRO holding shares, in addition to the Quarterly Distribution, if any, that is made out of Available Earnings on that date, a "Final Distribution" in redemption of each outstanding share equal to:

     o the Underlying Value of the Up-MACRO holding trust on that final scheduled termination date or early termination date divided by

     o the aggregate number of Up-MACRO holding shares that remain outstanding on that date.

         If the final scheduled termination date or any early termination date is not a price determination day, the Underlying Value of the Up-MACRO holding trust on that final scheduled termination date or early termination date will be equal to its Underlying Value on the last preceding price determination day.

         The Up-MACRO tradeable trust will receive a Final Distribution on the Up-MACRO holding shares that it holds on deposit on the final scheduled termination date or any early termination date and it will pass through that Final Distribution to the holders of its Up-MACRO tradeable shares. On the final scheduled termination date or an early termination date, the trustee will distribute on each outstanding Up-MACRO tradeable share an amount equal to:

     o the Final Distribution received from the Up-MACRO holding trust on that final scheduled termination date or early termination date divided by

     o the aggregate number of outstanding Up-MACRO tradeable shares that remain outstanding on that date.

         If the fees and expenses of the Up-MACRO holding trust and Up-MACRO tradeable trust exceeded the Available Earnings in the Up-MACRO holding trust on the current distribution date or on one or more preceding distribution dates during the time that the holding and tradeable shares were outstanding and the resulting deficiency in the Up-MACRO Asset Amount was not made up with Available Earnings on subsequent distribution dates, the Final Distribution made by the Up-MACRO holding trust will reflect that resulting deficiency. Upon receipt of a Final Distribution on the final scheduled termination date or any early termination date, your Up-MACRO tradeable shares will be considered to be redeemed and the Up-MACRO tradeable trust will have no further obligations with respect to those shares even if the amount of the Final Distribution is equal to less than the purchase price you paid for those shares. See "RISK FACTORS -- You may lose your entire investment in the Up-MACRO tradeable shares; there is no guarantee as to the amount of each quarterly distribution or the amount of the final distribution."

         Final Distributions on the Paired Holding Shares on a Redemption Date

         At any time prior to the occurrence of the final scheduled termination date or an early termination date, the paired holding shares may be redeemed on any New York business day in what we refer to as a "paired optional redemption." The discussion which follows describing paired optional redemptions and the Final Distribution that is made on a redemption date for all or a portion of the Up-MACRO holding shares does not apply to your Up-MACRO tradeable shares, because they cannot be redeemed. However, this discussion is relevant to you, as a holder of Up-MACRO tradeable shares, because it explains the rules that Authorized Participants must follow in order to effect paired optional redemptions. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

         At any time during which any paired holding shares are outstanding, any Authorized Participant may present one or more MACRO Units of paired holding shares to the trustee for redemption. In order to be an "Authorized Participants" an entity must be (1) a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which is not required to be registered as a broker-dealer to engage in securities transactions, (2) a participant in DTC, and (3) an entity which has signed an authorized participation agreement with us and the trustee. Each "authorized participation agreement" provides procedures for the creation and redemption of MACRO Units and the delivery of treasuries and cash in connection with subsequent issuances of paired holding shares. Only Authorized Participants may direct the redemption of paired holding shares.

         In order to effect a paired optional redemption, an Authorized Participant must present paired holding shares in a minimum aggregate number that constitutes a MACRO Unit. A "MACRO Unit" consists of [ ] Up-MACRO holding shares and [ ] Down-MACRO holding shares. Authorized Participants may acquire one or more MACRO Units by purchasing a sufficient number of holding shares or tradeable shares. Authorized participants may exchange Up-MACRO and Down-MACRO tradeable shares for the underlying Up-MACRO or Down-MACRO holding shares in minimum lots of [ ].

         On any redemption date on which an Authorized Participant presents one or more MACRO Units to the trustee for redemption, the trustee will effect a paired optional redemption by redeeming those MACRO Units. A tender of paired holding shares for redemption will be irrevocable. On the redemption date, the Authorized Participant directing the paired optional redemption will receive the Quarterly Distribution, if any, that is made on the paired holding shares being redeemed plus a Final Distribution on those shares equal to:

     o the Underlying Value of the Up-MACRO holding trust on that redemption date multiplied by a fraction the numerator of which is the aggregate number of Up-MACRO holding shares being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that is outstanding prior to the redemption to be made on that redemption date, plus

     o the Underlying Value of the Down-MACRO holding trust on that redemption date multiplied by a fraction the numerator of which is the aggregate number of Down-MACRO holding shares being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that is outstanding prior to the redemption to be made on that redemption date, minus

     o the applicable redemption transaction fee, which is expected to equal approximately [ ]% of the aggregate par amount of the shares being redeemed.

         If the redemption date is not a price determination day, the Underlying Value of the Up-MACRO holding trust on that redemption date will be equal to its Underlying Value on the last preceding price determination day.

         In order to redeem paired holding shares, the trustee must receive, by [ ] a.m. on the relevant redemption date, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), DTC (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth:

     o    the name of the registered holders of the shares to be redeemed;

     o    the number of MACRO Units being redeemed;

     o the CUSIP number of the Up-MACRO holding shares and of the Down-MACRO holding shares being redeemed; and

     o a written statement that the option to elect redemption is being exercised.

         Upon receipt of this Final Distribution, the paired holding shares presented for redemption will be considered to be redeemed in full and the paired holding trusts will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by their owner. See "RISK FACTORS -- The return on your shares is uncertain -- The Up-MACRO tradeable shares cannot be redeemed; the right to redeem the Up-MACRO holding shares is limited."

         The number of futures contracts that will be settled in connection with any paired optional redemption will be equal to the number of MACRO Units that are being redeemed. The paired holding trusts will settle those futures contracts by delivering all or a portion of their treasuries to the other trust such that each trust holds treasuries with an aggregate purchase price (excluding accrued but unpaid interest) equal to that trust's Underlying Value or the portion of that Underlying Value that is allocable to the shares being redeemed. The treasuries relating to the futures contracts that were settled will then be delivered by the paired holding trusts to Authorized Participants as the Final Distribution on the Up-MACRO and Down-MACRO holding shares being redeemed in the paired optional redemption. Following the redemption, each of the paired holding trusts will still hold treasuries with an aggregate purchase price (excluding accrued but unpaid interest) equal to the par amount of the paired holding shares that remain outstanding unless the Up-MACRO Par Amount exceeded the Up-MACRO Asset Amount prior to that redemption, in which case that relative deficiency will continue to be reflected in the Up-MACRO Asset Amount.

         The holders of Up-MACRO holding shares or Down-MACRO holding shares who are not participating in the paired optional redemption will receive only their Quarterly Distribution on the redemption date.

         Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Up-MACRO holding shares and Down-MACRO holding shares that are outstanding.

         The trustee may, in its discretion, and will when directed by us, suspend the right to effect a paired optional redemption or postpone any redemption date, (i) for any period during which the [American Stock Exchange] is closed (other than customary weekend or holiday closings) or trading on the [American Stock Exchange] is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the delivery of treasuries is not reasonably practicable, or (iii) for such other period as the trustee determines to be necessary for the protection of the shareholders. In addition, the trustee will reject any redemption order that is not in the proper form required by the authorized participation agreement or if the fulfillment of the order, in the opinion of counsel to the trustee, may be unlawful.

Subsequent Issuances

         At any time prior to the final scheduled termination date or an early termination date, on any date that is a New York business day, an Authorized Participant may direct the paired holding trusts to issue additional shares in a minimum number of Up-MACRO and Down-MACRO holding shares constituting at least one MACRO unit. If so directed, the Up-MACRO holding trust and the Down-MACRO holding trust will issue additional paired holding shares to the Authorized Participant who may then sell those holding shares directly to investors or deposit all or a portion of them into the Up-MACRO and Down-MACRO tradeable trusts and direct the tradeable trusts to issue additional Up-MACRO and Down-MACRO tradeable shares to it in exchange for the holding shares.

         For each additional Up-MACRO holding share that is deposited into the Up-MACRO tradeable trust, the trust will issue [ ] additional Up-MACRO tradeable shares. Although the number of Up-MACRO tradeable shares will increase with each subsequent issuance and decrease with each exchange of Up-MACRO tradeable shares by an Authorized Participant for Up-MACRO holding shares, the Up-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Up-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up-MACRO tradeable shares that are outstanding on any specified date.

         To create a new MACRO Unit, an Authorized Participant must place a purchase order prior to the close of the business (generally, 5 p.m. New York City time) with the trustee at least two (2) New York business days prior to the requested issuance date. We will file, within two New York business days following that subsequent issuance, on behalf of each holding trust and each tradeable trust that is issuing additional shares, updated prospectuses detailing the offering price and number of the shares being created in accordance with Rule 424 of the Securities Act of 1933, as amended, which we refer to as the "Securities Act."

         On the date on which the subsequent issuance is made, the Authorized Participant must deposit:

     o cash or treasuries with an aggregate purchase price (after deducting from the price of each treasury any accrued but unpaid interest on that treasury) equal to the aggregate par amount of the Up-MACRO holding shares being created plus the applicable Earnings Make-Whole Amount; and

     o cash or treasuries with an aggregate purchase price (after deducting from the price of each treasury any accrued but unpaid interest on that treasury) equal to the aggregate par amount of the Down-MACRO holding shares being created plus the applicable Earnings Make-Whole Amount.

         The aggregate par amount of Up-MACRO holding shares that are being created on any subsequent issuance date will be equal to the number of those shares multiplied by $[1] per share. The par amount of Down-MACRO holding shares that are being created will be calculated in the same way. One MACRO Unit will have an aggregate par amount of $[ ].

         On each subsequent issuance date, an "Earnings Make-Whole Amount" will be calculated for each of the paired holding trusts for the current calculation period by multiplying (i) the par amount of the treasuries being deposited into the applicable trust by (ii) an interest or yield rate equal to the 91-day treasury rate as of the preceding distribution date minus any discount and any accrued but unpaid interest earned or to be earned during that calculation period on the treasuries being deposited. The Authorized Participants creating additional MACRO Units will be required to deposit into each of the paired holding trusts an amount equal to the applicable Earnings Make-Whole Amount for that trust in order to ensure that existing holders of the paired holding shares do not get a proportionately smaller Quarterly Distribution as a result of a subsequent issuance that is made between distribution dates.

         Purchase orders for new MACRO Units will be processed either through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation or "NSCC." Authorized Participants that do not use the NSCC's enhanced clearing process will be charged a higher transaction fee. Upon the deposit of the amounts described above, the trustee will give notice to the NSCC to credit the account of the applicable Authorized Participant.

         The trustee will deposit the treasuries and Earnings Make-Whole Amounts received from the Authorized Participants into the paired holding trusts in exchange for the additional Up-MACRO holding shares and Down-MACRO holding shares. The paired holding trusts may only issue additional pairs of Up-MACRO and Down-MACRO holding shares in the minimum number of shares constituting one or more MACRO Units. No fractional MACRO Units may be issued. If an Authorized Participant wishes to create and sell additional Up-MACRO tradeable shares, it must first direct the paired holding trusts to issue additional MACRO Units and then direct the Up-MACRO and Down-MACRO tradeable trusts to issue additional tradeable shares. The Authorized Participant may then exchange its holding shares for the newly-issued tradeable shares.

         The trustee will cause the paired holding trusts to enter into one new futures contract for each new MACRO Unit that is being created.

         In connection with any subsequent issuance, any Authorized Participant that creates a MACRO unit may be deemed to be an underwriter of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. See "PLAN OF DISTRIBUTION."

Book-Entry Registration

         The Up-MACRO tradeable shares will be evidenced by one or more global certificates. We will deposit each global certificate representing the Up-MACRO tradeable shares with The Depository Trust Company in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as "DTC," Clearstream Banking, societe anonyme as "Clearstream" and the Euroclear system as operated by Euroclear Bank S.A./NV as "Euroclear." Each global certificate will be registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

         Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants." So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

     o not receive physical delivery of certificates in definitive registered form; and

     o    not be considered holders of the global certificate.

         We will make distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each distribution or redemption date, as the case may be. Neither we nor the trustee will be responsible or liable:

     o for the records relating to, or distributions made on account of, beneficial ownership interests in a global certificate; or

     o for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.

         DTC has advised us that it is:

     o a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     o a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended - which we refer to as the "Exchange Act."

         DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking, societe anonyme, Luxembourg, has advised us that it is:

     o incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

     o subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

         Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear Bank S.A./NV has advised us that it is:

     o licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

     o    regulated and examined by the Belgian Banking and Finance
          Commission.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

         We will issue the shares in definitive certificated form, which we refer to as "Definitive Certificates," if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we will issue shares in definitive form in exchange for the global certificates.

Hypothetical Scenarios

         As discussed in the preceding sections of this prospectus, Quarterly Distributions and the Final Distribution on your Up-MACRO tradeable shares will depend upon the Underlying Value of the Up-MACRO holding trust. The Underlying Value of the Up-MACRO holding trust at any time will depend on the level of the Brent Crude Spot Price. It is not possible to show all possible payment scenarios on your Up-MACRO tradeable shares, because we cannot predict future fluctuations in the level of the Brent Crude Spot Price or the prevailing interest and discount rates associated with the treasuries deposited in the paired holding trusts at any particular point in time. However, to illustrate the unique structural and performance characteristics of the Up-MACRO tradeable shares, we have created nine different hypothetical scenarios to show the hypothetical performance of an Up-MACRO tradeable share.

         The tables that follow illustrate the performance of one Up-MACRO tradeable share under various scenarios based on different assumptions about the level of the Brent Crude Spot Price and the yield on the treasuries in the paired holding trusts. For presentation purposes only, we have assigned hypothetical values to the Brent Crude Spot Price and hypothetical yields on the treasuries in the paired holding trusts to illustrate different possible performance scenarios. We have set the beginning value of the Brent Crude Spot Price at $[50.0], which is the level of the Brent Crude Spot Price on the closing date, to facilitate comparisons between the level of the Brent Crude Spot Price on the closing date and the level of the Brent Crude Spot Price on subsequent dates. The levels of the Brent Crude Spot Price contained in the tables do not represent the actual levels of the Brent Crude Spot Price at any particular point in time and are not predictions about the future levels of the Brent Crude Spot Price.

         The tables that follow present nine different hypothetical scenarios. The following matrix represents the various scenarios covered by the nine hypothetical tables:


                --------------------------------------------------------------------------------
                   Price Levels                       Interest Rate Scenarios

                                                            Interest Rates      Interest Rates
                                     Interest Rates Rise         Fall          Remain Constant
                                     -------------------         ----          ---------------
                Price Increases            Table 1             Table 2             Table 3
                Price Decreases            Table 4             Table 5             Table 6
                Price is Volatile          Table 7             Table 8             Table 9
                ------------------------------------------------------------------------------


         Each of the following hypothetical tables is based on the following assumptions:

     o the starting level of the Brent Crude Spot Price on the closing date is $50.0;

     o    the final scheduled termination date is [    ], [2010];

     o during each calculation period, the aggregate purchase price (excluding accrued but unpaid interest) of the treasuries in the Up-MACRO holding trust is at least equal to the Up-MACRO Par Amount, and the aggregate purchase price (excluding accrued but unpaid interest) of the treasuries in the Down-MACRO holding trust is at least equal to the Down-MACRO Par Amount;

     o on each distribution date, the amounts passed through by the Up-MACRO tradeable trust to holders of Up-MACRO tradeable shares are equal to the amounts distributed by the Up-MACRO holding trust to the Up-MACRO tradeable trust on the Up-MACRO holding shares held by the Up-MACRO tradeable trust;

     o    the Up-MACRO Par Amount is equal to the Down-MACRO Par Amount;

     o a [ ] dollar change in the Brent Crude Spot Price results in a [ ]% change in the Underlying Value of the Up-MACRO holding trust;

     o no paired optional redemptions occur prior to the final scheduled termination date;

     o    no subsequent issuances have occurred;

     o no Termination Triggers have occurred prior to the final scheduled termination date;

     o all of the Up-MACRO holding shares have been deposited into the Up-MACRO tradeable trust and all of the Down-MACRO holding shares have been deposited into the Down-MACRO tradeable trust;

     o on the closing date, the portion of the Underlying Value of the Up-MACRO holding trust allocable to one Up-MACRO holding share is $[ ] and the portion of the Underlying Value of the Down-MACRO holding trust allocable to one Down-MACRO holding share is $[ ];

     o the aggregate annual fees for the Up-MACRO holding trust, including the MSR licensing fee, the trustee's fee, any accounting and legal fees and the trustee's fee for the Up-MACRO tradeable trust, will be equal to [1.00]% per annum; and

     o the aggregate annual fees for the Down-MACRO holding trust, including the MSR licensing fee, the trustee's fee, any accounting and legal fees and the trustee's fee for the Down-MACRO tradeable trust, will be equal to [1.00]% per annum.

         You should note fees, Quarterly and Final Distributions and the concept of Underlying Value are associated with the paired holding shares, rather than the Up-MACRO tradeable trust or the Down-MACRO tradeable trust. However, for purposes of the hypothetical tables presented below, we have related these concepts to the Up-MACRO tradeable trust and Down-MACRO tradeable trust. No additional assumptions need to be made in order to relate these concepts to the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares and the Down-MACRO tradeable shares receive only pass-through distributions of amounts distributed by the Up-MACRO holding trust and the Down-MACRO holding trust, respectively.


                                     Hypothetical Table 1: Price Increases and Interest Rates Rise


         The following table illustrates the hypothetical scenario in which the Brent Crude Spot Price and the interest rate on the treasuries held in the paired holding trusts have each increased steadily from the closing date through the final scheduled termination date.


------------------------------------------------------------------------------------------------------------------------------

                                      Total Fees (3)                  Change    Underlying Value (4)   Quarterly Distributions
                                    --------------------             in Price   ---------------------  -----------------------
                          Three-       Up-       Down-      Total   Since the      Up-        Down-        Up-        Down-
                 Price    Month       MACRO      MACRO      Price      Most       MACRO       MACRO       MACRO       MACRO
    Quarter      Level   Treasury   Tradeable  Tradeable    Level     Recent    Tradeable   Tradeable   Tradeable   Tradeable
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share       Share       Share
--------------  ------  ---------   ---------  ---------  --------  ---------   ---------   ---------   ---------   ---------
    May 2005     50.00    1.000%      0.00        0.00      0.00%     0.000%      50.00       50.00       0.00        0.00
  August 2005    51.25    1.000%      0.13        0.13      2.50%     2.500%      51.25       48.75       0.00        0.00
 November 2005   52.50    1.100%      0.13        0.12      5.00%     2.439%      52.50       47.50       0.02        0.01
 February 2006   53.75    1.200%      0.13        0.12      7.50%     2.381%      53.75       46.25       0.03        0.02
    May 2006     55.00    1.300%      0.13        0.12     10.00%     2.326%      55.00       45.00       0.04        0.03
  August 2006    56.25    1.400%      0.14        0.11     12.50%     2.273%      56.25       43.75       0.06        0.04
 November 2006   57.50    1.500%      0.14        0.11     15.00%     2.222%      57.50       42.50       0.08        0.05
 February 2007   58.75    1.600%      0.14        0.11     17.50%     2.174%      58.75       41.25       0.09        0.06
    May 2007     60.00    1.700%      0.15        0.10     20.00%     2.128%      60.00       40.00       0.11        0.07
  August 2007    61.25    1.800%      0.15        0.10     22.50%     2.083%      61.25       38.75       0.13        0.07
 November 2007   62.50    1.900%      0.15        0.10     25.00%     2.041%      62.50       37.50       0.14        0.08
 February 2008   63.75    2.000%      0.16        0.09     27.50%     2.000%      63.75       36.25       0.16        0.09
    May 2008     65.00    2.100%      0.16        0.09     30.00%     1.961%      65.00       35.00       0.18        0.09
  August 2008    66.25    2.200%      0.16        0.09     32.50%     1.923%      66.25       33.75       0.20        0.10
 November 2008   67.50    2.300%      0.17        0.08     35.00%     1.887%      67.50       32.50       0.22        0.10
 February 2009   68.75    2.400%      0.17        0.08     37.50%     1.852%      68.75       31.25       0.24        0.11
    May 2009     70.00    2.500%      0.17        0.08     40.00%     1.818%      70.00       30.00       0.27        0.11
  August 2009    71.25    2.600%      0.18        0.08     42.50%     1.786%      71.25       28.75       0.29        0.11
 November 2009   72.50    2.700%      0.18        0.07     45.00%     1.754%      72.50       27.50       0.31        0.11
 February 2010   73.75    2.800%      0.18        0.07     47.50%     1.724%      73.75       26.25       0.34        0.12
--------------------------------------------------------------------------------------------------------------------------------


 Hypothetical Table 1: Price Increases and Interest Rates Rise - Continued


------------------------------------------------------------------
                    Cumulative Quarterly
                     Distributions (5)     Cumulative Returns (6)
                   ----------------------  ----------------------
                      Up-         Down-        Up-        Down-
                     MACRO        MACRO       MACRO       MACRO
    Quarter        Tradeable    Tradeable   Tradeable   Tradeable
     Ended           Share        Share       Share       Share
---------------    ---------    ---------   ---------   ---------
    May 2005          n/a          n/a        50.00       50.00
  August 2005         0.00        0.00        51.25       48.75
 November 2005        0.02        0.01        52.52       47.51
 February 2006        0.05        0.03        53.80       46.28
    May 2006          0.09        0.06        55.09       45.06
  August 2006         0.15        0.10        56.40       43.85
 November 2006        0.23        0.15        57.73       42.65
 February 2007        0.32        0.21        59.07       41.46
    May 2007          0.43        0.27        60.43       40.27
  August 2007         0.55        0.35        61.80       39.10
 November 2007        0.70        0.43        63.20       37.93
 February 2008        0.86        0.52        64.61       36.77
    May 2008          1.04        0.61        66.04       35.61
  August 2008         1.24        0.71        67.49       34.46
 November 2008        1.47        0.81        68.97       33.31
 February 2009        1.71        0.92        70.46       32.17
    May 2009          1.98        1.03        71.98       31.03
  August 2009         2.26        1.14        73.51       29.89
 November 2009        2.57        1.25        75.07       28.75
 February 2010        2.91        1.37        76.66       27.62
-------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.


                                     Hypothetical Table 2: Price Increases and Interest Rates Fall


                  The following table illustrates the hypothetical scenario in which Brent Crude Spot Price has increased steadily and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.


---------------------------------------------------------------------------------------------------------------------------------

                                         Total Fees (3)                 Change    Underlying Value (4)   Quarterly Distributions
                                     ----------------------            in Price   ----------------------   ---------------------
                                        Up-         Down-     Total   Since the      Up-         Down-        Up-        Down-
                  Price    91-Day      MACRO        MACRO     Price      Most       MACRO        MACRO       MACRO       MACRO
    Quarter       Level   Treasury   Tradeable    Tradeable   Level     Recent    Tradeable    Tradeable   Tradeable   Tradeable
     Ended         (1)   Yield (2)     Share        Share     Change    Period      Share        Share       Share       Share
---------------   -----  ---------   ---------    ---------  -------  ---------   ---------    ---------   ---------   ---------
    May 2005      50.00    5.000%       0.00        0.00      0.00%     0.000%      50.00        50.00       0.00        0.00
  August 2005     51.25    5.000%       0.13        0.13      2.50%     2.500%      51.25        48.75       0.52        0.48
 November 2005    52.50    4.900%       0.13        0.12      5.00%     2.439%      52.50        47.50       0.52        0.46
 February 2006    53.75    4.800%       0.13        0.12      7.50%     2.381%      53.75        46.25       0.51        0.44
    May 2006      55.00    4.700%       0.13        0.12      10.00%    2.326%      55.00        45.00       0.51        0.41
  August 2006     56.25    4.600%       0.14        0.11      12.50%    2.273%      56.25        43.75       0.51        0.39
 November 2006    57.50    4.500%       0.14        0.11      15.00%    2.222%      57.50        42.50       0.51        0.37
 February 2007    58.75    4.400%       0.14        0.11      17.50%    2.174%      58.75        41.25       0.50        0.35
    May 2007      60.00    4.300%       0.15        0.10      20.00%    2.128%      60.00        40.00       0.50        0.33
  August 2007     61.25    4.200%       0.15        0.10      22.50%    2.083%      61.25        38.75       0.49        0.31
 November 2007    62.50    4.100%       0.15        0.10      25.00%    2.041%      62.50        37.50       0.49        0.29
 February 2008    63.75    4.000%       0.16        0.09      27.50%    2.000%      63.75        36.25       0.48        0.27
    May 2008      65.00    3.900%       0.16        0.09      30.00%    1.961%      65.00        35.00       0.47        0.25
  August 2008     66.25    3.800%       0.16        0.09      32.50%    1.923%      66.25        33.75       0.47        0.23
 November 2008    67.50    3.700%       0.17        0.08      35.00%    1.887%      67.50        32.50       0.46        0.22
 February 2009    68.75    3.600%       0.17        0.08      37.50%    1.852%      68.75        31.25       0.45        0.20
    May 2009      70.00    3.500%       0.17        0.08      40.00%    1.818%      70.00        30.00       0.44        0.18
  August 2009     71.25    3.400%       0.18        0.08      42.50%    1.786%      71.25        28.75       0.43        0.17
 November 2009    72.50    3.300%       0.18        0.07      45.00%    1.754%      72.50        27.50       0.42        0.16
 February 2010    73.75    3.200%       0.18        0.07      47.50%    1.724%      73.75        26.25       0.41        0.14
---------------------------------------------------------------------------------------------------------------------------------


Hypothetical Table 2: Price Increases and Interest Rates Fall - Continued


--------------------------------------------------------------------
                      Cumulative Quarterly
                         Distributions(5)     Cumulative Returns (6)
                      ---------------------   ----------------------
                         Up-        Down-         Up-        Down-
                        MACRO       MACRO        MACRO       MACRO
    Quarter           Tradeable   Tradeable    Tradeable   Tradeable
     Ended              Share       Share        Share       Share
---------------       ---------   ---------    ---------   ---------
    May 2005             n/a         n/a         50.00       50.00
  August 2005           0.52         0.48        51.77       49.23
 November 2005          1.03         0.94        53.53       48.44
 February 2006          1.54         1.38        55.29       47.63
    May 2006            2.06         1.79        57.06       46.79
  August 2006           2.57         2.18        58.82       45.93
 November 2006          3.07         2.55        60.57       45.05
 February 2007          3.57         2.90        62.32       44.15
    May 2007            4.07         3.23        64.07       43.23
  August 2007           4.57         3.53        65.82       42.28
 November 2007          5.05         3.82        67.55       41.32
 February 2008          5.53         4.09        69.28       40.34
    May 2008            6.01         4.34        71.01       39.34
  August 2008           6.48         4.57        72.73       38.32
 November 2008          6.93         4.79        74.43       37.29
 February 2009          7.38         4.99        76.13       36.24
    May 2009            7.83         5.18        77.83       35.18
  August 2009           8.26         5.34        79.51       34.09
 November 2009          8.68         5.50        81.18       33.00
 February 2010          9.08         5.64        82.83       31.89
---------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.

                               Hypothetical Table 3: Price Increases and Interest Rates Remain Constant


                  The following table illustrates the hypothetical scenario in which the Brent Crude Spot Price has increased steadily and the interest rate on the treasuries held in the paired holding trusts does not change from the closing date through the final scheduled termination date.


-------------------------------------------------------------------------------------------------------------------------------

                                         Total Fees (3)               Change     Underlying Value (4)   Quarterly Distributions
                                    ---------------------            in Price    --------------------   -----------------------
                                       Up-        Down-      Total   Since the      Up-        Down-         Up-        Down-
                 Price    91-Day      MACRO       MACRO      Price     Most        MACRO       MACRO        MACRO       MACRO
    Quarter      Level   Treasury   Tradeable   Tradeable    Level    Recent     Tradeable   Tradeable    Tradeable   Tradeable
     Ended        (1)   Yield (2)     Share       Share      Change   Period       Share       Share        Share       Share
--------------   -----  ---------   ---------   ---------    ------  ---------   ---------   ---------    ---------   ---------
    May 2005     50.00    3.000%      0.00         0.00      0.00%     0.000%      50.00       50.00        0.00        0.00
  August 2005    51.25    3.000%      0.13         0.13      2.50%     2.500%      51.25       48.75        0.26        0.24
 November 2005   52.50    3.000%      0.13         0.12      5.00%     2.439%      52.50       47.50        0.27        0.23
 February 2006   53.75    3.000%      0.13         0.12      7.50%     2.381%      53.75       46.25        0.27        0.23
    May 2006     55.00    3.000%      0.13         0.12      10.00%    2.326%      55.00       45.00        0.28        0.22
  August 2006    56.25    3.000%      0.14         0.11      12.50%    2.273%      56.25       43.75        0.28        0.22
 November 2006   57.50    3.000%      0.14         0.11      15.00%    2.222%      57.50       42.50        0.29        0.21
 February 2007   58.75    3.000%      0.14         0.11      17.50%    2.174%      58.75       41.25        0.30        0.20
    May 2007     60.00    3.000%      0.15         0.10      20.00%    2.128%      60.00       40.00        0.30        0.20
  August 2007    61.25    3.000%      0.15         0.10      22.50%    2.083%      61.25       38.75        0.31        0.19
 November 2007   62.50    3.000%      0.15         0.10      25.00%    2.041%      62.50       37.50        0.32        0.18
 February 2008   63.75    3.000%      0.16         0.09      27.50%    2.000%      63.75       36.25        0.32        0.18
    May 2008     65.00    3.000%      0.16         0.09      30.00%    1.961%      65.00       35.00        0.33        0.17
  August 2008    66.25    3.000%      0.16         0.09      32.50%    1.923%      66.25       33.75        0.33        0.17
 November 2008   67.50    3.000%      0.17         0.08      35.00%    1.887%      67.50       32.50        0.34        0.16
 February 2009   68.75    3.000%      0.17         0.08      37.50%    1.852%      68.75       31.25        0.35        0.15
    May 2009     70.00    3.000%      0.17         0.08      40.00%    1.818%      70.00       30.00        0.35        0.15
  August 2009    71.25    3.000%      0.18         0.08      42.50%    1.786%      71.25       28.75        0.36        0.14
 November 2009   72.50    3.000%      0.18         0.07      45.00%    1.754%      72.50       27.50        0.37        0.13
 February 2010   73.75    3.000%      0.18         0.07      47.50%    1.724%      73.75       26.25        0.37        0.13
-------------------------------------------------------------------------------------------------------------------------------

Hypothetical Table 3: Price Increases and Interest Rates Remain Constant- Contd


------------------------------------------------------------------
                    Cumulative Quarterly
                      Distributions (5)     Cumulative Returns (6)
                    --------------------   -----------------------
                       Up-        Down-        Up-         Down-
                      MACRO       MACRO       MACRO        MACRO
    Quarter         Tradeable   Tradeable   Tradeable    Tradeable
     Ended            Share       Share       Share        Share
--------------      ---------   ---------   ---------    ---------
    May 2005           n/a         n/a        50.00        50.00
  August 2005         0.26        0.24        51.51        48.99
 November 2005        0.53        0.48        53.03        47.98
 February 2006        0.80        0.70        54.55        46.95
    May 2006          1.08        0.93        56.08        45.93
  August 2006         1.36        1.14        57.61        44.89
 November 2006        1.65        1.35        59.15        43.85
 February 2007        1.95        1.55        60.70        42.80
    May 2007          2.25        1.75        62.25        41.75
  August 2007         2.56        1.94        63.81        40.69
 November 2007        2.88        2.13        65.38        39.63
 February 2008        3.20        2.30        66.95        38.55
    May 2008          3.53        2.48        68.53        37.48
  August 2008         3.86        2.64        70.11        36.39
 November 2008        4.20        2.80        71.70        35.30
 February 2009        4.55        2.95        73.30        34.20
    May 2009          4.90        3.10        74.90        33.10
  August 2009         5.26        3.24        76.51        31.99
 November 2009        5.63        3.38        78.13        30.88
 February 2010        6.00        3.50        79.75        29.75
------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.

                                     Hypothetical Table 4: Price Decreases and Interest Rates Rise


                  The following table illustrates the hypothetical scenario in which the Brent Crude Spot Price has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.


---------------------------------------------------------------------------------------------------------------------------------

                                        Total Fees (3)                 Change     Underlying Value (4)   Quarterly Distributions
                                    ---------------------             in Price    ---------------------  -----------------------
                                       Up-        Down-      Total   Since the       Up-        Down-         Up-        Down-
                 Price    91-Day      MACRO       MACRO      Price      Most        MACRO       MACRO        MACRO       MACRO
    Quarterly    Level   Treasury   Tradeable   Tradeable    Level     Recent     Tradeable   Tradeable    Tradeable   Tradeable
     Ended        (1)   Yield (2)     Share       Share      Change    Period       Share       Share        Share       Share
--------------  ------  ---------   ---------   ---------   -------  ---------    ---------   ---------    ---------   ---------
    May 2005     50.00    1.000%      0.00         0.00      0.00%     0.000%      50.00       50.00        0.00        0.00
  August 2005    48.75    1.000%      0.13         0.13      -2.50%   -2.500%      48.75       51.25        0.00        0.00
 November 2005   47.50    1.100%      0.12         0.13      -5.00%   -2.564%      47.50       52.50        0.01        0.02
 February 2006   46.25    1.200%      0.12         0.13      -7.50%   -2.632%      46.25       53.75        0.02        0.03
    May 2006     45.00    1.300%      0.12         0.13     -10.00%   -2.703%      45.00       55.00        0.03        0.04
  August 2006    43.75    1.400%      0.11         0.14     -12.50%   -2.778%      43.75       56.25        0.04        0.06
 November 2006   42.50    1.500%      0.11         0.14     -15.00%   -2.857%      42.50       57.50        0.05        0.08
 February 2007   41.25    1.600%      0.11         0.14     -17.50%   -2.941%      41.25       58.75        0.06        0.09
    May 2007     40.00    1.700%      0.10         0.15     -20.00%   -3.030%      40.00       60.00        0.07        0.11
  August 2007    38.75    1.800%      0.10         0.15     -22.50%   -3.125%      38.75       61.25        0.07        0.13
 November 2007   37.50    1.900%      0.10         0.15     -25.00%   -3.226%      37.50       62.50        0.08        0.14
 February 2008   36.25    2.000%      0.09         0.16     -27.50%   -3.333%      36.25       63.75        0.09        0.16
    May 2008     35.00    2.100%      0.09         0.16     -30.00%   -3.448%      35.00       65.00        0.09        0.18
  August 2008    33.75    2.200%      0.09         0.16     -32.50%   -3.571%      33.75       66.25        0.10        0.20
 November 2008   32.50    2.300%      0.08         0.17     -35.00%   -3.704%      32.50       67.50        0.10        0.22
 February 2009   31.25    2.400%      0.08         0.17     -37.50%   -3.846%      31.25       68.75        0.11        0.24
    May 2009     30.00    2.500%      0.08         0.17     -40.00%   -4.000%      30.00       70.00        0.11        0.27
  August 2009    28.75    2.600%      0.08         0.18     -42.50%   -4.167%      28.75       71.25        0.11        0.29
 November 2009   27.50    2.700%      0.07         0.18     -45.00%   -4.348%      27.50       72.50        0.11        0.31
 February 2010   26.25    2.800%      0.07         0.18     -47.50%   -4.545%      26.25       73.75        0.12        0.34
---------------------------------------------------------------------------------------------------------------------------------

Hypothetical Table 4: Price Decreases and Interest Rates Rise - Continued

-------------------------------------------------------------------
                     Cumulative Quarterly
                       Distributions (5)     Cumulative Returns (6)
                     ---------------------  -----------------------
                        Up-        Down-        Up-         Down-
                       MACRO       MACRO       MACRO        MACRO
    Quarter          Tradeable   Tradeable   Tradeable    Tradeable
     Ended             Share       Share       Share        Share
--------------       ---------   ---------   ---------    ---------
    May 2005           n/a         n/a        50.00        50.00
  August 2005         0.00        0.00        48.75        51.25
 November 2005        0.01        0.02        47.51        52.52
 February 2006        0.03        0.05        46.28        53.80
    May 2006          0.06        0.09        45.06        55.09
  August 2006         0.10        0.15        43.85        56.40
 November 2006        0.15        0.23        42.65        57.73
 February 2007        0.21        0.32        41.46        59.07
    May 2007          0.27        0.43        40.27        60.43
  August 2007         0.35        0.55        39.10        61.80
 November 2007        0.43        0.70        37.93        63.20
 February 2008        0.52        0.86        36.77        64.61
    May 2008          0.61        1.04        35.61        66.04
  August 2008         0.71        1.24        34.46        67.49
 November 2008        0.81        1.47        33.31        68.97
 February 2009        0.92        1.71        32.17        70.46
    May 2009          1.03        1.98        31.03        71.98
  August 2009         1.14        2.26        29.89        73.51
 November 2009        1.25        2.57        28.75        75.07
 February 2010        1.37        2.91        27.62        76.66
-------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.

                                     Hypothetical Table 5: Price Decreases and Interest Rates Fall


                  The following table illustrates the hypothetical scenario in which the Brent Crude Spot Price and the interest rate on the treasuries held in the paired holding trusts have each decreased steadily from the closing date through the final scheduled termination date.



--------------------------------------------------------------------------------------------------------------------------------

                                         Total Fees (3)                Change     Underlying Value (4)   Quarterly Distributions
                                    ---------------------             in Price  ----------------------   -----------------------
                                       Up-        Down-      Total   Since the      Up-        Down-         Up-        Down-
                 Price    91-Day      MACRO       MACRO      Price      Most       MACRO       MACRO        MACRO       MACRO
    Quarter      Level   Treasury   Tradeable   Tradeable    Level     Recent    Tradeable   Tradeable    Tradeable   Tradeable
     Ended        (1)   Yield (2)     Share       Share      Change    Period      Share       Share        Share       Share
--------------  ------  ---------   ---------   ---------  --------  ---------   ---------   ----------   ---------   ---------
    May 2005     50.00    5.000%      0.00         0.00      0.00%     0.000%      50.00       50.00        0.00        0.00
  August 2005    48.75    5.000%      0.13         0.13      -2.50%   -2.500%      48.75       51.25        0.48        0.52
 November 2005   47.50    4.900%      0.12         0.13      -5.00%   -2.564%      47.50       52.50        0.46        0.52
 February 2006   46.25    4.800%      0.12         0.13      -7.50%   -2.632%      46.25       53.75        0.44        0.51
    May 2006     45.00    4.700%      0.12         0.13     -10.00%   -2.703%      45.00       55.00        0.41        0.51
  August 2006    43.75    4.600%      0.11         0.14     -12.50%   -2.778%      43.75       56.25        0.39        0.51
 November 2006   42.50    4.500%      0.11         0.14     -15.00%   -2.857%      42.50       57.50        0.37        0.51
 February 2007   41.25    4.400%      0.11         0.14     -17.50%   -2.941%      41.25       58.75        0.35        0.50
    May 2007     40.00    4.300%      0.10         0.15     -20.00%   -3.030%      40.00       60.00        0.33        0.50
  August 2007    38.75    4.200%      0.10         0.15     -22.50%   -3.125%      38.75       61.25        0.31        0.49
 November 2007   37.50    4.100%      0.10         0.15     -25.00%   -3.226%      37.50       62.50        0.29        0.49
 February 2008   36.25    4.000%      0.09         0.16     -27.50%   -3.333%      36.25       63.75        0.27        0.48
    May 2008     35.00    3.900%      0.09         0.16     -30.00%   -3.448%      35.00       65.00        0.25        0.47
  August 2008    33.75    3.800%      0.09         0.16     -32.50%   -3.571%      33.75       66.25        0.23        0.47
 November 2008   32.50    3.700%      0.08         0.17     -35.00%   -3.704%      32.50       67.50        0.22        0.46
 February 2009   31.25    3.600%      0.08         0.17     -37.50%   -3.846%      31.25       68.75        0.20        0.45
    May 2009     30.00    3.500%      0.08         0.17     -40.00%   -4.000%      30.00       70.00        0.18        0.44
  August 2009    28.75    3.400%      0.08         0.18     -42.50%   -4.167%      28.75       71.25        0.17        0.43
 November 2009   27.50    3.300%      0.07         0.18     -45.00%   -4.348%      27.50       72.50        0.16        0.42
 February 2010   26.25    3.200%      0.07         0.18     -47.50%   -4.545%      26.25       73.75        0.14        0.41
--------------------------------------------------------------------------------------------------------------------------------

Hypothetical Table 5: Price Decreases and Interest Rates Fall - Continued


----------------------------------------------------------------
                   Cumulative Quarterly
                    Distributions (5)     Cumulative Returns (6)
                  ---------------------  ----------------------
                     Up-        Down-        Up-         Down-
                    MACRO       MACRO       MACRO        MACRO
    Quarter       Tradeable   Tradeable   Tradeable    Tradeable
     Ended          Share       Share       Share        Share
--------------    ---------   ---------   ---------    ---------
    May 2005         n/a         n/a        50.00        50.00
  August 2005       0.48        0.52        49.23        51.77
 November 2005      0.94        1.03        48.44        53.53
 February 2006      1.38        1.54        47.63        55.29
    May 2006        1.79        2.06        46.79        57.06
  August 2006       2.18        2.57        45.93        58.82
 November 2006      2.55        3.07        45.05        60.57
 February 2007      2.90        3.57        44.15        62.32
    May 2007        3.23        4.07        43.23        64.07
  August 2007       3.53        4.57        42.28        65.82
 November 2007      3.82        5.05        41.32        67.55
 February 2008      4.09        5.53        40.34        69.28
    May 2008        4.34        6.01        39.34        71.01
  August 2008       4.57        6.48        38.32        72.73
 November 2008      4.79        6.93        37.29        74.43
 February 2009      4.99        7.38        36.24        76.13
    May 2009        5.18        7.83        35.18        77.83
  August 2009       5.34        8.26        34.09        79.51
 November 2009      5.50        8.68        33.00        81.18
 February 2010      5.64        9.08        31.89        82.83
----------------------------------------------------------------



(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.


                               Hypothetical Table 6: Price Decreases and Interest Rates Remain Constant


                  The following table illustrates the hypothetical scenario in which the Brent Crude Spot Price has decreased steadily and the interest rate on the treasuries held in the paired holding trusts does not change from the closing date through the final scheduled termination date.


--------------------------------------------------------------------------------------------------------------------------------

                                         Total Fees (3)                Change     Underlying Value (4)   Quarterly Distributions
                                    ---------------------             in Price  ----------------------   -----------------------
                                       Up-        Down-      Total   Since the      Up-        Down-         Up-        Down-
                 Price    91-Day      MACRO       MACRO      Price      Most       MACRO       MACRO        MACRO       MACRO
    Quarter      Level   Treasury   Tradeable   Tradeable    Level     Recent    Tradeable   Tradeable    Tradeable   Tradeable
     Ended        (1)   Yield (2)     Share       Share      Change    Period      Share       Share        Share       Share
--------------  ------  ---------   ---------   ---------  --------  ---------   ---------   ----------   ---------   ----------
    May 2005     50.00    3.000%      0.00         0.00      0.00%     0.000%      50.00       50.00        0.00        0.00
  August 2005    48.75    3.000%      0.13         0.13      -2.50%   -2.500%      48.75       51.25        0.24        0.26
 November 2005   47.50    3.000%      0.12         0.13      -5.00%   -2.564%      47.50       52.50        0.23        0.27
 February 2006   46.25    3.000%      0.12         0.13      -7.50%   -2.632%      46.25       53.75        0.23        0.27
    May 2006     45.00    3.000%      0.12         0.13     -10.00%   -2.703%      45.00       55.00        0.22        0.28
  August 2006    43.75    3.000%      0.11         0.14     -12.50%   -2.778%      43.75       56.25        0.22        0.28
 November 2006   42.50    3.000%      0.11         0.14     -15.00%   -2.857%      42.50       57.50        0.21        0.29
 February 2007   41.25    3.000%      0.11         0.14     -17.50%   -2.941%      41.25       58.75        0.20        0.30
    May 2007     40.00    3.000%      0.10         0.15     -20.00%   -3.030%      40.00       60.00        0.20        0.30
  August 2007    38.75    3.000%      0.10         0.15     -22.50%   -3.125%      38.75       61.25        0.19        0.31
 November 2007   37.50    3.000%      0.10         0.15     -25.00%   -3.226%      37.50       62.50        0.18        0.32
 February 2008   36.25    3.000%      0.09         0.16     -27.50%   -3.333%      36.25       63.75        0.18        0.32
    May 2008     35.00    3.000%      0.09         0.16     -30.00%   -3.448%      35.00       65.00        0.17        0.33
  August 2008    33.75    3.000%      0.09         0.16     -32.50%   -3.571%      33.75       66.25        0.17        0.33
 November 2008   32.50    3.000%      0.08         0.17     -35.00%   -3.704%      32.50       67.50        0.16        0.34
 February 2009   31.25    3.000%      0.08         0.17     -37.50%   -3.846%      31.25       68.75        0.15        0.35
    May 2009     30.00    3.000%      0.08         0.17     -40.00%   -4.000%      30.00       70.00        0.15        0.35
  August 2009    28.75    3.000%      0.08         0.18     -42.50%   -4.167%      28.75       71.25        0.14        0.36
 November 2009   27.50    3.000%      0.07         0.18     -45.00%   -4.348%      27.50       72.50        0.13        0.37
 February 2010   26.25    3.000%      0.07         0.18     -47.50%   -4.545%      26.25       73.75        0.13        0.37
--------------------------------------------------------------------------------------------------------------------------------


Hypothetical Table 6: Price Decreases and Interest Rates Remain Constant- Contd


-----------------------------------------------------------------
                    Cumulative Quarterly
                     Distributions (5)     Cumulative Returns (6)
                  ----------------------  ----------------------
                      Up-        Down-        Up-         Down-
                     MACRO       MACRO       MACRO        MACRO
    Quarter        Tradeable   Tradeable   Tradeable    Tradeable
     Ended           Share       Share       Share        Share
--------------    ----------   ---------   ---------    ---------
    May 2005         n/a         n/a        50.00        50.00
  August 2005       0.24        0.26        48.99        51.51
 November 2005      0.48        0.53        47.98        53.03
 February 2006      0.70        0.80        46.95        54.55
    May 2006        0.93        1.08        45.93        56.08
  August 2006       1.14        1.36        44.89        57.61
 November 2006      1.35        1.65        43.85        59.15
 February 2007      1.55        1.95        42.80        60.70
    May 2007        1.75        2.25        41.75        62.25
  August 2007       1.94        2.56        40.69        63.81
 November 2007      2.13        2.88        39.63        65.38
 February 2008      2.30        3.20        38.55        66.95
    May 2008        2.48        3.53        37.48        68.53
  August 2008       2.64        3.86        36.39        70.11
 November 2008      2.80        4.20        35.30        71.70
 February 2009      2.95        4.55        34.20        73.30
    May 2009        3.10        4.90        33.10        74.90
  August 2009       3.24        5.26        31.99        76.51
 November 2009      3.38        5.63        30.88        78.13
 February 2010      3.50        6.00        29.75        79.75
------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.


                          Hypothetical Table 7: Price is Volatile with No Net Change and Interest Rates Rise


                  The following table illustrates the hypothetical scenario in which the Brent Crude Spot Price has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.


---------------------------------------------------------------------------------------------------------------------------------

                                         Total Fees (3)                Change     Underlying Value (4)   Quarterly Distributions
                                    ---------------------             in Price  ----------------------   -----------------------
                                       Up-        Down-      Total   Since the      Up-        Down-         Up-        Down-
                 Price    91-Day      MACRO       MACRO      Price      Most       MACRO       MACRO        MACRO       MACRO
    Quarter      Level   Treasury   Tradeable   Tradeable    Level     Recent    Tradeable   Tradeable    Tradeable   Tradeable
     Ended        (1)   Yield (2)     Share       Share      Change    Period      Share       Share        Share       Share
--------------  ------  ---------   ---------   ---------  --------  ---------   ---------   ----------   ---------   ----------
    May 2005     50.00    1.000%      0.00         0.00      0.00%     0.00%       50.00       50.00        0.00        0.00
  August 2005    51.25    1.000%      0.13         0.13      2.50%     2.500%      51.25       48.75        0.00        0.00
 November 2005   52.50    1.100%      0.13         0.12      5.00%     2.439%      52.50       47.50        0.02        0.01
 February 2006   53.75    1.200%      0.13         0.12      7.50%     2.381%      53.75       46.25        0.03        0.02
    May 2006     55.00    1.300%      0.13         0.12      10.00%    2.326%      55.00       45.00        0.04        0.03
  August 2006    56.25    1.400%      0.14         0.11      12.50%    2.273%      56.25       43.75        0.06        0.04
 November 2006   60.00    1.500%      0.14         0.11      20.00%    6.667%      60.00       40.00        0.08        0.04
 February 2007   59.69    1.600%      0.15         0.10      19.38%   -0.521%      59.69       40.31        0.09        0.06
    May 2007     59.38    1.700%      0.15         0.10      18.75%   -0.524%      59.38       40.63        0.10        0.07
  August 2007    59.06    1.800%      0.15         0.10      18.13%   -0.526%      59.06       40.94        0.12        0.08
 November 2007   58.75    1.900%      0.15         0.10      17.50%   -0.529%      58.75       41.25        0.13        0.09
 February 2008   58.44    2.000%      0.15         0.10      16.88%   -0.532%      58.44       41.56        0.15        0.10
    May 2008     58.13    2.100%      0.15         0.10      16.25%   -0.535%      58.13       41.88        0.16        0.12
  August 2008    40.00    2.200%      0.15         0.10     -20.00%   -31.183%     40.00       60.00        0.07        0.23
 November 2008   41.67    2.300%      0.10         0.15     -16.67%    4.167%      41.67       58.33        0.14        0.19
 February 2009   43.33    2.400%      0.10         0.15     -13.33%    4.000%      43.33       56.67        0.16        0.19
    May 2009     45.00    2.500%      0.11         0.14     -10.00%    3.846%      45.00       55.00        0.17        0.20
  August 2009    46.67    2.600%      0.11         0.14      -6.67%    3.704%      46.67       53.33        0.19        0.21
 November 2009   48.33    2.700%      0.12         0.13      -3.33%    3.571%      48.33       51.67        0.21        0.22
 February 2010   50.00    2.800%      0.12         0.13      0.00%     3.448%      50.00       50.00        0.23        0.22
---------------------------------------------------------------------------------------------------------------------------------


Hypothetical Table 7: Price is Volatile with No Net Change and Interest Rates Rise - Continued


---------------------------------------------------------------
                   Cumulative Quarterly
                    Distributions (5)     Cumulative Returns (6)
                 ---------------------  ----------------------
                     Up-        Down-        Up-         Down-
                    MACRO       MACRO       MACRO        MACRO
    Quarter       Tradeable   Tradeable   Tradeable    Tradeable
     Ended          Share       Share       Share        Share
--------------   ----------   ---------   ---------    ---------
    May 2005       n/a         n/a        50.00        50.00
  August 2005     0.00        0.00        51.25        48.75
 November 2005    0.02        0.01        52.52        47.51
 February 2006    0.05        0.03        53.80        46.28
    May 2006      0.09        0.06        55.09        45.06
  August 2006     0.15        0.10        56.40        43.85
 November 2006    0.24        0.14        60.24        40.14
 February 2007    0.33        0.20        60.01        40.51
    May 2007      0.43        0.27        59.80        40.90
  August 2007     0.55        0.35        59.61        41.29
 November 2007    0.68        0.45        59.43        41.70
 February 2008    0.82        0.55        59.26        42.11
    May 2008      0.98        0.67        59.11        42.54
  August 2008     1.06        0.89        41.06        60.89
 November 2008    1.20        1.08        42.86        59.41
 February 2009    1.35        1.27        44.69        57.94
    May 2009      1.53        1.47        46.53        56.47
  August 2009     1.72        1.68        48.38        55.02
 November 2009    1.93        1.90        50.26        53.57
 February 2010    2.16        2.12        52.16        52.12
----------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.


                          Hypothetical Table 8: Price is Volatile with No Net Change and Interest Rates Fall


                  The following table illustrates the hypothetical scenario in which the Brent Crude Spot Price has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.


--------------------------------------------------------------------------------------------------------------------------------

                                         Total Fees (3)                Change     Underlying Value (4)   Quarterly Distributions
                                    ---------------------             in Price  ----------------------   -----------------------
                                       Up-        Down-      Total   Since the      Up-        Down-         Up-        Down-
                 Price    91-Day      MACRO       MACRO      Price      Most       MACRO       MACRO        MACRO       MACRO
    Quarter      Level   Treasury   Tradeable   Tradeable    Level     Recent    Tradeable   Tradeable    Tradeable   Tradeable
     Ended        (1)   Yield (2)     Share       Share      Change    Period      Share       Share        Share       Share
--------------  ------  ---------   ---------   ---------  --------  ---------   ---------   ----------   ---------   ----------
    May 2005     50.00    5.000%      0.00         0.00      0.00%     0.000%      50.00       50.00        0.00        0.00
  August 2005    51.25    5.000%      0.13         0.13      2.50%     2.500%      51.25       48.75        0.52        0.48
 November 2005   52.50    4.900%      0.13         0.12      5.00%     2.439%      52.50       47.50        0.52        0.46
 February 2006   53.75    4.800%      0.13         0.12      7.50%     2.381%      53.75       46.25        0.51        0.44
    May 2006     55.00    4.700%      0.13         0.12      10.00%    2.326%      55.00       45.00        0.51        0.41
  August 2006    56.25    4.600%      0.14         0.11      12.50%    2.273%      56.25       43.75        0.51        0.39
 November 2006   60.00    4.500%      0.14         0.11      20.00%    6.667%      60.00       40.00        0.53        0.34
 February 2007   59.69    4.400%      0.15         0.10      19.38%   -0.521%      59.69       40.31        0.51        0.34
    May 2007     59.38    4.300%      0.15         0.10      18.75%   -0.524%      59.38       40.63        0.49        0.34
  August 2007    59.06    4.200%      0.15         0.10      18.13%   -0.526%      59.06       40.94        0.47        0.33
 November 2007   58.75    4.100%      0.15         0.10      17.50%   -0.529%      58.75       41.25        0.45        0.32
 February 2008   58.44    4.000%      0.15         0.10      16.88%   -0.532%      58.44       41.56        0.44        0.31
    May 2008     58.13    3.900%      0.15         0.10      16.25%   -0.535%      58.13       41.88        0.42        0.30
  August 2008    40.00    3.800%      0.15         0.10     -20.00%   -31.183%     40.00       60.00        0.23        0.47
 November 2008   41.67    3.700%      0.10         0.15     -16.67%    4.167%      41.67       58.33        0.29        0.39
 February 2009   43.33    3.600%      0.10         0.15     -13.33%    4.000%      43.33       56.67        0.29        0.36
    May 2009     45.00    3.500%      0.11         0.14     -10.00%    3.846%      45.00       55.00        0.29        0.34
  August 2009    46.67    3.400%      0.11         0.14      -6.67%    3.704%      46.67       53.33        0.28        0.32
 November 2009   48.33    3.300%      0.12         0.13      -3.33%    3.571%      48.33       51.67        0.28        0.29
 February 2010   50.00    3.200%      0.12         0.13      0.00%     3.448%      50.00       50.00        0.28        0.27
--------------------------------------------------------------------------------------------------------------------------------


Hypothetical Table 8: Price is Volatile with No Net Change and Interest Rates Fall - Continued

-----------------------------------------------------------------
                   Cumulative Quarterly
                    Distributions (5)     Cumulative Returns (6)
                  --------------------  ------------------------
                     Up-        Down-        Up-         Down-
                    MACRO       MACRO       MACRO        MACRO
    Quarter       Tradeable   Tradeable   Tradeable    Tradeable
     Ended          Share       Share       Share        Share
--------------    ----------   ---------   ---------    ---------

    May 2005         n/a         n/a        50.00        50.00
  August 2005       0.52        0.48        51.77        49.23
 November 2005      1.03        0.94        53.53        48.44
 February 2006      1.54        1.38        55.29        47.63
    May 2006        2.06        1.79        57.06        46.79
  August 2006       2.57        2.18        58.82        45.93
 November 2006      3.10        2.53        63.10        42.53
 February 2007      3.61        2.87        63.29        43.18
    May 2007        4.10        3.20        63.47        43.83
  August 2007       4.57        3.53        63.63        44.47
 November 2007      5.02        3.85        63.77        45.10
 February 2008      5.46        4.17        63.90        45.73
    May 2008        5.88        4.47        64.01        46.35
  August 2008       6.11        4.94        46.11        64.94
 November 2008      6.40        5.32        48.07        63.66
 February 2009      6.69        5.69        50.02        62.36
    May 2009        6.97        6.03        51.97        61.03
  August 2009       7.26        6.34        53.92        59.68
 November 2009      7.54        6.64        55.87        58.30
 February 2010      7.82        6.91        57.82        56.91
------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.


              Hypothetical Table 9: Price is Volatile with No Net Change and Interest Rates Remain Constant

                  The following table illustrates the hypothetical scenario in which the Brent Crude Spot Price has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts does not change from the closing date through the final scheduled termination date.


---------------------------------------------------------------------------------------------------------------------------------

                                         Total Fees (3)                Change     Underlying Value (4)   Quarterly Distributions
                                    ---------------------             in Price  ----------------------   -----------------------
                                       Up-        Down-      Total   Since the      Up-        Down-         Up-        Down-
                 Price    91-Day      MACRO       MACRO      Price      Most       MACRO       MACRO        MACRO       MACRO
    Quarter      Level   Treasury   Tradeable   Tradeable    Level     Recent    Tradeable   Tradeable    Tradeable   Tradeable
     Ended        (1)   Yield (2)     Share       Share      Change    Period      Share       Share        Share       Share
--------------  ------  ---------   ---------   ---------  --------  ---------   ---------   ----------   ---------   ----------
    May 2005     50.00    3.000%      0.00         0.00      0.00%     0.000%      50.00       50.00        0.00        0.00
  August 2005    51.25    3.000%      0.13         0.13      2.50%     2.500%      51.25       48.75        0.26        0.24
 November 2005   52.50    3.000%      0.13         0.12      5.00%     2.439%      52.50       47.50        0.27        0.23
 February 2006   53.75    3.000%      0.13         0.12      7.50%     2.381%      53.75       46.25        0.27        0.23
    May 2006     55.00    3.000%      0.13         0.12      10.00%    2.326%      55.00       45.00        0.28        0.22
  August 2006    56.25    3.000%      0.14         0.11      12.50%    2.273%      56.25       43.75        0.28        0.22
 November 2006   60.00    3.000%      0.14         0.11      20.00%    6.667%      60.00       40.00        0.31        0.19
 February 2007   59.69    3.000%      0.15         0.10      19.38%   -0.521%      59.69       40.31        0.30        0.20
    May 2007     59.38    3.000%      0.15         0.10      18.75%   -0.524%      59.38       40.63        0.30        0.20
  August 2007    59.06    3.000%      0.15         0.10      18.13%   -0.526%      59.06       40.94        0.29        0.21
 November 2007   58.75    3.000%      0.15         0.10      17.50%   -0.529%      58.75       41.25        0.29        0.21
 February 2008   58.44    3.000%      0.15         0.10      16.88%   -0.532%      58.44       41.56        0.29        0.21
    May 2008     58.13    3.000%      0.15         0.10      16.25%   -0.535%      58.13       41.88        0.29        0.21
  August 2008    40.00    3.000%      0.15         0.10     -20.00%   -31.183%     40.00       60.00        0.15        0.35
 November 2008   41.67    3.000%      0.10         0.15     -16.67%    4.167%      41.67       58.33        0.21        0.29
 February 2009   43.33    3.000%      0.10         0.15     -13.33%    4.000%      43.33       56.67        0.22        0.28
    May 2009     45.00    3.000%      0.11         0.14     -10.00%    3.846%      45.00       55.00        0.23        0.27
  August 2009    46.67    3.000%      0.11         0.14      -6.67%    3.704%      46.67       53.33        0.24        0.26
 November 2009   48.33    3.000%      0.12         0.13      -3.33%    3.571%      48.33       51.67        0.25        0.25
 February 2010   50.00    3.000%      0.12         0.13      0.00%     3.448%      50.00       50.00        0.25        0.25
---------------------------------------------------------------------------------------------------------------------------------


Hypothetical Table 9: Price is Volatile with No Net Change and Interest Rates Remain Constant - Continued

-----------------------------------------------------------------
                   Cumulative Quarterly
                    Distributions (5)     Cumulative Returns (6)
                  ---------------------  ------------------------
                     Up-        Down-        Up-         Down-
                    MACRO       MACRO       MACRO        MACRO
    Quarter       Tradeable   Tradeable   Tradeable    Tradeable
     Ended          Share       Share       Share        Share
--------------    ----------  ---------   ---------    ---------
    May 2005        n/a         n/a        50.00        50.00
  August 2005      0.26        0.24        51.51        48.99
 November 2005     0.53        0.48        53.03        47.98
 February 2006     0.80        0.70        54.55        46.95
    May 2006       1.08        0.93        56.08        45.93
  August 2006      1.36        1.14        57.61        44.89
 November 2006     1.67        1.33        61.67        41.33
 February 2007     1.97        1.53        61.65        41.85
    May 2007       2.26        1.74        61.64        42.36
  August 2007      2.56        1.94        61.62        42.88
 November 2007     2.85        2.15        61.60        43.40
 February 2008     3.14        2.36        61.58        43.92
    May 2008       3.43        2.57        61.56        44.44
  August 2008      3.59        2.91        43.59        62.91
 November 2008     3.80        3.20        45.47        61.53
 February 2009     4.02        3.48        47.35        60.15
    May 2009       4.25        3.75        49.25        58.75
  August 2009      4.49        4.01        51.15        57.35
 November 2009     4.73        4.27        53.07        55.93
 February 2010     4.99        4.51        54.99        54.51
-----------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Brent Crude Spot Price.
(2) "Three Month Treasury Yield" is the hypothetical interest rate associated with the treasuries that will expire on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO tradeable share by an annualized fee equal to 1.50%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any distribution date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that distribution date. However, for purposes of simplification, we have assumed that the Up-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Up-MACRO holding trust and the Down-MACRO tradeable shares have an aggregate "underlying value" that is equal to the Underlying Value of the Down-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the specified three month period with the Cumulative Quarterly Distribution for the related three month period.

Termination Triggers

         Following the occurrence of specified events, which we refer to as "Termination Triggers," the earnings distribution agreement and the futures contracts will automatically terminate and the trustee will redeem all of the paired holding shares and the Up-MACRO tradeable shares. The Final Distribution made by the Up-MACRO holding trust upon this redemption will be passed through to you in redemption of your Up-MACRO tradeable shares as described above under "-- Final Distribution." This redemption will occur on the next distribution date following the occurrence of the Termination Trigger, which we refer to as an "early termination date." Upon obtaining knowledge or receiving notice of the occurrence of any of the following Termination Triggers, the trustee will give prompt notice of that event to each holder of paired holding shares:

     o the Brent Crude Spot Price is not published by the Wall Street Journal for [ ] consecutive New York business days;

     o    the Brent Crude Spot Price rises above [   ] dollars or falls below
          [   ] dollars and remains above or below that level for [   ]
          consecutive price determination days;

     o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes an "investment company" required to register under the Investment Company Act of 1940, as amended; or

     o either of the paired holding trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust are adjudged to be bankrupt or insolvent or become involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within [90] days.

         Following the occurrence of a termination trigger, the paired holding trusts will settle all futures contracts and then make a Final Distribution on the paired holding shares on the early termination date. This Final Distribution will be determined as described above under "-- Final Distribution." Upon receipt of this Final Distribution, all of the Up-MACRO and Down-MACRO holding shares will be considered to be redeemed. After all funds on deposit in the paired holding trusts have been distributed to the holders of the paired holding shares, the trustee will liquidate the paired holding trusts. The Up-MACRO tradeable trust will also be liquidated after making a final pass-through distribution to the holders of its Up-MACRO tradeable shares of the Final Distribution that it receives from the Up-MACRO holding trust.

         Any payment under the earnings distribution agreement and the futures contracts and any Quarterly or Final Distribution to be made by either of the paired holding trusts, or passed through on the Up-MACRO tradeable shares by the Up-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the paired holding trusts or of the Up-MACRO or Down-MACRO tradeable trust. Any delay of this type will affect when you receive the Final Distribution on your Up-MACRO tradeable shares.

Listing

         The Up-MACRO tradeable shares trade on the [American Stock Exchange] under the symbol "[ ]," but there is no assurance that the shares will continue to be eligible for trading on the [American Stock Exchange] during the entire time they remain outstanding.

                   DESCRIPTION OF THE BRENT CRUDE SPOT PRICE

         The Up-MACRO holding trust will make payments under the earnings distribution agreement and the futures contracts and distributions on its shares based on the daily closing spot price of Brent crude oil, on a per barrel basis, which we refer to as the "Brent Crude Spot Price."

Overview of Brent Crude Oil

         Brent crude oil is a light, sweet North Sea crude oil that serves as a benchmark grade of oil in the world markets and is used as an alternative to the bellwether West Texas light, sweet crude oil. Approximately 500,000 barrels of Brent crude oil are produced a day and shipped globally from Sullom Voe, Scotland. Most Brent crude oil is refined in Northwestern Europe, but a significant volume is refined along the eastern coast and gulf coast of the United States and along the coast of the Mediterranean Sea.

The Spot Price of Brent Crude Oil

         The Underlying Value of the Up-MACRO holding trust on each distribution date will be based on the spot price of Brent crude oil. The spot price is the market price associated with one barrel of light, sweet North Sea crude oil delivered to Sullom Voe, Scotland on the day on which the price is calculated. In order to calculate the spot price, the oil market uses the per barrel price of the Brent crude futures contract and makes two primary adjustments. When we refer to the price of the "Brent crude futures contract," we are referring to the price of the then current front month Brent crude futures contract, as calculated on a per barrel basis, which trades on the [Exchange Name]. The term "front month" refers to the Brent crude futures contract with an expiration date which occurs in the calendar month immediately succeeding the date of the calculation of the Brent crude contract price. In order to calculated the Brent Crude Spot Price from the Brent crude futures price, the Brent crude futures price is first adjusted to reflect the time value of money because a dollar today is worth more than a dollar tomorrow. The futures price of oil represents the price of oil on a future date. The Brent crude futures price is then modified to reflect the cost of delivering that barrel of oil to Sullom Voe, Scotland. The resulting price is the spot price for Brent crude oil. The broad details of how oil is priced in the world market have remained the same for more than thirteen years.

         The price and the volatility of the Brent Crude Spot Price are affected by a variety of factors, including weather, government programs and policies, national and international political and economic events, changes in the interest and exchange rates associated with the U.S. dollar and trading activities in other types of crude oil and crude oil-based futures contracts. The Brent Crude Spot Price is also primarily based on the price of the Brent crude futures contract, and futures markets are also subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the participation of speculators and government regulation and intervention. All of these factors may adversely affect the price per barrel associated with the Brent Crude Spot Price and therefore adversely affect the distributions on the Up-MACRO holding shares.

         Brent crude oil based on the Brent Crude Spot Price is traded daily in London, England from 2:00 PM London local time to 10:00 PM (8:30 PM Fridays) London local time, and the daily closing Brent Crude Spot Price is published in the Wall Street Journal on the following New York business day. On each distribution date, the trustee will use the daily closing Brent Crude Spot Price as published in the Wall Street Journal on the succeeding price determination day to determine the Underlying Value of the Up-MACRO holding trust. This published price reflects the closing price of the Brent Crude Spot Price on the London business day immediately preceding the publication date. This price and the resulting Underlying Value for the Up-MACRO holding trust will be posted on the trustee's website, located at http:// [ ] by [ ] a.m. New York local time on each price determination day.

Brent Crude Futures Contracts

         The Brent Crude Spot Price is primarily based on the Brent crude futures contract. Each Brent crude futures contract represents the right to receive a future delivery of 1,000 net barrels of Brent crude oil per unit, and each contract is quoted at a price that represents one barrel of Brent crude oil. Brent crude futures contracts are exchange-traded futures contracts, which provide for the future purchase and sale of Brent crude oil. These contracts are traded on organized exchanges such as the New York Mercantile Exchange, Inc. and The International Petroleum Exchange of London Limited, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which serves as a counterparty to the futures contract by essentially taking the opposite position of the transaction. The opposite position is sold to a trader on the exchange which is willing to take that position. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtains the position. This operates to terminate the position and fix the trader's profit and loss.

         Brent crude futures contracts are also deliverable contracts based on an exchange of futures for physical delivery mechanism with an option for cash settlement. This mechanism enables companies to take delivery of physical crude oil supplies or, in the more common alternative, settle open positions for cash at the contract's expiration.

Historical Monthly Closing Spot Prices for Brent Crude Oil

         The following table shows the monthly closing prices for the Brent crude spot price for the period from January 2000 through March 2005. The price of oil per barrel fluctuated widely during this period. The results shown should not be considered representations of the per barrel Brent Crude Spot Price in the future nor should the results be considered as a representation of the future performance of the Up-MACRO holding shares or the Up-MACRO tradeable shares.


                Monthly Closing Spot Prices of Brent Crude Oil
                  (as reported by Bloomberg, L.P., unaudited)
                                 (Per Barrel)

                                                    Year
                   -------------------------------------------------------------------------
      Month        2000          2001         2002          2003        2004          2005
      -----        ----          ----         ----          ----        ----          ----

    January        26.60         26.83        19.04         31.56       29.51         44.80
   February        29.04         24.73        21.07         33.91       33.01         50.14
     March         23.68         23.63        25.60         27.32       33.30         50.22
     April         23.33         27.28        27.01         23.59       35.12
      May          28.24         29.04        23.50         26.80       36.98
     June          31.32         25.76        25.44         28.16       33.51
     July          25.76         24.52        26.08         28.19       41.60
    August         35.09         26.43        27.38         29.99       40.63
   September       28.05         21.96        28.87         28.34       47.08
    October        31.04         20.40        25.32         27.66       48.47
   November        31.73         19.29        24.96         28.76       44.03
   December        22.21         19.70        31.13         30.12       40.29


Failure to Publish the Brent Crude Spot Price

         If the Brent Crude Spot Price is not published by the Wall Street Journal for [ ] consecutive price determination days, a termination trigger will occur, which will result in an early redemption of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares, as discussed in greater detail under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Termination Triggers."

              DESCRIPTION OF THE UP-MACRO TRADEABLE TRUST ASSETS

         The assets of the Up-MACRO tradeable trust will consist of Up-MACRO holding shares deposited into the trust on the closing date and from time to time after the closing date in connection with subsequent issuances of Up-MACRO tradeable shares. Each Up-MACRO tradeable share will represent an undivided interest in the pool of Up-MACRO holding shares deposited in the Up-MACRO tradeable trust. We expect that the Up-MACRO tradeable trust will always hold a majority of the outstanding Up-MACRO holding shares, but at least one additional investor must hold Up-MACRO holding shares at all times in order to maintain the Up-MACRO holding trust's characterization as a partnership for federal tax purposes.

         As a holder of Up-MACRO holding shares, the Up-MACRO tradeable trust will be entitled to receive any Quarterly Distributions and the Final Distribution made by the Up-MACRO holding trust on those shares. The Up-MACRO tradeable trust will issue the same number of Up-MACRO tradeable shares as the number of Up-MACRO holding shares that it holds on deposit. The holders of the Up-MACRO tradeable shares will be entitled to vote on all matters relating to the Up-MACRO holding shares, as permitted by the terms of the Up-MACRO holding trust agreement. However, only authorized participants may exchange those shares for the underlying Up-MACRO holding shares.

         All distributions received on the Up-MACRO holding shares will be deposited into a segregated trust account established with the trustee and held by the trustee for the benefit of the Up-MACRO tradeable trust prior to being passed through to the holders of the Up-MACRO tradeable shares. We refer to this account as the "distribution account." The Up-MACRO holding shares will be held by the trustee for the benefit of the Up-MACRO tradeable trust in a segregated trust account which we refer to as the "securities account."

               DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS

General

         The assets of the Up-MACRO holding trust will consist of the treasuries it will hold on deposit from time to time, the trust's rights under the earnings distribution agreement, the futures contracts, and the MACRO Licensing Agreement, and trust accounts established and held by the trustee for the benefit of the Up-MACRO holding trust.

United States Treasury Obligations

         The net proceeds of the Up-MACRO holding shares will be invested by the trustee on behalf of the Up-MACRO holding trust in United States Treasury obligations, issued by and backed by the full faith and credit of the government of the United States of America, which we refer to as "treasuries." All treasuries purchased by the trustee, on behalf of the Up-MACRO holding trust, on the closing date or on any distribution date may consist of bills, notes and bonds of varying terms, but each must mature on or prior to the next scheduled distribution date. On each distribution date, except for a final scheduled termination date, any early termination date or any redemption date, the trustee will reinvest the proceeds received upon the maturity of the treasuries in new treasuries in the amount described under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Quarterly Distributions." On the final scheduled termination date, any early termination date or any redemption date, all or a portion of the proceeds from the maturity of the treasuries will be used by the paired holding trusts to make settlement payments under the futures contracts that are being terminated on that date. The assets in the Down-MACRO holding trust will also be invested in treasuries with the same maturity profiles. The obligations of the Down-MACRO holding trust to the Up-MACRO holding trust under the earnings distribution agreement and the futures contracts will be secured by the treasuries in the Down-MACRO holding trust, and the obligations of the Up-MACRO holding trust to the Down-MACRO holding trust under the earnings distribution agreement and the futures contracts will be secured by the treasuries in the Up-MACRO holding trust.

The Earnings Distribution Agreement

         On the closing date, the Up-MACRO holding trust will enter into an "earnings distribution agreement" with the Down-MACRO holding trust. The earnings distribution agreement will be dated as of the closing date and the trustee will be a party to the agreement in the capacity of a calculation agent. Under the earnings distribution agreement, if the Brent Crude Spot Price on any distribution date is below its starting level, the Up-MACRO holding trust will be required to make a payment to the Down-MACRO holding trust on that distribution date; if the Brent Crude Spot Price is above its starting level on any distribution date, the Up-MACRO holding trust will be entitled to receive a payment from the Down-MACRO holding trust on that distribution date. Payments under the earnings distribution agreement will be calculated as follows:

         If the Underlying Value Percentage of the Up-MACRO holding trust is greater than 100% on a distribution date, the Up-MACRO holding trust will be entitled to receive from the Down-MACRO holding trust, a payment equal to:

     o the Available Earnings on deposit in the Down-MACRO holding trust on that distribution date multiplied by

     o    the Underlying Value Percentage Change.

         If the Underlying Value Percentage of the Up-MACRO holding trust is less than 100% on a distribution date, the Up-MACRO holding trust will be required to pay to the Down-MACRO holding trust, a payment equal to:

     o the Available Earnings on deposit in the Up-MACRO holding trust on that distribution date multiplied by

     o    the Underlying Value Percentage Change.

         On each distribution date, the "Underlying Value Percentage" is an amount, expressed as a percentage, equal to the Average Underlying Value of the Up-MACRO holding trust during the calculation period preceding that distribution date divided by the Up-MACRO Par Amount, prior to giving effect to any redemptions to be made on that date.

         The "Average Underlying Value" is, on each distribution date, calculated by dividing the Underlying Value of the Up-MACRO holding trust on each day during the related calculation period by the Up-MACRO Asset Amount on that day, then summing all of the resulting numbers obtained for each day, dividing that sum by the number of days in that calculation period and multiplying the result by the Up-MACRO Asset Amount on the current distribution date. The Underlying Value of the Up-MACRO holding trust on any day that is not a price determination day will be equal to its Underlying Value on the last preceding price determination day.

         The "Underlying Value Percentage Change" is equal to the absolute value of the difference between the Underlying Value Percentage minus 100%.

         The trustee, as calculation agent under the earnings distribution agreement, will calculate the payment to be made on each distribution date under that agreement and the trustee will then cause the Up-MACRO or the Down-MACRO holding trust, as applicable, to make that payment to the other paired holding trust.

The Futures Contracts

         On the closing date, the Up-MACRO holding trust will enter into multiple "futures contracts" with the Down-MACRO holding trust. Each futures contract will have a notional amount equal to the aggregate par amount of one MACRO Unit. A new futures contract will be entered into by the paired holding trusts upon the subsequent issuance of each new MACRO Unit of paired holding shares. Upon the redemption of one or more MACRO Units in a paired optional redemption, an equal number of futures contracts will be settled. All of the futures contracts will terminate and be settled on the earliest to occur of the final scheduled termination date, any early termination date or a redemption date for all of the outstanding paired holding shares. Under each futures contract, the Up-MACRO holding trust will be required to transfer a portion of its assets to the Down-MACRO holding trust if the Brent Crude Spot Price is below its starting level on the price determination day preceding the applicable final scheduled termination date, early termination date or redemption date, or the Down-MACRO holding trust will be required to transfer a portion of its assets to the Up-MACRO holding trust if the Brent Crude Spot Price is above its starting level on the relevant date. On the final scheduled termination date or any early termination date, the applicable paired holding trust must make a settlement payment out of the proceeds of the treasuries which it holds on deposit on that date. On each redemption date, the applicable paired holding trust must transfer a portion of its treasuries to the other paired holding trust in order to settle the futures contracts.

         According to the terms of each futures contract, if the ending level of the Brent Crude Spot Price on the final scheduled termination date or any early termination date is greater than its starting level, the Down-MACRO holding trust must make a settlement payment to the Up-MACRO holding trust under the futures contracts in an amount equal to:

     o    the Down-MACRO Asset Amount on that date multiplied by

     o    the Price Level Percentage Change.

         If the ending level of the Brent Crude Spot Price on any redemption date is greater than its starting level, the Down-MACRO holding trust must deliver to the Up-MACRO holding trust under the futures contracts being settled on that date, treasuries with an aggregate purchase price (after deducting any accrued but unpaid interest) equal to:

     o the aggregate par amount of the Down-MACRO holding shares being redeemed minus the Proportionate Deficiency Amount, multiplied by

     o    the Price Level Percentage Change.

         The "Deficiency Amount" means, on any distribution date, the amount, if any, by which the Up-MACRO Par Amount exceeds the Up-MACRO Asset Amount on that date.

         "Proportionate Deficiency Amount" means that portion of the Deficiency Amount that is allocable to the shares being redeemed, based on the proportion that the number of the shares being redeemed bears to the aggregate outstanding number of all shares prior to giving effect to the redemption.

         Conversely, if the ending level of the Brent Crude Spot Price on the final scheduled termination date or any early termination date is less than its starting level, the Up-MACRO holding trust must make a settlement payment to the Down-MACRO holding trust under the futures contracts in an amount equal to:

     o    the Up-MACRO Asset Amount on that date multiplied by

     o    the Price Level Percentage Change.

         If the ending level of the Brent Crude Spot Price on any redemption date is less than its starting level, the Up-MACRO holding trust must deliver to the Down-MACRO holding trust under the futures contracts being settled on that date, treasuries with an aggregate purchase price (after deducting any accrued but unpaid interest) equal to:

     o the aggregate par amount of the Up-MACRO holding shares being redeemed minus the Proportionate Deficiency Amount, multiplied by

     o    the Price Level Percentage Change.

         If the ending level of the Brent Crude Spot Price on the final scheduled termination date, any early termination date or any redemption date is equal to its starting level, then the futures contracts and these contracts will be settled on the applicable date without either of the paired holding trusts being required to make any settlement payments or deliver any treasuries.

         If the final scheduled termination date, any early termination date or any redemption date is not a price determination date, the underlying value of the paired holding trusts will be calculated based on the Brent Crude Spot Price on the immediately preceding price determination date for the purposes of calculating settlement payments under the futures contracts.

The MACRO Licensing Agreement

         We have entered into a licensing agreement with our affiliate, MACRO Securities Research, LLC, which we refer to as the "MACRO Licensing Agreement." The Up-MACRO and Down-MACRO holding trusts and the Up-MACRO and Down-MACRO tradeable trusts are also parties to the MACRO Licensing Agreement. The MACRO Licensing Agreement grants to us and to each of the trusts a license to use the MACROs structure as a basis for the structuring of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares and to use certain trade names and trademarks of MACROs in connection with the issuance, offering and sale of these shares. The MACRO Licensing Agreement may not be amended without the consent of a majority of the shareholders of each of the trusts, voting as a single class. None of the trusts, the trustee, the underwriters, DTC or any shareholder is entitled to any rights whatsoever under the foregoing licensing arrangements or to use the servicemark "MACRO(R)" or to use the MACROs structure, except as specifically described in the MACRO Licensing Agreement and each trust agreement.

         For more information about MACRO Securities Research, LLC, see "MACRO SECURITIES RESEARCH, LLC."

                      DESCRIPTION OF THE TRUST AGREEMENTS

General

         We will create the Up-MACRO tradeable trust pursuant to a trust agreement, dated as of [ ], 2005, between us, as depositor, and [ ], as trustee. We refer to this agreement as the "Up-MACRO tradeable trust agreement." The Up-MACRO tradeable shares will be issued under the Up-MACRO tradeable trust agreement as transferable, fully paid and non-assessable instruments. The Up-MACRO tradeable trust will not entitle its shareholders to exercise any conversion or pre-emptive rights.

         We will create the Up-MACRO holding trust pursuant to a trust agreement, dated as of [ ], 2005, between us, as depositor, and [ ], as trustee. We refer to this agreement as the "Up-MACRO holding trust agreement."

         We will also create the Down-MACRO holding trust and the Down-MACRO tradeable trust pursuant to two separate trust agreements, both dated as of
[   ], 2005, and both between us, as depositor, and [ ], as trustee. We refer to these agreements, respectively, as the "Down-MACRO holding trust agreement" and the "Down-MACRO tradeable trust agreement."

         We sometimes collectively refer to the Up-MACRO tradeable trust agreement, the Up-MACRO holding trust agreement, the Down-MACRO holding trust agreement and the Down-MACRO tradeable trust agreement as the "trust agreements."

The Trustee

         [             ] will act as trustee for the Up-MACRO tradeable trust,
both of the paired holding trusts, and the Down-MACRO tradeable trust. The
office of the trustee is located at [                                ] and its
telephone number is [        ].

         The trust agreements will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified jointly and severally by both of the paired holding trusts and the Up-MACRO tradeable trust and will be held harmless by them against any loss, liability or expense incurred in connection with any legal action relating to the trust agreements, the paired holding shares and the Up-MACRO tradeable shares, or the performance of the trustee's duties under the trust agreements, other than any loss, liability or expense that was incurred by reason of the trustee's willful misconduct, bad faith or negligence in the performance of those duties. The trustee may be terminated and replaced by a successor trustee in the circumstances described under "-- Trustee Termination Events."

Fees and Expenses of the Paired Holding Trusts

         Pursuant to the Up-MACRO holding trust agreement, the trustee will pay the ongoing administrative fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust. The trustee will not be liable for any indemnification provided to any person by the Up-MACRO holding trust, the Up-MACRO tradeable trust or us, and in no event will the trustee be liable for any investment losses on the treasuries. As compensation for the performance of its duties under the trust agreements for the Up-MACRO holding trust and the Up-MACRO tradeable trust, the trustee will be entitled to receive the fee specified below, payable in arrears on the distribution date that occurs at the end of each calculation period. The trustee will also be entitled to the fees payable in connection with the issuance of additional MACRO Units and paired optional redemptions. See "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Final Distribution" and "-- Subsequent Issuances."

         The trustee will pay out of its trustee fee under the Up-MACRO holding trust agreement certain expenses incurred in connection with its administration of the Up-MACRO holding trust, including, without limitation, the payment of the fees of the independent accountants and brokerage fees associated with buying and selling the treasuries.

         The Up-MACRO holding trust will pay on each distribution date:

     o to the trustee, a fee equal to 1/4 of [ ]% per annum multiplied by the average Up-MACRO asset amount on deposit in the Up-MACRO holding trust during the preceding calculation period; and

     o to MACRO Securities Research, LLC, a licensing fee equal to 1/4 of [ ]% per annum multiplied by the average Up-MACRO asset amount on deposit in the Up-MACRO holding trust during the preceding calculation period.

         The average Up-MACRO Asset Amount during any calculation period will be equal to the sum of the Up-MACRO Asset Amounts on each day during that calculation period divided by the number of days in that period.

         The Down-MACRO holding trust will incur comparable fees and expenses on behalf of itself and the Down-MACRO tradeable trust during each calculation period. On each distribution date, the Down-MACRO holding trust will pay a licensing fee to MACRO Securities Research, LLC and a fee to the trustee as compensation for the performance of its duties under the trust agreements for the Down-MACRO holding trust and the Down-MACRO tradeable trust. The fees payable by the Down-MACRO holding trust to the trustee and MACRO Securities Depositor, LLC will be based on the average Down-MACRO Asset Amount during each calculation period. The Down-MACRO holding trust will also reimburse the trustee for reasonable expenses associated with administering the Down-MACRO holding trust and the Down-MACRO tradeable trust. The trustee will pay out of its trustee fee under the Down-MACRO holding trust agreement certain expenses incurred in connection with its administration of the Down-MACRO holding trust and the Down-MACRO tradeable trust.

Collections and Other Administrative Procedures

         The trustee will make reasonable efforts to collect, on behalf of the Up-MACRO holding trust, all scheduled payments under the treasuries, the futures contracts and the earnings distribution agreement and, on behalf of the Up-MACRO tradeable trust, all distributions on the Up-MACRO holding shares.

Calculations

         The trustee will be responsible for calculating the Underlying Value of the Up-MACRO holding trust and the Down-MACRO holding trust on each price determination day and the Average Underlying Value on each distribution date based on the level of the Brent Crude Spot Price on that price determination day. The trustee will also calculate the amount of the Available Earnings in each of the paired holding trusts, the Quarterly Distribution and Final Distribution to be made by each of the paired holding trusts on each distribution date and passed through by the Up-MACRO tradeable trust. All calculations made by the trustee will be conclusive and binding on the holders of the paired holding shares and the Up-MACRO and Down-MACRO tradeable shares, absent manifest error.

Certain Matters Regarding Us and the Trustee

         Each trust agreement will provide that we, the trustee, and any of our or the trustee's respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that trust agreement or for errors in judgment, provided that neither we nor the trustee nor any person related to us or the trustee will be protected against any liability that results:

     o from willful misfeasance or bad faith in the performance of our, MSR's or the trustee's duties; or

     o by reason of reckless disregard of our, MSR's or the trustee's respective obligations and duties under any trust agreement.

         Each trust agreement may also provide that we, the trustee, and any of our or the trustee's respective directors, officers, employees and agents will be entitled to indemnification by the related trust, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to that trust agreement or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee's or a related person's willful misfeasance or bad faith in the performance of our or the trustee's respective duties and obligations or by reason of the reckless disregard of these duties and obligations.

         In addition, each trust agreement will provide that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that trust agreement or which in our or its opinion may involve us or it in any expense or liability. We and the trustee may, however, in our or its discretion take any such action which we or it may deem necessary or desirable with respect to the related trust agreement and the rights and duties of the parties and the interests of the shareholders under that trust agreement.

         Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the trust agreements.

Trustee Termination Events

         A "Trustee Termination Event" under the Up-MACRO or Down-MACRO holding trust agreement will consist of the following:

     o a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable trust agreement and to the extent that funds are available in the applicable holding trust to make those distributions, which failure continues unremedied for a period of ten (10) or more New York business days;

     o a failure to distribute the proceeds of all of the trust assets on the final scheduled termination date or an early termination date, or the applicable portion of the trust assets to any redeeming shareholder on any redemption date, which failure continues unremedied for a period of ten (10) or more New York business days;

     o a failure to make any payment required to be made under the earnings distribution agreement or the futures contracts;

     o a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable trust agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

     o the bankruptcy of the trustee or the institution of voluntary or involuntary insolvency proceedings against the trustee;

     o the trustee becoming ineligible or incapable of acting as trustee under the related trust agreement; and

     o under the Up-MACRO holding trust agreement, the occurrence of a Trustee Termination Event under the Up-MACRO tradeable trust agreement as a result of which the trustee for the Up-MACRO tradeable trust is terminated, and under the Down-MACRO holding trust agreement, the occurrence of a Trustee Termination Event under the Down-MACRO tradeable trust agreement as a result of which the trustee for the Down-MACRO tradeable trust is terminated.

         A "Trustee Termination Event" under the Up-MACRO or Down-MACRO tradeable trust agreement will consist of the following:

     o a failure to pass through to the shareholders any Quarterly Distribution received by the Up-MACRO or Down-MACRO tradeable trust, which failure continues unremedied for a period of [two (2)] or more New York business days;

     o a failure to pass through to the shareholders any Final Distribution received by the Up-MACRO or Down-MACRO tradeable trust, which failure continues unremedied for a period of [two (2)] or more New York business days;

     o a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable trust agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

     o the bankruptcy of the trustee or the institution of voluntary or involuntary insolvency proceedings against the trustee;

     o the trustee becoming ineligible or incapable of acting as trustee under the related trust agreement; and

     o under the Up-MACRO tradeable trust agreement, the occurrence of a Trustee Termination Event under the Up-MACRO holding trust agreement as a result of which the trustee for the Up-MACRO holding trust is terminated, and, under the Down-MACRO tradeable trust agreement, the occurrence of a Trustee Termination Event under the Down-MACRO holding trust agreement as a result of which the trustee for the Down-MACRO holding trust is terminated.

         So long as a Trustee Termination Event remains unremedied, we may and, at the direction of the required percentage of shareholders, we will terminate the trustee's rights and obligations under the applicable trust agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable trust agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable trust agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $15,000,000. Pending that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable trust agreement. Without the consent of a majority of the shareholders, voting by par amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable trust agreement.

Termination of the Trusts

         The Up-MACRO tradeable trust agreement will be terminated, the Up-MACRO tradeable trust will be liquidated and your Up-MACRO tradeable shares will be redeemed upon the earliest to occur of the final scheduled termination date, an early termination date and the date on which all outstanding Up-MACRO tradeable shares have been exchanged for Up-MACRO holding shares and all outstanding paired holding shares are redeemed at the option of the shareholders. Upon the distribution of all assets remaining in the Up-MACRO tradeable trust to its shareholders, the trustee will wind up the activities and affairs of the Up-MACRO tradeable trust and cause its certificate of trust to be cancelled by filing a certificate of cancellation with the [ ] Secretary of State in accordance with Section [ ] of [ ].

         If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of any of the trust agreements, or the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust or the Down-MACRO tradeable trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust, the Down-MACRO tradeable trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of any of the trusts.

Modification and Waiver

         We and the trustee may amend any of trust agreements without notice to or consent of the shareholders:

     o to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of any trust agreement;

     o to modify any provision or add a provision to the trust agreement to conform it to the description of the terms of the Up-MACRO tradeable shares or the paired holding shares contained in this prospectus;

     o to add to the covenants, restrictions or obligations of any entity under any trust agreement for the benefit of the shareholders or to modify any provisions of that trust agreement that does not adversely affect the interests of the shareholders of that trust in any material respect;

     o to evidence and provide for the acceptance of appointment under any trust agreement of a successor trustee; and

     o to comply with any requirements imposed by the Internal Revenue Code 1986, as amended (the "Code"), or any securities laws.

         With the written consent of shareholders representing 66 and 2/3% of the Up-MACRO Par Amount, we and the trustee may amend any trust agreement for the purpose of:

     o adding any provisions to or changing in any manner or eliminating any of the provisions of that trust agreement; or

     o    modifying in any manner the rights of the shareholders.

         Without the written consent of each shareholder of both of the paired holding trusts, the Up-MACRO tradeable trust and the Down-MACRO tradeable trust that would be adversely affected, no amendment to any trust agreement may:

     o    modify the formula upon which Underlying Value is calculated;

     o modify the amount or timing of any distributions that are required to be made on the paired holding shares;

     o modify the minimum number of paired holding shares that constitute a MACRO Unit; or

     o reduce the percentage of shareholders that are required to consent to any of the foregoing amendments.

         The holders of the Up-MACRO tradeable shares will be able to direct the trustee in the exercise of the voting rights associated with the Up-MACRO holding shares held on deposit in the Up-MACRO tradeable trust.

         The trustee will not enter into any amendment or modification which would alter the status of the Up-MACRO tradeable trust as a grantor trust for federal income tax purposes or cause the Up-MACRO or Down-MACRO tradeable trust or either paired holding trust to be required to register as an investment company under the Investment Company Act of 1940, as amended.

Voting

         Each holder of Up-MACRO tradeable shares will be entitled to vote on all matters on which shareholders may or are required to vote under the trust agreement for the Up-MACRO tradeable shares. Each holder's voting rights as of any date of determination will be based on the par amount of its Up-MACRO tradeable shares relative to the aggregate par amount of all Up-MACRO tradeable shares that remain outstanding on that date. Each holder of Up-MACRO holding shares will also be entitled to vote on all matters on which shareholders may or are required to vote under the trust agreement for the Up-MACRO holding shares. Each Up-MACRO tradeable shareholder will be entitled to exercise the voting rights associated with the underlying Up-MACRO holding shares on deposit in the Up-MACRO tradeable trust based on the par amount of that holder's Up-MACRO tradeable shares. In circumstances where a vote of each holder of the holding and tradeable shares is required, such as a vote to terminate the trustee, the holders of the Up-MACRO holding shares, the Up-MACRO tradeable shares, the Down-MACRO holding shares and the Down-MACRO tradeable shares will each vote as a separate class, except that holders of the Up-MACRO tradeable shares and the Down-MACRO tradeable shares will be entitled to vote both their tradeable shares and the holding shares on deposit in their tradeable trusts. As described in this prospectus under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES--Final Distributions," only Authorized Participants may exercise the redemption rights associated with the Up-MACRO and Down-MACRO holding shares.

Reports to Shareholders; Notices

         Within [ ] New York business days prior to each distribution date, the trustee will forward to DTC, to us, and to such other parties as may be specified in the Up-MACRO holding trust agreement or the Up-MACRO tradeable trust agreement, a statement setting forth:

     o the aggregate par amount of the outstanding Up-MACRO tradeable shares;

     o the Up-MACRO Par Amount of the Up-MACRO holding trust and the Down-MACRO Par Amount of the Down-MACRO holding trust;

     o the Underlying Value of each of the paired holding trusts for that distribution date, as calculated in accordance with the method specified in the futures contracts and the applicable trust agreement;

     o the amount of earnings realized on the treasuries in each of the paired holding trusts;

     o the Deficiency Amount in either of the paired holding trusts on that distribution date;

     o the aggregate fees and expenses of the Up-MACRO tradeable trust, the Up-MACRO holding trust and the Down-MACRO holding trust;

     o    the Available Earnings in each of the paired holding trusts;

     o the payments to be made by one of the paired holding trusts under the earnings distribution agreement and the payment to be made under any futures contracts that are being settled on that distribution date;

     o the Quarterly Distribution to be made by the Up-MACRO holding trust on that distribution date; and

     o if the distribution date is a final scheduled termination date, an early termination date or a redemption date, the Final Distribution to be made by the Up-MACRO holding trust on that distribution date.

         On or before the fifth New York business day after each distribution date, the trustee will furnish to each person who was a shareholder at any time during the current calendar year a statement containing the information set forth above. The trustee will also furnish to each shareholder, within the time periods specified in the applicable trust agreement, a notice of any merger or consolidation to which the trustee is a party, or in the case of the trustee's resignation, the name of the successor trustee.

         Any notice required to be given to a holder of a registered certificate representing Up-MACRO tradeable shares or Up-MACRO holding shares will be mailed to the last address of the holder set forth in the applicable share register. Any notice required to be given to a holder of a bearer certificate representing Up-MACRO tradeable shares or Up-MACRO holding shares will be published in a daily morning newspaper of general circulation in [ ].

Evidence As To Compliance

         Each trust agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined certain documents and records relating to the administration of the applicable trust's assets during the preceding twelve-month period or, in the case of the first report, the period from the closing date until the date of that report, which period may not exceed one year. The accountants' report will enable the recipients to determine whether the administration of the trust assets was conducted in compliance with the terms of the related trust agreement and will identify any exceptions found during the accountants' examination.

         Each trust agreement will also provide for delivery to us, on or before a specified date in each year, of an annual statement by the trustee to the effect that the trustee has fulfilled its obligations under the applicable trust agreement throughout the preceding year. Copies of the annual accountants' statement and the statement of the trustee may be obtained by shareholders without charge upon written request to the trustee at the following address: [ ].

Duties of the Trustee

         Under the trust agreements, the duties of the trustee will include, among others:

     o purchasing new treasuries for the paired holding trusts on each distribution date;

     o calculating and posting on its website the Underlying Value of the Up-MACRO holding trust and the Down-MACRO holding trust on each price determination day and the portion of that Underlying Value that is allocable to one Up-MACRO holding share, one Up-MACRO tradeable share, one Down-MACRO holding share and one Down-MACRO tradeable share;

     o calculating and posting on its website the Average Underlying Value of the Up-MACRO holding trust and the Down-MACRO holding trust for each calculation period;

     o causing the paired holding trusts to make their required payments under the earnings distribution agreement and the futures contracts;

     o making Quarterly Distributions and a Final Distribution on the Up-MACRO holding shares and the Down-MACRO holding shares;

     o passing through the Quarterly Distributions and the Final Distribution to the holders of the Up-MACRO tradeable shares and the Down-MACRO tradeable shares;

     o administering each of the paired holding trusts and the Up-MACRO and Down-MACRO tradeable trusts;

     o    paying the fees and expenses of each trust;

     o administering paired optional redemptions in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Final Distribution";

     o administering the creation of new MACRO Units in accordance with the provisions described under "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Subsequent Issuances";

     o preparing and delivering any notices required under any of the trust agreements;

     o preparing and distributing reports to the holders of the Up-MACRO tradeable shares and the Down-MACRO tradeable shares; and

     o preparing and distributing reports to the holders of the Up-MACRO holding shares and the Down-MACRO holding shares and making those reports available to the holders of the Up-MACRO tradeable shares and the Down-MACRO tradeable shares.

         The trustee may engage any other persons to assist it with its duties under the trust agreements, but the trustee will remain liable to the shareholders for the performance of these duties.

         The trustee will not make any representations as to the validity or sufficiency of any trust agreement, the shares issued by any of the trusts, the assets in any of the trusts, the futures contracts, the earnings distribution agreement, the MACRO Licensing Agreement or any other related agreement, document or instrument. The trustee is required to perform only those duties specifically enumerated under the related trust agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related trust agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents furnished to it under any trust agreement.

         The trustee may be held liable under any trust agreement for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the shareholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any trust agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

Resignation of Trustee

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Up-MACRO holding shares and Up-MACRO tradeable shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the "Code," final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the "IRS," and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinions expressed below, see "-- Classification of the Up-MACRO Tradeable Trust" and "-- Classification of the Up-MACRO Holding Trust," Tax Counsel (as identified below) will provide no other opinion relating to United States federal income tax matters with respect to the holding trusts or holding shares or the tradeable trusts or tradeable shares.

         This summary is addressed only to shareholders that purchase Up-MACRO tradeable shares at original issuance at the price set forth on the cover page of this prospectus and who hold those shares as capital assets and not as a hedge, a position in a "straddle" or other conversion transaction or as part of a "synthetic" security or other integrated financial transaction. This summary is included for general information only and does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

         As used in this section, a "U.S. Holder" means a U.S. Person who is a beneficial owner of an Up-MACRO holding share or an Up-MACRO tradeable share. A "U.S. Person" means a person that is, for United States federal income tax purposes:

     o    a citizen or resident of the United States,

     o a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

     o an estate, the income of which is subject to United States federal income taxation regardless of its source, or

     o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         "Non-U.S. Persons" means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

         For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

         There is no authority directly on point dealing with securities such as Up-MACRO holding shares or Up-MACRO tradeable shares or the transactions of the type described in this prospectus, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         It is strongly recommended that each prospective investor in Up-MACRO tradeable shares consult with its own tax advisor regarding the application of tax laws to its particular situation.

Classification of the Up-MACRO Tradeable Trust

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to us ("Tax Counsel"), under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO tradeable trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the remainder of this discussion assumes such classification. Accordingly, for United States federal income tax purposes, each holder of an Up-MACRO tradeable share will be considered the beneficial owner of an undivided interest in Up-MACRO holding shares held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust. No amount included in income with respect to an Up-MACRO tradeable share will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain dividends received after December 31, 2002 apply to such income.

Classification of the Up-MACRO Holding Trust

         Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Up-MACRO holding trust's taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders or to the shareholders of the Up-MACRO tradeable trust for reporting on their own returns. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to its shareholders and the shareholders of the Up-MACRO tradeable trust.

Classification of Up-MACRO Tradeable Shares

         For United States federal income tax purposes, each holder of an Up-MACRO tradeable share, as an owner of an interest in a grantor trust, will be considered the beneficial owner of an undivided interest in Up-MACRO holding shares held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of the aggregate amount received on underlying Up-MACRO holding shares in the Up-MACRO tradeable trust.

Classification of Up-MACRO Holding Shares

         For United States federal income tax purposes, each holder of an Up-MACRO holding share will be considered to be a partner in the partnership constituted by the Up-MACRO holding trust. Each such shareholder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust.

Income and Deductions

         A U.S. Holder of shares in the Up-MACRO tradeable trust will be required to take into account in computing the U.S. Holder's United States federal income tax liability:

          o the U.S. Holder's distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Up-MACRO holding trust in which the U.S. Holder has indirectly invested for any taxable year of the Up-MACRO holding trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Up-MACRO holding trust has been or will be received.

         The Up-MACRO holding trust items of income and loss will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Up-MACRO holding trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Up-MACRO tradeable shares.

Allocation of Up-MACRO Holding Trust Income, Gains and Losses

         Under Section 704(b) of the Code:

          o a U.S. Holder's distributive share of an item of Up-MACRO holding trust income, gain, loss or deduction is determined in accordance with the U.S. Holder's "interest in the partnership" if the allocations of income, gain, loss and deduction under the Up-MACRO holding trust agreement lack "substantial economic effect," and

          o each U.S. Holder is required to take into account such distributive share for each taxable year of the Up-MACRO holding trust on the holder's separate federal income tax return for the holder's taxable year that includes the last day of that taxable year of the Up-MACRO holding trust, except that if the U.S. Holder disposes of all of its Up-MACRO tradeable shares, the U.S. Holder will be required to take into account such distributive share for the holder's taxable year that includes the date of disposition.

         Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the Up-MACRO holding trust agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Up-MACRO holding trust agreement generally correspond to the U.S. Holders' interests in the Up-MACRO holding trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

         Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Up-MACRO holding trust will be taxable as ordinary income at the time those earnings accrue. The Up-MACRO holding trust will treat payments received or made pursuant to the earnings distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Up-MACRO holding trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Up-MACRO tradeable shares and will be allocated to holders of Up-MACRO tradeable shares on a daily accrual basis, regardless of the U.S. Holder's method of accounting. Actual cash distributions on Up-MACRO tradeable shares in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Up-MACRO holding trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

         In addition, non-corporate U.S. Holders will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the earnings distribution agreement, trustee fees, management fees, and other expenses associated with the Up-MACRO holding trust or the Up-MACRO tradeable trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder's adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, "Overall Limited Deductions"). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

         A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Up-MACRO holding trust loss in excess of such U.S. Holder's adjusted tax basis (calculated as described below) in its Up-MACRO tradeable shares. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Up-MACRO holding trust net loss in excess of the amounts for which such U.S. Holder is "at risk" with respect to its shares as of the end of the Up-MACRO holding trust's taxable year in which such loss occurred. The amount for which such a U.S. Holder is "at risk" with respect to its Up-MACRO tradeable shares generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

          o in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

          o from persons who have a proprietary interest in the Up-MACRO holding trust and from certain persons related to such persons or

          o for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

         A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

         Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Up-MACRO holding trust's income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Up-MACRO holding trust.

Sale, Exchange, or Redemption of Up-MACRO Tradeable Shares

         Whereas changes in the value of the reference price will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder of Up-MACRO tradeable shares, the termination of one or more futures contracts will result in the recognition of gain or loss by the Up-MACRO holding trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder's Up-MACRO tradeable shares, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder's tax basis in the shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions) and the U.S. Holder's adjusted tax basis in its shares. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

         A U.S. Holder will not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder's shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder's shares, the U.S. Holder's adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder's adjusted tax basis would have been reduced below zero, as described below in "-- Adjusted Tax Basis for Up-MACRO Tradeable Shares." Because a U.S. Holder's tax basis in its shares is not adjusted to take into account the U.S. Holder's allocable share of the Up-MACRO holding trust's items of income or loss until the end of the Up-MACRO holding trust's taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder's tax basis will be increased in respect of the U.S. Holder's share of Up-MACRO holding trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Up-MACRO holding trust's income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder's tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by Up-MACRO tradeable shareholders will be allocated to redeeming U.S. Holders under the Up-MACRO holding and tradeable trust agreements. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Up-MACRO Tradeable Shares

         A U.S. Holder's adjusted tax basis in its Up-MACRO tradeable shares generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder's allocable share of (i) items of Up-MACRO holding trust income and gain and (ii) indebtedness of the Up-MACRO holding trust. A U.S. Holder's adjusted tax basis in its shares generally will be decreased, but not below zero, by such U.S. Holder's allocable share of (a) items of Up-MACRO holding trust deduction and loss and (b) cash distributions by the Up-MACRO holding trust to the Up-MACRO tradeable trust and any constructive distributions resulting from a reduction in such U.S. Holder's share of indebtedness of the Up-MACRO holding trust.

Section 754 Election

         The Up-MACRO holding trust expects to make the election permitted by
Section 754 of the Code. This election is irrevocable without the consent of the IRS. The election generally permits the Up-MACRO holding trust to adjust a share purchaser's share of the tax basis in the Up-MACRO holding trust's assets ("Inside Basis") pursuant to Section 743(b) of the Code to reflect its purchase price. This election does not apply to initial purchasers of shares. The Section 743(b) adjustment is in respect of each subsequent purchaser separately and is not for the benefit of any other shareholders. For purposes of this discussion, a shareholder's Inside Basis in Up-MACRO holding trust assets will be considered to have two components: (1) such shareholder's share of the Up-MACRO holding trust's tax basis in its assets ("Common Basis") and
(2) such shareholder's Section 743(b) adjustment to that basis. The amount of the adjustment under Section 743(b) is equal to the difference between the purchaser's initial adjusted United States federal income tax basis in shares purchased and the share of the Up-MACRO holding trust's Common Basis attributable to those shares. The Section 743(b) adjustment attempts to provide the purchaser with the equivalent of an adjusted tax basis in its share of the Up-MACRO holding trust's assets equal to the fair market value of such shares.

         A Section 754 election is advantageous if a subsequent purchaser's tax basis in its share is higher than that share's share of the aggregate tax basis of the Up-MACRO holding trust's assets immediately prior to the transfer because such subsequent purchaser would have, as a result of the election, a higher tax basis in its share of the Up-MACRO holding trust's assets. Conversely, a Section 754 election is disadvantageous if a subsequent purchaser's tax basis in its share is lower than such share's share of the aggregate tax basis of the Up-MACRO holding trust's assets immediately prior to the transfer. Thus, the fair market value of shares may be affected either favorably or adversely by the election.

         The Up-MACRO holding trust intends to compute the effect of the
Section 743(b) adjustment so as to preserve its ability to determine the tax attributes of a share from its date of purchase and the amount paid for the share. The calculations involved in the Section 754 election are complex and are made on the basis of certain assumptions as to the value of the Up-MACRO holding trust's assets and other matters. There is no assurance that the determinations made will prevail if challenged by the IRS or that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in the opinion of the Up-MACRO holding trust, the expense of compliance exceed the benefit of the election, the Up-MACRO holding trust may seek permission from the IRS to revoke its Section 754 election. If such permission is granted, a subsequent purchaser of shares may be allocated more income than it would have been allocated had the election not been revoked.

Up-MACRO Holding Trust-Level Audits

         Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Up-MACRO holding trust's tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Up-MACRO holding trust will be audited. Such an audit would generally be conducted at the holding trust level in a single proceeding rather than in separate proceedings with each partner. In any holding trust-level audit, the Up-MACRO holding trust will be represented by the trustee of the Up-MACRO holding trust as "tax matters partner." The Up-MACRO holding trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Up-MACRO holding trust. Any such settlement by the Up-MACRO holding trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Up-MACRO holding trust agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Up-MACRO holding trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Up-MACRO holding trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership's return, whether to apply the holding trust-level procedures described above.

Investment Interest Limitation

         Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Up-MACRO holding trust, will be "investment interest" and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer's "net investment income." For this purpose, "net investment income" will include net income from the Up-MACRO holding trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

         Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 150 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Up-MACRO holding trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them. Tax Shelter Regulations

         In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

         In general, income tax information with respect to Up-MACRO tradeable shares will be reported to shareholders on an IRS Form 1099 (and related information statements), which form should be mailed to shareholders of Up-MACRO tradeable shares by January 31 following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

         A "Non-U.S. Holder" means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of shares should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the earnings distribution agreement or the futures contracts. In addition, a Non-U.S. Holder generally will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

          o does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

          o is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a "tax home" in the U.S. for U.S. federal income tax purposes; or

          o    is not a former citizen of the U.S.

                            STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

                         CERTAIN ERISA CONSIDERATIONS

         The underwriters anticipate that the Up-MACRO tradeable shares offered in this prospectus will meet the criteria of "publicly-offered securities" pursuant to the Plan Assets Regulation issued by the Department of Labor.

         Although no assurances can be given, we expect that:

          o there will be no restrictions imposed on the transfer of the Up-MACRO tradeable shares;

          o the Up-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

          o the Up-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

         If the Up-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Up-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Up-MACRO tradeable trust. In that event, transactions involving the Up-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code, unless another exception to the Plan Assets Regulation or a statutory or administrative exemption applies.

         Prospective fiduciaries of a plan considering the purchase of Up-MACRO tradeable shares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

          o    whether the fiduciary has the authority to make the investment,

          o the composition of the plan's portfolio with respect to diversification by type of asset,

          o    the plan's funding objectives,

          o    the tax effects of the investment,

          o whether the assets of the trust that are represented by the Up-MACRO tradeable shares would be considered plan assets, and

          o whether, under the general fiduciary standards of investment prudence and diversification an investment in the Up-MACRO tradeable shares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA), are not subject to the requirements of ERISA or
Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                             PLAN OF DISTRIBUTION

         In addition to, and independent of the initial purchase by the underwriters (described below), the trust will issue newly created Up-MACRO tradeable shares to Authorized Participants in exchange for deposits of newly created Up-MACRO holding shares into the Up-MACRO tradeable trust. These newly created Up-MACRO holding shares will be created by Authorized Participants, as described in "DESCRIPTION OF THE UP-MACRO TRADEABLE SHARES -- Subsequent Issuances." Because new Up-MACRO tradeable shares can be created and issued on an ongoing basis, at any point during the life of the Up-MACRO tradeable trust, a "distribution," as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery requirements and liability provisions of the Securities Act. For example, an Authorized Participant or any other person will be deemed to be a statutory underwriter if it deposits Up-MACRO holding shares into the Up-MACRO tradeable trust, receives newly created Up-MACRO tradeable shares and sells those Up-MACRO tradeable shares to its customers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its clients in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to the designation of a person as an underwriter.

         Investors that purchase Up-MACRO tradeable shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Dealers that are not "underwriters" but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Up-MACRO tradeable shares that are part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by
Section 4(3) of the Securities Act.

         [We] intend to qualify Up-MACRO tradeable shares in states selected by [us] and through broker-dealers who are members of the NASD. Investors intending to create or redeem MACRO Units through Authorized Participants in transactions not involving a broker-dealer registered in the respective investor's state of domicile or residence should consult their respective legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to that creation or redemption.

         [ ] are the underwriters. On [ ], 2005, the underwriters agreed to purchase [ ] Up-MACRO tradeable shares. As consideration for these shares, the Up-MACRO tradeable trust received $[ ], which it used to purchase [ ] Up-MACRO holding shares. The underwriters intend to make a public offering of the [ ] Up-MACRO tradeable shares at a per share offering price that will vary, depending, among other factors, on the current level of the Brent Crude Spot Price and the current market price of Up-MACRO tradeable shares on the [American Stock Exchange] at the time of the offer. Up-MACRO tradeable shares offered at different times may have different offering prices. The underwriters will not receive from the depositor, [ ] or any of their affiliates any fees or other compensation in connection with the sale of the Up-MACRO tradeable shares. With respect to sales of the Up-MACRO tradeable shares and if any of the underwriters or any of their respective affiliates acts as an Authorized Participant, it may receive compensation/fees from investors who purchase Up-MACRO tradeable shares.

         For the initial sale of the Up-MACRO tradeable shares, the Up-MACRO tradeable trust will receive proceeds of approximately $[ ] from the sale of the Up-MACRO tradeable shares. This amount represents [ ]% of the aggregate offering price of the Up-MACRO tradeable shares. The Up-MACRO tradeable trust will receive this amount net of the underwriting discount of $[ ]. The underwriting discount represents [ ]% of the aggregate par amount of those Up-MACRO tradeable shares. Additional offering expenses are estimated to be $[ ].

         Additionally, the Up-MACRO tradeable trust will be deemed to be a statutory underwriter of the Up-MACRO holding shares under the Securities Act and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act in connection with its participation in a "distribution" of Up-MACRO holding shares. To permit the Up-MACRO tradeable trust to "distribute" Up-MACRO holding shares described in this prospectus, we [have] prepare[d] and file[d] amendments and supplements to the registration statement as may be necessary to effectuate the "distribution" of Up-MACRO holding shares by the Up-MACRO tradeable trust in accordance with the Securities Act and its related rules and regulations. This will include the registration of Up-MACRO holding shares for distribution under the Securities Act pursuant to Rule 140 of the Securities Act.

                                LEGAL OPINIONS

         Certain legal matters relating to your Up-MACRO tradeable shares and certain federal income tax consequences will be passed upon for MSR and the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing MSR and its affiliates in connection with other transactions.


                                         INDEX OF DEFINED TERMS


Authorized Participant.........................38      MACRO Unit.....................................38
authorized participation agreement.............38      MSR............................................26
Available Earnings.............................34      NASD...........................................38
Average Underlying Value...................33, 59      New York business day..........................31
Brent crude futures contract...................56      Non-U.S. Holder................................75
Brent Crude Spot Price.........................55      Non-U.S. Persons...............................69
calculation period.............................32      NSCC...........................................40
Clearstream....................................40      Overall Limited Deductions.....................71
closing date...............................26, 30      paired holding shares..........................28
Code.......................................65, 68      paired holding trusts..........................28
Common Basis...................................73      paired optional redemption.....................37
CSW............................................27      par amount.....................................30
Deficiency Amount..............................60      price determination day........................31
Definitive Certificates........................43      Price Level Percentage Change..................32
distribution account...........................58      Proportionate Deficiency Amount................60
distribution date..............................33      Quarterly Distribution.........................33
Down-MACRO Asset Amount........................32      Quarterly Distributions........................33
Down-MACRO holding shares......................28      redemption date................................36
Down-MACRO holding trust.......................28      securities account.............................58
Down-MACRO holding trust agreement.............61      Securities Act.................................39
Down-MACRO Par Amount..........................32      starting level.................................32
Down-MACRO tradeable shares....................28      Tax Counsel....................................69
Down-MACRO tradeable trust.....................28      Tax Shelter Regulations........................74
Down-MACRO tradeable trust agreement...........61      Termination Triggers...........................55
DTC........................................30, 40      treasuries.................................26, 58
early termination date.....................36, 55      trust agreements...............................61
earnings.......................................29      Trustee Termination Event..................63, 64
earnings distribution agreement................58      U.S. Holder....................................69
Earnings Make-Whole Amount.....................40      U.S. Person....................................69
ending level...................................32      Underlying Value...............................31
Euroclear......................................41      Underlying Value Percentage....................59
Exchange Act...................................42      Underlying Value Percentage Change.............59
Final Distribution.............................37      Up-MACRO Asset Amount..........................32
final scheduled termination date...............36      Up-MACRO holding shares........................28
front month....................................56      Up-MACRO holding trust.........................28
futures contracts..............................59      Up-MACRO holding trust agreement...............61
indirect participants..........................41      Up-MACRO Par Amount........................30, 32
Inside Basis...................................73      Up-MACRO tradeable shares......................28
IRS............................................68      Up-MACRO tradeable trust.......................28
London business day............................31      Up-MACRO tradeable trust agreement.............61
MACRO Licensing Agreement......................60

                 [ ] Brent Crude Oil Up-MACRO Tradeable Shares



                   Brent Crude Oil Up-MACRO Tradeable Trust
                                    Issuer


                       MACRO Securities Depositor, LLC,
                                   Depositor

                               _________________

                                  Prospectus
                               _________________


                                 Underwriters




         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these shares in any state where the offer is not permitted, and we do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

         Dealers will deliver a prospectus when acting as underwriters of the Up-MACRO tradeable shares and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the Up-MACRO tradeable shares will deliver a prospectus.

                                   Part II


Item 13.  Other Expenses of Issuance and Distribution.

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee......................................................  $ 126.70
Printing and Engraving................................................      *
Trustee's Fees........................................................      *
Legal Fees and Expenses...............................................      *
Blue Sky Fees and Expenses............................................      *
Accountants' Fees and Expenses........................................      *
Rating Agency Fees....................................................      *
Miscellaneous Fees....................................................      *
   Total.............................................................. $    *
---------------
================================================================================
* To be provided by amendment.

Item 14.  Indemnification of Directors and Officers.

         Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Delaware Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 8.1 of the Operating Agreement of the Depositor (the "Agreement") provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity. Section 8.2(a) of the Agreement provides that the managers (or any affiliate of the managers), any officers, directors, stockholders or employees of any affiliate of the managers and the members, officers and employees of the Depositor shall each be an "Indemnified Party" under the Agreement. In addition, Section 8.2(a) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or is threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Depositor or which relates to or arises out of the Depositor or its property, business or affairs. An Indemnified Party shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

         Section 18-303 of the Delaware Act provides that except as otherwise provided therein, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 3.3 and Section 4.8 of the Agreement provides that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise, shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor. Section 8.2(a) provides that any Indemnified Party shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel, accountants or other professionals consulted with respect to the affairs of the Depositor. In addition, no manager shall be liable for the gross negligence, dishonesty or bad faith of any officer, employee, or other agent selected with reasonable care by the board of managers of the Depositor. Notwithstanding any of the foregoing to the contrary, the provisions of Section 8.2 of the Agreement shall not relieve any Indemnified Party of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.

Item 15.  Recent Sales of Unregistered Securities.

None.

Item 16.  Exhibits and Financial Statement Schedules.

     (a) Exhibits

     1        Form of Underwriting Agreement.*

     3(a) Certificate of Formation of MACRO Securities Depositor, LLC, dated
          April 28, 2004.**

     3(b) Operating Agreement of MACRO Securities Depositor, LLC, dated April
          28, 2004.**

     4(a) Form of Standard Terms for Trust Agreement.*

     4(b) Form of Swap Agreement.*

     4(c) Form of Forward Contracts.*

     4(d) Form of Participation Agreement.*

     4(e) Form of Up-Macro Holding Certificates Series Supplement.*

     4(f) Form of Down-Macro Holding Certificate Series Supplement.*

     4(g) Form of Up-Macro Tradeable Certificates Series Supplement.*

     4(h) Form of Down-Macro Tradeable Certificate Series Supplement.*

     5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

     23 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5 and 8).*

     24   Power of Attorney.**


     -------------------------
     * To be filed by amendment.

     **  Previously filed.

     (b) Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To provide at the closing to the underwriters specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2005.

                                    MACRO SECURITIES DEPOSITOR, LLC
                                            as depositor of the Trust



                                    By:   /s/ Samuel Masucci, III
                                         ---------------------------------------
                                         Samuel Masucci, III
                                         President, Principal Executive Officer
                                         and Principal Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on May 9, 2005.

                        MACRO SECURITIES DEPOSITOR, LLC


Signature                           Title
---------                           -----



/s/ Samuel Masucci, III             President, Principal Executive Officer and
------------------------             Principal Financial Officer
Samuel Masucci, III



/s/ Allan Weiss                     Vice President and Treasurer
------------------------
Allan Weiss



/s/ Robert J. Shiller               Secretary
------------------------
Robert J. Shiller

Managers:


/s/ Samuel Masucci, III             Manager
------------------------
Samuel Masucci, III


/s/ Allan Weiss                     Manager
------------------------
Allan Weiss


/s/ Robert J. Shiller               Manager
------------------------
Robert J. Shiller

                                 EXHIBIT INDEX


Exhibits
-------------------------------------------------------------------------------

     1        Form of Underwriting Agreement.*

     3(a) Certificate of Formation of MACRO Securities Depositor, LLC, dated
          April 28, 2004.**

     3(b) Operating Agreement of MACRO Securities Depositor, LLC, dated April
          28, 2004.**

     4(a) Form of Standard Terms for Trust Agreement. *

     4(b) Form of Swap Agreement.*

     4(c) Form of Forward Contracts.*

     4(d) Form of Participation Agreement.*

     4(e) Form of Up-Macro Holding Certificates Series Supplement.*

     4(f) Form of Down-Macro Holding Certificate Series Supplement.*

     4(g) Form of Up-Macro Tradeable Certificates Series Supplement.*

     4(h) Form of Down-Macro Tradeable Certificate Series Supplement.*

     5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

     23 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5 and 8).*

     24   Power of Attorney.**


*        To be filed by amendment.
**       Previously filed.